Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268603

PROSPECTUS SUPPLEMENT NO. 7

(to Prospectus dated March 29, 2024)

Scilex Holding Company

Up to 71,459,469 Shares of Common Stock

Up to 11,003,988 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 5,490,617 Warrants

This prospectus supplement supplements the prospectus dated March 29, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 2 was filed with the Securities and Exchange Commission on March 27, 2024 and declared effective by the Securities and Exchange Commission on March 29, 2024. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 11,003,988 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of (i) 4,104,000 private placement warrants (the “Private Warrant Shares”) originally sold in a private placement at a price of $0.75 per warrant in connection with the initial public offering of Vickers Vantage Corp. I (“Vickers”) (and a portion of which were subsequently transferred to Sorrento Therapeutics, Inc. (“Sorrento”) at no cost in connection with the Business Combination (as defined below)) (the “Private Warrants”) and (ii) 6,899,988 public warrants (the “Public Warrant Shares”) originally sold to the public investors in connection with the initial public offering of units of Vickers (the “Public Warrants” and together with the Private Warrants, the “Warrants”) at a price of $10.00 per unit, with each unit consisting of one ordinary share of Vickers and one-half of one warrant to purchase one ordinary share of Vickers. As previously disclosed in prospectus supplement no. 16 to the Prospectus, filed with the Securities and Exchange Commission on October 6, 2023, Sorrento subsequently sold (a) 60,068,585 shares of Common Stock; (b) 29,057,097 shares of Series A Preferred Stock; and (c) warrants exercisable for 4,490,617 shares of Common Stock, in each case to us by delivery of such purchased securities to SCLX Stock Acquisition JV LLC, a Texas limited liability company (“SCLX JV”) and our indirect wholly-owned subsidiary, of which warrants exercisable for 4,000,000 shares of Common Stock were subsequently transferred by SCLX JV to Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”).

Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. We will not receive the proceeds from the resale of the Private Warrant Shares or the Public Warrant Shares hereunder; however, we will receive the proceeds from any exercise of the Private Warrants and the Public Warrants.

The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by:

(a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 71,459,469 shares (the “Resale Shares”) of our Common Stock, consisting of:

(i) up to 3,983,057 shares of Common Stock (the “Sponsor Shares”) held by Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Pei Wei Woo, Suneel Kaji and Steve Myint (collectively, the “Sponsors”), comprised of 3,450,000 shares that were issued on November 9, 2022 upon conversion of the same number of our former ordinary shares (initially acquired by the Sponsors prior to the initial public offering of units of Vickers Vantage Corp. I at a purchase price of $0.007 per ordinary share) in connection with the Domestication and the Business Combination (each as defined below) and 533,057 shares that were also issued on November 9, 2022 upon the contribution of certain indebtedness by Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd at a contribution value of $10.00 per share, in connection with the Business Combination pursuant to a debt contribution agreement;

(ii) up to 61,985,795 shares of Common Stock (the “Merger Shares”) issued to Sorrento on November 10, 2022 in connection with the Business Combination at an equity consideration value of $10.00 per share, of which 60,068,585 are now held by SCLX JV;

(iii) up to 4,104,000 Private Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Private Warrants at an exercise price of $11.50 per share; and

(iv) up to 1,386,617 Public Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Public Warrants at an exercise price of $11.50 per share; and

(b) the selling warrantholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 4,104,000 Private Warrants (which were originally issued at a price of $0.75 per Private Warrant, of which 3,104,000 were transferred from the Sponsors to Sorrento at no cost in connection with the Business Combination), and 1,386,617 Public Warrants (which were acquired by Sorrento in open-market purchases at a weighted average purchase price of $0.3078 per Public Warrant). Sorrento subsequently transferred 4,490,617 warrants held by it to SCLX JV, of which 4,000,000 warrants were subsequently transferred by SCLX JV to Oramed.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On August 30, 2024, the last reported sales price per share of our Common Stock was $1.15. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On August 30, 2024, the closing sale price per warrant of our Public Warrants was $0.35.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 14 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 3, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2024 (August 30, 2024)

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On August 30, 2024, Semnur Pharmaceuticals, Inc. (“Semnur”), a Delaware corporation and wholly owned subsidiary of Scilex Holding Company (“Scilex”), entered into an agreement and plan of merger (the “Merger Agreement”) with Denali Capital Acquisition Corp., a Cayman Islands exempted company (“Denali”), and Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”).

The Merger Agreement provides that, among other things, (i) on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Semnur, with Semnur surviving as a wholly owned subsidiary of Denali (the “Merger”), and (ii) prior to the closing of the Merger, Denali will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and de-register in the Cayman Islands in accordance with Section 206 of the Cayman Companies Act (the “Domestication”). Upon the closing of the Merger (the “Closing”), it is anticipated that Denali will change its name to “Semnur Pharmaceuticals, Inc.” (“New Semnur”). Shares of Denali common stock following the Domestication are hereinafter referred to as “New Semnur Common Shares”. Shares of Denali Series A preferred stock following the Domestication are hereinafter referred to as “New Semnur Preferred Shares”. Warrants to purchase New Semnur Common Shares following the Domestication are hereinafter referred to as “New Semnur Warrants”. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination”.

The Merger Agreement and the transactions contemplated thereby were unanimously approved by the boards of directors of each of Scilex, Semnur and Denali.

Consideration and Structure

In accordance with the terms and subject to the conditions of the Merger Agreement, following the Domestication and at the effective time of the Merger (the “Effective Time”): (i) each share of common stock of Semnur issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive, without interest, a number of New Semnur Shares equal to the Exchange Ratio (as defined in the Merger Agreement); (ii) each share of Series A preferred stock of Semnur issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive, without interest, (a) one New Semnur Preferred Share and (b) one-tenth of one New Semnur Common Share, and (iii) subject to Denali’s receipt of the Option Exchange Approval (as defined in the Merger Agreement), each option to purchase a share of Semnur common stock that is then outstanding shall be converted into the right to receive an option to purchase a number of New Semnur Common Shares as determined by the Exchange Ratio upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time, with the exercise price thereof adjusted by the Exchange Ratio. For purposes of the Merger Agreement, Semnur’s equity value is $2,500,000,000.

The Business Combination is expected to close during the first quarter of 2025, following the receipt of the required approval by Denali’s shareholders (prior to the Domestication) and the satisfaction or waiver of other customary closing conditions.

Representations and Warranties; Covenants

The parties to the Merger Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Merger Agreement have agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of Semnur, Denali and Merger Sub during the period between execution of the Merger Agreement and the Closing. The representations, warranties, agreements and covenants of the parties set forth in the Merger Agreement will terminate at the Closing, except for those covenants and agreements that, by their terms, contemplate performance after the Closing. Each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take or cause to be taken all actions and things necessary or desirable to consummate the Business Combination.

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Conditions to Closing

Under the Merger Agreement, the obligations of each of Semnur and Denali to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others: (i) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder relating to the Merger having been expired or been terminated; (ii) no existence of any order, statute, rule or regulations enjoining or prohibiting the consummation of the Merger; (iii) the registration statement and proxy statement/prospectus to be filed by Denali relating to the Merger Agreement and the Business Combination (the “Registration Statement”) becoming effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose having been initiated or threatened by the Securities and Exchange Commission (the “SEC”) that have not been withdrawn; and (iv) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the requisite vote of Denali’s shareholders (the “Required Parent Shareholder Approval”) and the requisite approval of Semnur’s stockholders by written consent (the “Company Stockholder Written Consent”).

The obligation of Semnur to consummate the Business Combination is also subject to the satisfaction or waiver of certain other closing conditions, including, among others: (i) New Semnur Common Shares and New Semnur Warrants remaining listed on The Nasdaq Stock Market LLC (“Nasdaq”) through the Effective Time, the listing application with Nasdaq (or such other stock exchange agreed to by Semnur and Denali) (Nasdaq or any such other stock exchange, the “Stock Exchange”) for the New Semnur Common Shares and New Semnur Warrants having been approved, and Denali having not received any notice from the applicable Stock Exchange that it has failed, or would reasonably be expected to fail, to meet such Stock Exchange’s continued listing requirements as of immediately following the Closing for any reason, where such notice has not been subsequently withdrawn by the applicable Stock Exchange or the underlying failure appropriately remedied or satisfied; (ii) Scilex having (a) paid in full all obligations owed under that certain Senior Secured Promissory Note issued to Oramed Pharmaceuticals, Inc. (“Oramed”), dated September 21, 2023 (the “Oramed Note”) or (b) obtained the full release of Semnur as a guarantor of the Oramed Note as set forth in that certain Subsidiary Guarantee, dated September 21, 2023, by Semnur and certain other parties thereto; (iii) the absence of a Parent Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement that is continuing; (iv) the Domestication having been completed; and (v) the Investment Management Trust Agreement (as defined in the Merger Agreement) having been amended solely to the extent necessary to enable the intended effects of the Amended Underwriting Agreement (as defined in the Merger Agreement).

The obligation of Denali to consummate the Business Combination is also subject to the satisfaction or waiver of certain other closing conditions, including, among others, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement that is continuing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, but not limited to:

(i) by the mutual written consent of Semnur and Denali;

(ii) by either Denali or Semnur, if (a) the Merger is not consummated on or prior to 11:59 p.m. Pacific Time on January 31, 2025, or such later date as agreed to in writing between Semnur and Denali (the “Outside Date”); provided that if an Extension Amendment (as defined in the Merger Agreement) shall be in effect, the Outside Date shall be the Extension Date (as defined in the Merger Agreement); or (b) any order enjoining or prohibiting the consummation of the Merger is in effect and has become final and non-appealable;

(iii) by Denali, (a) subject to certain exceptions, if any of the representations or warranties made by Semnur are not true and correct or if Semnur fails to perform any of its covenants or agreements under the Merger Agreement such that certain conditions to the obligations of Denali could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements are not cured by the earlier of (1) the Outside Date or (2) 30 days after written notice thereof; (b) if Semnur does not deliver, or cause to be delivered to Denali, the Company Stockholder Written Consent within five business days following the Registration Statement (as defined in the Merger Agreement) being declared effective; and (c) in the event that Semnur fails to deliver the audited financial statements for each of its 2022 fiscal year and 2023 fiscal year to Denali on or before 11:59 p.m. Pacific Time on September 13, 2024; or

(iv) by Semnur, (a) subject to certain exceptions, if any of the representations or warranties made by Denali or Merger Sub are not true and correct or if Denali or Merger Sub fail to perform any of their respective covenants or agreements under the Merger Agreement such that the conditions to the obligations of Semnur could not be satisfied and the breach of such representations or warranties or failure perform such covenants or agreements are not cured by the earlier of (1) the Outside Date or (2) 30 days after written notice thereof; or (b) if the Required Parent Shareholder Approval (as defined in the Merger Agreement) is not obtained at Denali’s special meeting called to seek the Required Parent Shareholder Approval.

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If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement, other than customary confidentiality obligations, except with respect to liabilities for any Fraud or Willful Breach (each, as defined in the Merger Agreement).

The foregoing description of the Merger Agreement, the Merger and the Business Combination does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification.

Other Agreements

The Merger Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing Date, including, among others, the following:

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, Denali Capital Global Investments LLC (the “Sponsor”) and each of Denali’s directors and executive officers entered into a sponsor support agreement with Denali and Semnur (the “Sponsor Support Agreement”), pursuant to which the Sponsor and each of Denali’s directors and executive officers has agreed to, among other things: (i) vote in favor of the Parent Shareholder Approval Matters (as defined in the Merger Agreement) and in favor of any proposal in respect of an Extension Amendment (as such terms are defined in the Merger Agreement); (ii) vote against (or otherwise withhold written consent of, as applicable) any “Business Combination” (as such term is defined in Denali’s organizational documents) or any proposal relating thereto (in each case, other than as contemplated by the Merger Agreement); (iii) vote against (or otherwise withhold written consent of, as applicable) any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Denali (other than the Merger Agreement and the transactions contemplated thereby); (iv) vote against (or otherwise withhold written consent of, as applicable) any change in the business, management or board of directors of Denali (other than in connection with the Merger Agreement and the transactions contemplated thereby); and (v) vote against (or otherwise withhold written consent of, as applicable) any proposal, action or agreement that would (a) impede, frustrate, prevent or nullify any provision of the Sponsor Support Agreement or the Merger Agreement or any of the transactions contemplated thereby, (b) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Denali or Merger Sub under the Merger Agreement, (c) result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled or (d) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Denali. Under the terms of the Sponsor Support Agreement, the Sponsor also agreed to certain standstill provisions with respect to the ordinary shares and other equity securities of Denali held by the Sponsor.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

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Stockholder Support Agreement

Concurrently with the execution of the Merger Agreement, Semnur, Scilex (as the sole stockholder of Semnur) and Denali entered into a company stockholder support agreement (the “Stockholder Support Agreement”), pursuant to which Scilex agreed to, among other things: (i) appear at any meeting of Semnur’s stockholders related to the transactions contemplated by the Merger Agreement, or otherwise cause its shares of Semnur common stock to be counted as present thereat for the purpose of establishing a quorum; (ii) vote (or execute and return an action by written consent), or cause to be voted at any such meeting of Semnur’s stockholders (or validly execute and return and cause such consent to be granted with respect to), all of its shares of Semnur common stock in favor of the Merger Agreement and the Business Combination; (iii) authorize and approve any amendment to Semnur’s certificate of incorporation or bylaws that is deemed necessary or advisable by Semnur for purposes of effecting the Business Combination; and (iv) vote (or execute and return an action by written consent), or cause to be voted at any such meeting of Semnur’s stockholders (or validly execute and return and cause such consent to be granted with respect to), all of its shares of Semnur common stock against any other action that would reasonably be expected to (a) impede, interfere with, frustrate, delay, postpone or adversely affect the Business Combination, (b) result in a breach of any covenant, representation or warranty or other obligation or agreement of Semnur under the Merger Agreement or (c) result in a breach of any covenant, representation or warranty or other obligation or agreement of Scilex contained in the Stockholder Support Agreement.

The foregoing description of the Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stockholder Support Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Sponsor Interest Purchase Agreement

In connection with the execution and delivery of the Merger Agreement, the Sponsor and Scilex entered into a Sponsor Interest Purchase Agreement (the “SIPA”) dated August 30, 2024 (the “Signing Date”). Pursuant to the SIPA, Scilex agreed to purchase 500,000 Class B ordinary shares, par value $0.0001 per share (the “Purchased Interests”), of Denali that are currently held by the Sponsor. The aggregate consideration for the purchase and sale of the Purchased Interests is as follows: (i) $2,000,000 (the “Cash Consideration”) and (ii) 300,000 shares of common stock, par value $0.0001 per share, of Scilex (the “Scilex Shares”). Pursuant to the SIPA, Scilex has paid the Cash Consideration on the Signing Date and has agreed to issue the Scilex Shares to the Sponsor contingent upon and following the occurrence of the Effective Time. The Purchased Interests will convert automatically, on a one-for-one basis, into one New Semnur Common Share at the effective time of the Domestication pursuant to the terms of the Merger Agreement.

The foregoing descriptions of the SIPA does not purport to be complete and is qualified in its entirety by the terms and conditions of the SIPA, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

The Merger Agreement contemplates that, at or prior to the Closing, Denali and Scilex will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”), which, among other things, will govern the registration of certain New Semnur Common Shares for resale and be effective as of the Closing.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Merger Agreement.

Contribution and Satisfaction of Indebtedness Agreement

Concurrently with the execution of the Merger Agreement, Scilex and Semnur entered into a Contribution and Satisfaction of Indebtedness Agreement (the “Debt Exchange Agreement”). The Debt Exchange Agreement relates to certain amounts owed to Scilex by Semnur, including accrued and unpaid interest thereon, if any, as of June 30, 2024, which amount may be updated pursuant to the terms thereof (the “Outstanding Indebtedness”), for certain loans and other amounts provided by Scilex to Semnur prior to the Closing. The Outstanding Indebtedness as of such date was approximately $37,228,589, but will not exceed $60,000,000 as of immediately prior to the Closing.

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Pursuant to the Debt Exchange Agreement, Scilex agreed to contribute the Outstanding Indebtedness (as set forth in the Debt Exchange Agreement) to Semnur in exchange for the issuance by Semnur to Scilex of that number of shares of to-be-designated Series A Preferred Stock, par value $0.0001 per share, of Semnur (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) (the “Series A Preferred Shares” and such transaction, the “Contribution”) that is equal to (a) the sum of the aggregate amount of the Outstanding Indebtedness and the amount that is equal to 10% of such aggregate amount of the Outstanding Indebtedness divided by (b) $11.00 (rounded up to the nearest whole share). Further, pursuant to the Debt Exchange Agreement, prior to the Contribution, Semnur agreed to file, with the Secretary of State of the State of Delaware, a certificate of designations, in the form agreed in the Debt Exchange Agreement, to set forth the designations, powers, rights and preferences and qualifications, limitations and restrictions of the Series A Preferred Shares. Upon the occurrence of the Contribution and issuance of the Series A Preferred Shares to Scilex, the Outstanding Indebtedness of Semnur owed to Scilex shall be extinguished in its entirety and shall be of no further force or effect and shall be deemed paid and satisfied in full and irrevocably and automatically discharged, terminated and released.

The foregoing description of the Debt Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Exchange Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholder Agreement

Concurrently with the execution of the Merger Agreement, Denali entered into a Stockholder Agreement with Scilex (the “Stockholder Agreement”). Pursuant to the Stockholder Agreement, from and after the Effective Time, and for so long as Scilex beneficially owns any New Semnur Preferred Shares, among other things, (i) Scilex shall have the right, but not the obligation, to designate each director to be nominated, elected or appointed to the Board of Directors of New Semnur (“New Semnur Board”) (each, a “Stockholder Designee” and collectively, the “Stockholder Designees”), regardless of (i) whether such Stockholder Designee is to be elected to the New Semnur Board at a meeting of stockholders called for the purpose of electing directors (or by consent in lieu of meeting) or appointed by the New Semnur Board in order to fill any vacancy created by the departure of any director or increase in the authorized number of members of the New Semnur Board, or (ii) the size of the New Semnur Board, and New Semnur will be required to take all actions reasonably necessary, and not otherwise prohibited by applicable law, to cause each Stockholder Designee to be so nominated, elected or appointed to the New Semnur Board as more fully described in the Stockholder Agreement. Scilex shall also have the right to designate a replacement director for any Stockholder Designee that has been removed from the New Semnur Board and the right to appoint a representative of Scilex to attend all meetings of the committees of the New Semnur Board. The Stockholder Agreement also provides that New Semnur will be prohibited from taking certain actions without the consent of Scilex. Such actions include, among other things, amendments to the certificate of designations designating the New Semnur Preferred Shares, increases or decreases in the size of the New Semnur Board, the incurrence of certain amounts of indebtedness and the payment of dividends on New Semnur Common Shares. In addition, the Stockholder Agreement provides that New Semnur will be prohibited from taking certain actions without the consent of Oramed (but only until the date on which all payments under the Oramed Note and all other obligations under the Oramed Note have been paid in full in cash (such date, the “Release Date”)). The actions that require Oramed’s consent include, among other things, (i) amending certain agreements, including the Stockholder Agreement, the Merger Agreement, New Semnur’s certificate of incorporation or bylaws, Semnur’s 2024 Stock Option Plan, the Stockholder Support Agreement and the Debt Exchange Agreement, in each case that adversely affect the rights of capital stock held by Scilex in New Semnur (ii) approval of the issuance of capital stock of New Semnur that would result in Scilex holding less than 55% of the outstanding shares or voting power of New Semnur, (iii) forming any subsidiary that is not wholly owned and controlled by New Semnur, (iv) permitting any option grants to Scilex Insiders (as defined therein) pursuant to Semnur’s 2024 Stock Option Plan prior to the execution of the Merger Agreement to be exercisable and (v) permitting certain compensation payments to Scilex Insiders (as defined therein).

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.5 hereto, and is incorporated herein by reference.

Amendment to Certain Oramed Warrants

As previously disclosed by the Company, on September 21, 2023, the Company entered into, and consummated the transactions contemplated by, a Securities Purchase Agreement (the “Scilex-Oramed SPA”) with Oramed and the Agent (as defined therein).

Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, the Company issued to Oramed warrants to purchase up to an aggregate of 13,000,000 (subject to adjustment as provided therein) shares of Common Stock (the “Oramed Warrants”), with an exercise price of $0.01 per share and restrictions on exerciseability, including that certain Warrant to Purchase Common Stock No. ORMP CS-4 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-4 Warrant”).

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As of June 17, 2024, warrants to purchase up to an aggregate of 8,750,000 (subject to adjustment as provided therein) shares of Common Stock subject to the Oramed Warrants had vested (but were not exercisable as of such date). On August 30, 2024, the Company and Oramed entered into a letter agreement (the “Oramed Letter Agreement”), pursuant to which the parties agreed that, as of the date on which the Merger Agreement was executed, (i) notwithstanding the definition of the “Vesting Date” in the CS-4 Warrant (which Vesting Date was to be September 15, 2024), the CS-4 Warrant shall fully vest (meaning that as of the date of this Current Report on Form 8-K, Oramed Warrants to purchase an aggregate of up to 10,875,000 shares of Common Stock were vested) and (ii) notwithstanding the definition of the “Exercise Eligibility Date” in the Oramed Warrants, Oramed may immediately exercise the Oramed Warrants with respect to up to 5,437,500 shares of Common Stock subject to certain of such vested Oramed Warrants as set forth in the Oramed Letter Agreement.

The foregoing description of the Oramed Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Oramed Letter Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.6 hereto, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Scilex Shares is incorporated herein by reference into this Item 3.02 in its entirety. To the extent the Scilex Shares are issued to the Sponsor, such Scilex Shares will be issued in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Sponsor has represented to Scilex that it is an “accredited investor,” as defined in Regulation D under the Securities Act, and will acquire such Scilex Shares for the Sponsor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

To the extent Scilex issues the Scilex Shares to the Sponsor, such Scilex Shares will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the SIPA is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of Scilex.

Item 7.01.	Regulation FD Disclosure.

On September 3, 2024, Semnur issued a press release announcing that on August 30, 2024, it executed the Merger Agreement with Denali and Merger Sub. Semnur also posted a presentation on its website regarding its business, which included information regarding the Merger Agreement for the Business Combination. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the presentation is attached hereto as Exhibit 99.2 and incorporate herein by reference.

The information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information

In connection with the Business Combination, Denali intends to file with the SEC a Registration Statement on Form S-4 (the “Denali Registration Statement”), which will include a preliminary prospectus and preliminary proxy statement. Denali will mail a definitive proxy statement/final prospectus and other relevant documents to its shareholders. This communication is not a substitute for the Denali Registration Statement, the definitive proxy statement/final prospectus or any other document that Denali will send to its shareholders in connection with the Business Combination. Investors and security holders of Denali are advised to read, when available, the proxy statement/prospectus in connection with Denali’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the Business Combination (and related matters) because the proxy statement/prospectus will contain important information about the Business Combination and the parties to the Business Combination. The definitive proxy statement/final prospectus will be mailed to shareholders of Denali as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website www.sec.gov or by directing a request to: 437 Madison Avenue, 27th Floor, New York, New York 10022.

7

Participants in the Solicitation

Denali, Semnur and their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Denali’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Denali’s directors and officers in Denali’s filings with the SEC including the Denali Registration Statement to be filed with the SEC by Denali, which will include the proxy statement of Denali for the Business Combination, and such information and names of Semnur’s directors and executive officers will also be in the Denali Registration Statement filed with the SEC by Denali, which will include the proxy statement of Denali for the Business Combination.

Forward-Looking Statements

This Report includes forward looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination between Semnur and Denali, the estimated or anticipated future results and benefits of the combined company following the Business Combination, including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of management of Scilex, Semnur and Denali and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scilex, Semnur and Denali. These statements are subject to a number of risks and uncertainties regarding Scilex’s, Semnur’s and Denali’s businesses and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; the risk that the approval of the stockholders of Semnur or the shareholders of Denali for the potential transaction is not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Semnur or Denali; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the ability of the combined company to grow and manage growth profitably and retain its key employees; the amount of redemption requests made by Denali’s shareholders; the inability to obtain or maintain the listing of the post-acquisition company’s securities on Nasdaq following the Business Combination; and costs related to the Business Combination. There may be additional risks that Semnur and Scilex presently do not know or that Semnur or Scilex currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Semnur, Scilex and Denali’s expectations, plans or forecasts of future events and views as of the date of this communication. Semnur and Scilex anticipate that subsequent events and developments will cause such assessments to change. However, while Semnur and Scilex may elect to update these forward-looking statements at some point in the future, each of Semnur and Scilex specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Semnur’s or Scilex’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

8

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Agreement and Plan of Merger, dated as of August 30, 2024, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc.

10.1#	Sponsor Support Agreement, dated as of August 30, 2024, by and among Denali Capital Acquisition Corp. and each of the Persons set forth on Schedule I attached thereto.

10.2*	Company Stockholder Support Agreement, dated as of August 30, 2024, by and among Scilex Holding Company, Semnur Pharmaceuticals, Inc. and Denali Capital Acquisition Corp.

10.3*	Sponsor Interest Purchase Agreement, dated as of August 30, 2024, by and between Denali Capital Global Investments LLC and Scilex Holding Company.

10.4*	Contribution and Satisfaction of Indebtedness Agreement, dated as of August 30, 2024 by and between Scilex Holding Company and Semnur Pharmaceuticals, Inc.

10.5	Stockholder Agreement, dated as of August 30, 2024, by and between Denali Capital Acquisition Corp. and Scilex Holding Company.

10.6	Letter Agreement, dated as of August 30, 2024, by and between Oramed Pharmaceuticals, Inc. and Scilex Holding Company.

99.1	Press Release, dated September 3, 2024.

99.2	Corporate Presentation.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

#

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

9

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: September 3, 2024

10

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of August 30, 2024

by and among

Denali Capital Acquisition Corp.,

Denali Merger Sub Inc.,

and

Semnur Pharmaceuticals, Inc.

i

5.21	Environmental Laws	33
5.22	Finders’ Fees	33
5.23	Directors and Officers	33
5.24	International Trade Matters; Anti-Bribery Compliance	33
5.25	Not an Investment Company	34
5.26	Compliance with Health Care Laws and Certain Contracts	35
5.27	Insurance	37
5.28	Related Party Transactions	37
5.29	Privacy and Data Security	37
5.30	No Additional Representations or Warranties	38
5.31	Exclusivity of Representations and Warranties	38

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES		39

6.1	Corporate Existence and Power	40
6.2	Corporate Authorization	40
6.3	Governmental Authorization	40
6.4	Non-Contravention	40
6.5	Finders’ Fees	41
6.6	Issuance of Shares	41
6.7	Capitalization	41
6.8	Information Supplied	42
6.9	Trust Fund	42
6.10	Listing	43
6.11	Reporting Company	43
6.12	No Market Manipulation	43
6.13	Board Approval	43
6.14	Parent SEC Documents and Financial Statements	44
6.15	Absence of Changes	46
6.16	Litigation	46
6.17	Compliance with Laws	46
6.18	Money Laundering Laws	46
6.19	OFAC	46
6.20	Not an Investment Company	47
6.21	Tax Matters	47
6.22	Contracts	48
6.23	Investigation	49
6.24	Pre-Signing Certificate of Merger Filing	49
6.25	Exclusivity of Representations and Warranties	49

ARTICLE VII COVENANTS		50

7.1	Conduct of the Business of the Company	50
7.2	Conduct of the Business of the Parent Parties	51
7.3	Alternative Transactions	52
7.4	Access to Information	53
7.5	Notice of Certain Events	53

7.6	SEC Filings	54
7.7	Financial Information	55
7.8	Annual and Interim Financial Statements	55
7.9	Company Review	55
7.10	Nasdaq Listing	56
7.11	Section 16 Matters	56
7.12	Trust Account	56
7.13	Directors’ and Officers’ Indemnification and Insurance	56
7.14	“Blank-Check Company”	57
7.15	Reasonable Best Efforts; Support of Transaction	57
7.16	HSR Act; Other Filings	57
7.17	Tax Matters	58
7.18	Compliance with SPAC Agreements	59
7.19	Company Stockholder Approval	59
7.20	Parent Special Meeting; Form S-4	59
7.21	Confidentiality	62
7.22	Certain Compensation Arrangements	63
7.23	Extension Proposal	63
7.24	Interim Financing	63
7.25	Certificate of Designations	64
7.26	Executive Employment Agreements	64

ARTICLE VIII CONDITIONS TO CLOSING		64

8.1	Condition to the Obligations of the Parties	64
8.2	Conditions to Obligations of the Parent Parties	64
8.3	Conditions to Obligations of the Company	65

ARTICLE IX TERMINATION		67

9.1	Termination	67
9.2	Effect of Termination	68

ARTICLE X MISCELLANEOUS		68

10.1	Notices	68
10.2	Amendments; No Waivers; Remedies	69
10.3	Nonsurvival of Representations	69
10.4	Arm’s Length Bargaining; No Presumption Against Drafter	69
10.5	Publicity	70
10.6	Expenses	70
10.7	No Assignment or Delegation	70
10.8	Entire Agreement	70
10.9	Severability	70
10.10	Construction of Certain Terms and References; Captions	70
10.11	Further Assurances	71
10.12	Third Party Beneficiaries	71

10.13	Waiver	71
10.14	Non-Recourse	72
10.15	Governing Law	72
10.16	Jurisdiction	72
10.17	Waiver of Jury Trial; Exemplary Damages	73
10.18	Company and Parent Disclosure Schedules	73
10.19	Conflicts and Privilege	73
10.20	Counterparts; Signatures	75

LIST OF EXHIBITS

Exhibit A	Form of Certificate of Incorporation
Exhibit B	Form of Bylaws
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Plan of Domestication
Exhibit E	Domesticated Parent Certificate of Designations

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of August 30, 2024 (the “Signing Date”), is made and entered into by and among Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing, “Parent”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

W I T N E S E T H :

WHEREAS, the Company is a subsidiary of Scilex Holding Company, a Delaware corporation (“Scilex”), which is a publicly owned company listed on Nasdaq;

WHEREAS, the Company is in the business of identifying potential non-opioid pain therapy candidates, undertaking preclinical studies and clinical trials of its product candidate SP-102 and establishing research and development and manufacturing collaborations (the “Business”);

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, prior to the Effective Time and subject to the conditions of this Agreement, Parent shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and de-register in the Cayman Islands in accordance with Section 206 of the Cayman Companies Act (the “Domestication”);

WHEREAS, concurrently with the Domestication, Parent shall file a certificate of incorporation with the Secretary of State of the State of Delaware and adopt bylaws in the forms attached as Exhibit A and Exhibit B, respectively, with such changes as may be agreed in writing by Parent and the Company (such certificate of incorporation, the “Parent Certificate of Incorporation,” and such bylaws, the “Parent Bylaws”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and Scilex have executed and delivered that certain Contribution and Satisfaction of Indebtedness Agreement (the “Debt Exchange Agreement”), pursuant to which, among other things, certain debt obligations of the Company in favor of Scilex will be extinguished in exchange for Company Preferred Shares in accordance with the terms set forth therein (such shares being referred to herein, and to be designated by the Company pursuant to a certificate of designations of the Company as described therein, as the “Series A Preferred Stock” of the Company);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor and certain directors and officers of Parent have executed and delivered to the Company a support agreement (the “Sponsor Support Agreement”) pursuant to which such Sponsor and directors and officers of Parent have agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Scilex has executed and delivered to the Company a support agreement (the “Stockholder Support Agreement”) pursuant to which Scilex has agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, following the Domestication, the parties hereto desire to effect a merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL;

WHEREAS, the board of directors of the Company has approved this Agreement and the documents contemplated hereby, declared that this Agreement and the transactions contemplated by this Agreement and the documents contemplated hereby are fair and advisable to, and in the best interests of, the Company and the Stockholders and recommended the approval and adoption of this Agreement by the Stockholders;

WHEREAS, the board of directors of Parent has approved this Agreement and the documents contemplated hereby, declared that this Agreement and the transactions contemplated by this Agreement and the documents contemplated hereby are fair and advisable to, and in the best interests of, Parent and its shareholders and recommended the approval and adoption of this Agreement by its shareholders;

WHEREAS, the board of directors of Merger Sub has approved this Agreement and the documents contemplated hereby, declared that this Agreement and the transactions contemplated by this Agreement and the documents contemplated hereby are fair and advisable to, and in the best interests of, Merger Sub and its sole stockholder and recommended the approval and adoption of this Agreement by its sole stockholder; and

WHEREAS, at the Closing, Parent, certain shareholders of Parent and Scilex (in its capacity as a Stockholder) will enter into an Amended and Restated Registration Rights Agreement with Parent (the “Registration Rights Agreement”) in the form attached hereto as Exhibit C (with such changes as may be agreed in writing by Parent and the Company), which will, among other things, govern the registration of certain Domesticated Parent Common Shares for resale and also govern restrictions on transfer of certain Domesticated Parent Common Shares and which shall be effective as of the Closing.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in the preamble shall have the respective meanings ascribed thereto, and following terms, as used herein, have the following meanings:

1.1 “Additional Agreements” mean the Registration Rights Agreement, the Sponsor Support Agreement, the Stockholder Support Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the Domestication and the Merger.

1.2 “Additional Parent Parties SEC Documents” has the meaning set forth in Section 6.14(a).

1.3 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.4 “Affiliate Transaction” has the meaning set forth in Section 5.28.

1.5 “Alternative Transaction” has the meaning set forth in Section 7.3.

1.6 “Anti-Corruption Laws” has the meaning set forth in Section 5.24(a).

1.7 “Antitrust Laws” has the meaning set forth in Section 7.16(a).

1.8 “Applicable Per Preferred Share Merger Consideration” has the meaning set forth in Section 4.1(b).

1.9 “Applicable Per Share Merger Consideration” has the meaning set forth in Section 4.1(a).

1.10 “Applicable Taxes” mean “Applicable Taxes” as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under comparable state or local tax applicable Law).

1.11 “Applicable Wages” means Applicable Wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under comparable state or local tax applicable Law).

1.12 “Audited 2022/2023 Financial Statements” has the meaning set forth in Section 7.7(a).

1.13 “Benefit Arrangements” means all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and any other plan providing for discretionary or non-discretionary bonus, commission or incentive compensation, profit sharing, pension, severance, savings, deferred compensation, fringe benefit, insurance (whether medical, dental, life, disability or otherwise), welfare, post-retirement health or welfare benefit, severance, stock option, phantom stock, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, executive compensation, payroll practices, retention, change in control, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company on behalf of any employee, officer, director, consultant or other service provider of the Company or under which the Company has any Liability.

1.14 “Books and Records” means all books and records, ledgers, employee records, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.15 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

1.16 “Cayman Companies Act” means The Companies Act (2023 Revision) of the Cayman Islands.

1.17 “Cayman Registrar” has the meaning set forth in Section 2.1(a).

1.18 “Certificate of Domestication” has the meaning set forth in Section 2.1(a).

1.19 “Certificate of Merger” has the meaning set forth in Section 3.2.

1.20 “Class A Shares” has the meaning set forth in Section 2.1(a).

1.21 “Class B Shares” has the meaning set forth in Section 2.1(a).

1.22 “Closing” has the meaning set forth in Section 3.2.

1.23 “Closing Date” has the meaning set forth in Section 3.2.

1.24 “Closing Statement” has the meaning set forth in Section 4.5(a).

1.25 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

1.26 “Company Certificate of Designations” has the meaning set forth in Section 5.6.

1.27 “Company Common Shares” means the shares of common stock, par value $0.00001 per share, of the Company as existing as of the date hereof and immediately prior to the Effective Time.

1.28 “Company Disclosure Schedules” has the meaning set forth in the preamble to ARTICLE V.

1.29 “Company Group” shall have the meaning set forth in Section 10.19(b).

1.30 “Company Key Executives” shall mean each of Henry Ji, Ph.D., Jaisim Shah and Stephen Ma.

1.31 “Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to (a) have a material adverse effect on the financial condition, business, operations or results of operations of the Company or (b) prevent, materially delay or materially impede the ability of the Company to consummate the transactions contemplated by this Agreement, including the Merger; provided, however, in determining whether a “Company Material Adverse Effect” has occurred pursuant to clause (a) of the definition hereof, none of the following changes, events, effects or occurrences shall be taken into account: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Parent Parties; (vi) any matter of which any Parent Party is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God, including any hurricane, tornado, flood, earthquake, tsunami, mudslides, wild fire, epidemic, pandemic; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), unless any such any change, event, effect or occurrence (other than those set forth in the preceding clauses (v), (vi), (viii) and (x)), shall have a disproportionate effect on the Company as compared to comparable companies in the same industry.

1.32 “Company Options” means all outstanding options to purchase Company Common Shares issued pursuant to the Company Stock Option Plan.

1.33 “Company Preferred Shares” means the shares of preferred stock, par value $0.00001 per share, of the Company.

1.34 “Company Stock Option Plan” means the Company’s 2024 Stock Option Plan.

1.35 “Company Stockholder Written Consent” shall have the meaning set forth in Section 7.19.

1.36 “Computer Systems” has the meaning specified in Section 5.29(a)(iv).

1.37 “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, and similar instruments, oral or written, in each case, that is legally binding.

1.38 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

1.39 “D&O Indemnified Persons” has the meaning set forth in Section 7.13(a).

1.40 “D&O Tail Insurance” has the meaning set forth in Section 7.13(b).

1.41 “Debt Exchange Agreement” has the meaning set forth in the Recitals.

1.42 “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with that certain Underwriting Agreement, dated April 6, 2022, by and among Parent, US Tiger Securities, Inc., EF Hutton, a division of Benchmark Investments, LLC, and the other “Underwriters” party thereto, as modified by that certain Deferred Discount Agreement, dated November 20, 2023, by and among Parent, US Tiger Securities, Inc., EF Hutton, a division of Benchmark Investments, LLC, Craig-Hallum Capital Group LLC and Denali Merger Sub (such agreement, as so amended, is referred to as the “Amended Underwriting Agreement”).

1.43 “DGCL” has the meaning set forth in the Recitals.

1.44 “Disclosure Schedules” has the meaning set forth in Section 10.18.

1.45 “Dissenting Shares” has the meaning set forth in Section 4.1(c).

1.46 “Dissenting Stockholders” has the meaning set forth in Section 4.1(c).

1.47 “Domesticated Parent Certificate of Designation” has the meaning set forth in Section 7.25.

1.48 “Domesticated Parent Common Share” has the meaning set forth in Section 2.1.

1.49 “Domesticated Parent Option” has the meaning set forth in Section 4.2.

1.50 “Domesticated Parent Preferred Shares” has the meaning set forth in Section 7.25.

1.51 “Domesticated Parent Unit” has the meaning set forth in Section 2.1(a).

1.52 “Domesticated Parent Warrant” has the meaning set forth in Section 2.1(a).

1.53 “Domestication” has the meaning set forth in the Recitals.

1.54 “DPA” means Section 721 of the Defense Production Act of 1950, as amended, including the implementing regulations thereof, codified at 31 C.F.R. Part 800.

1.55 “EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system of the SEC.

1.56 “Effective Time” has the meaning set forth in Section 3.2.

1.57 “Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.58 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.59 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.60 “Exchange Ratio” means an amount equal to 1.25, being the amount equal to the quotient of (a) the number of shares constituting the Merger Consideration, divided by (b) 200,000,000 (which represents that aggregate number of Company Common Shares and Company Options outstanding as of the date of this Agreement).

1.61 “Excluded Shares” has the meaning set forth in Section 4.1(e).

1.62 “Export Control Laws” has the meaning set forth in Section 5.24(a).

1.63 “Extension Amendment” has the meaning set forth in Section 7.23(a).

1.64 “Extension Date” has the meaning set forth in Section 7.23(a).

1.65 “FCPA” has the meaning set forth in Section 5.24(a).

1.66 “FDA” means the U.S. Food and Drug Administration.

1.67 “FDC Act” has the meaning set forth in Section 1.73.

1.68 “Financial Statements” has the meaning set forth in Section 5.9(a).

1.69 “Fraud” means intentional common law fraud under Delaware law by a party to this Agreement with respect to the making of the representations and warranties hereunder (excluding constructive fraud, equitable fraud, unfair dealings fraud, promissory fraud or negligent misrepresentation or omission or any form of fraud based on recklessness).

1.70 “Governmental Authority” means any United States or non-United States government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States government or governmental authority or any political subdivision thereof, (iii) any United States or non-United States regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

1.71 “Government Official” means, collectively, any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority or public international organization, any political party or official thereof and any candidate for political office.

1.72 “Hazardous Material” means any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant or words of similar import.

1.73 “Hazardous Material Activity” means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.74 “Health Care Laws” means any and all Laws of any Governmental Authority pertaining to health regulatory matters applicable to the business of the Company, including (a) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq. (the “FDC Act”) (b) requirements of Law relating to the manufacturing, labeling, packaging, marketing, sale, storage or distribution of drugs or medical devices, including laws governing license requirements for any of the foregoing activities or the Prescription Drug Marketing Act of 1987; (c) Laws pertaining to Fraud and abuse (including the following Laws: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Civil False Claims Act (31 U.S.C. § 3729 et seq.) and the Criminal False Claims Act (18 U.S.C.§ 287); the Stark Law (42 U.S.C. § 1395nn); Sections 1320a-7, 1320a-7a and 1320a-7b of Title 42 of the United States Code; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (d) the coverage and reimbursement provisions of Medicare, Medicaid, TRICARE or Health Care Program; and (e) any other Law or regulation of any Governmental Authority which regulates kickbacks, patient or Health Care Program reimbursement, the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs or any other aspect of providing health care applicable to the operations of the Company.

1.75 “Health Care Program” has the meaning set forth in Section 5.26(a)(viii).

1.76 “HIPAA” has the meaning set forth in the definition of “Privacy Laws.”

1.77 “HSR Act” means The Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended.

1.78 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all obligations of such Person under leases to be accounted for as capital leases under U.S. GAAP (as defined below) and (f) all obligations of the type referred to in clauses (a) through (e) of this definition of any Person (including through guarantees) the payment of which such Person is responsible, including those secured by (or for which the beneficiary of such obligations has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed.

1.79 “Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) discoveries, inventions, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, validations, and other extensions of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; and (g) internet websites, domain names and applications and registrations pertaining thereto.

1.80 “Intended Tax Treatment” has the meaning specified in Section 3.7.

1.81 “International Trade Control Laws” has the meaning set forth in Section 5.24(a).

1.82 “Investment Management Trust Agreement” means that certain Investment Management Trust Agreement, dated as of April 6, 2022, by and between Parent and the Trustee.

1.83 “IPO” means the initial public offering of Parent pursuant to a prospectus dated January 6, 2021.

1.84 “IRS” means the U.S. Internal Revenue Service.

1.85 “IT Provider” has the meaning set forth in Section 5.16(h).

1.86 “Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

1.87 “Law” or “Laws” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Governmental Authority, including rule or regulation promulgated thereunder.

1.88 “Leases” all leases, subleases, occupancy agreements and licenses for Real Property.

1.89 “Letter of Transmittal” has the meaning set forth in Section 4.3(a).

1.90 “Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

1.91 “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.92 “Longevity Transaction” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 25, 2023, by and among Parent, Longevity Biomedical, Inc., Denali Merger Sub, and the other parties thereto, as amended, and as terminated by that certain Termination Agreement, dated as of June 25, 2024.

1.93 “Material Contracts” has the meaning set forth in Section 5.13(a).

1.94 “Merger Consideration” means 250,000,000 Domesticated Parent Common Shares, being a number equal to the quotient of (a) $2,500,000,000, divided by (b) $10.00.

1.95 “Merger Sub” has the meaning set forth in the Recitals.

1.96 “Merger Sub Common Shares” has the meaning set forth in Section 6.7(b).

1.97 “Money Laundering Laws” has the meaning set forth in Section 5.24(a).

1.98 “Nasdaq” means the electronic dealer quotation system owned and operated by The Nasdaq Stock Market, LLC.

1.99 “Option Exchange Approval” has the meaning set forth in Section 7.20(b).

1.100 “Oramed Note” has the meaning set forth in Section 8.3(k).

1.101 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Authority.

1.102 “Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

1.103 “Outside Date” has the meaning set forth in Section 9.1(d)(i).

1.104 “Outstanding Company Expense Amount” has the meaning set forth in Section 4.5(a).

1.105 “Outstanding Parent Expense Amount” has the meaning set forth in Section 4.5(a).

1.106 “Owned Intellectual Property” has the meaning set forth in Section 5.16(a).

1.107 “Parent Bylaws” has the meaning set forth in the Recitals.

1.108 “Parent Certificate of Incorporation” has the meaning set forth in the Recitals.

1.109 “Parent Convertible Promissory Notes” means (a) that certain Convertible Promissory Note, dated as of April 11, 2023, by Parent in favor of Denali Capital Global Investments LLC, (b) that certain Convertible Promissory Note, dated as of July 11, 2023, by Parent in favor of FutureTech Capital LLC, (c) that certain Convertible Promissory Note, dated as of October 11, 2023, by Parent in favor of FutureTech Capital LLC, and (d) that certain Convertible Promissory Note, dated as of July 10, 2024, by Parent in favor of Denali Capital Global Investments LLC.

1.110 “Parent Disclosure Schedules” has the meaning set forth in the preamble to ARTICLE VI.

1.111 “Parent Group” shall have the meaning set forth in Section 10.19(a).

1.112 “Parent Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to (a) have a material adverse effect on the financial condition, business, operations or results of operations of the Parent Parties, taken as a whole, or (b) prevent, materially delay or materially impede the ability of any Parent Party to consummate the transactions contemplated by this Agreement, including the Merger; provided, however, in determining whether a “Parent Material Adverse Effect” has occurred pursuant to cause (a) of the definition hereof, none of the following changes, events, effects or occurrences shall be taken into account: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Parent operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; (vi) any matter of which any Parent Party is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God, including any hurricane, tornado, flood, earthquake, tsunami, mudslides, wild fires, epidemics, pandemics; or (x) any failure by Parent to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), unless any such any change, event, effect or occurrence (other than those set forth in the preceding clauses (v), (vi), (viii) and (x)), shall have a disproportionate effect on the Parent Parties, taken as a whole, as compared to comparable companies in the same industry.

1.113 “Parent Material Contract” has the meaning set forth in Section 6.22(a).

1.114 “Parent Ordinary Shares” has the meaning set forth in Section 2.1(a).

1.115 “Parent Parties” means Parent and Merger Sub collectively, and “Parent Party” refers to any one of them.

1.116 “Parent Parties Financial Statements” has the meaning set forth in Section 6.14(b).

1.117 “Parent SEC Documents” has the meaning set forth in Section 6.14(a).

1.118 “Parent Shareholder Approval Matters” shall have the meaning set forth in Section 7.20(b).

1.119 “Parent Special Meeting” has the meaning set forth in Section 7.20(b).

1.120 “Parent Warrants” has the meaning set forth in Section 2.1(a).

1.121 “Parent Unit” has the meaning set forth in the Section 2.1(a).

1.122 “Permits” has the meaning set forth in Section 5.14.

1.123 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Parent Parties; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company, either individually or in the aggregate, (C) that are not resulting from a breach, default or violation by the Company of any Contract or Law, and (D) the Liens set forth on Schedule 1.123; and (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings (and for which adequate accruals or reserves have been established in accordance with U.S. GAAP).

1.124 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.125 “Personal Data” means, with respect to any natural Person, information that is defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information” or any similar term under any applicable Privacy Laws.

1.126 “PH” has the meaning set forth in Section 10.19(b).

1.127 “Policies” has the meaning set forth in Section 5.27(a).

1.128 “Privacy Laws” means all applicable United States state and federal Laws relating to privacy, personal data breach notification and protection of Personal Data and/or Protected Health Information, including, as applicable, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); and the Health Information Technology for Economic and Clinical Health Act.

1.129 “Proceeding” means any action (including any legal action seeking injunctive relief), suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation, including any audit, claim or assessment for Taxes or otherwise, and including those before or by a Governmental Authority or an arbitrator.

1.130 “Prohibited Party” has the meaning set forth in Section 5.24(b).

1.131 “Prospectus” shall have the meaning set forth in Section 7.20(a).

1.132 “Protected Health Information” has the meaning set forth at 45 C.F.R. § 160.103, including all such information in electronic form.

1.133 “Proxy Statement/Prospectus” has the meaning specified in Section 7.20(a).

1.134 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.135 “Registration Rights Agreement” has the meaning set forth in the Recitals.

1.136 “Registration Statement” shall have the meaning set forth in Section 7.20(a).

1.137 “Related Party” has the meaning set forth in Section 5.13(c).

1.138 “Representatives” has the meaning set forth in Section 5.30.

1.139 “Required Parent Shareholder Approval” has the meaning set forth in Section 8.1(c).

1.140 “Requisite Company Vote” has the meaning set forth in Section 5.2.

1.141 “Sanctioned Jurisdiction” has the meaning set forth in Section 5.24(b).

1.142 “Sanctions Laws” has the meaning set forth in Section 5.24(a).

1.143 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.144 “Scheduled Intellectual Property” has the meaning set forth in Section 5.16(a).

1.145 “SEC” means the Securities and Exchange Commission.

1.146 “Securities Act” means the Securities Act of 1933, as amended.

1.147 “Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company, including Personal Data.

1.148 “Series A Preferred Stock” has the meaning set forth in the Recitals.

1.149 “Share Certificates” has the meaning set forth in Section 4.3(a).

1.150 “Sponsor” means Denali Capital Global Investments LLC, a Cayman Islands limited liability company.

1.151 “Sponsor Support Agreement” has the meaning set forth in the Recitals.

1.152 “Stock Exchange” means, Nasdaq, unless and until another national securities exchange or automated quotation system is agreed to in writing by the Company and Parent.

1.153 “Stockholder” means each holder of Company Common Shares, and “Stockholders” refers to all of them collectively.

1.154 “Stockholder Support Agreement” has the meaning set forth in the Recitals.

1.155 “Subsidiary” or “Subsidiaries” means one or more entities of which any of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

1.156 “Surviving Corporation” has the meaning set forth in Section 3.1.

1.157 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto, in each case, whether disputed or not.

1.158 “Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.159 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.160 “Transaction Expenses” means, with respect to any party, all transaction expenses, including the out-of-pocket expenses incurred by each party and each party’s officers, directors, or their Affiliates, in connection with identifying, investigating and consummating a business combination (including, in respect of Parent, the Deferred Underwriting Amount and any expenses and additional contribution(s) to the Trust Fund in connection with obtaining shareholder approval, if necessary, in respect of any Extension Amendment) and fees of all attorneys, accountants and financial advisors of such party due or otherwise earned upon the Closing.

1.161 “Trust Account” has the meaning set forth in Section 6.9.

1.162 “Trust Fund” has the meaning set forth in Section 6.9.

1.163 “Trustee” has the meaning set forth in Section 6.9.

1.164 “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.165 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.166 “Warrant Agreement” means that certain Warrant Agreement, dated April 6, 2022, by and between Parent and VStock Transfer, LLC, a California limited liability company.

1.167 “Willful Breach” means a party’s material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an intentional act or failure to act undertaken by the breaching party with the actual knowledge that the taking of such act, or failure to act, or making of such representation or warranty, would result in such breach.

1.168 “$” means U.S. dollars, the legal currency of the United States.

ARTICLE II

DOMESTICATION

2.1 Domestication.

(a) Subject to receipt of the Required Parent Shareholder Approval, prior to the Effective Time, Parent shall cause the Domestication to become effective, including by (i) filing with the Secretary of State of the State of Delaware a certificate of domestication with respect to the Domestication, in form and substance reasonably acceptable to Parent and the Company (the “Certificate of Domestication”), together with the Parent Certificate of Incorporation, in each case, in accordance with the provisions thereof and Section 388 of the DGCL, (ii) completing and making and procuring all those filings required to be made with the Registrar of Companies in the

Cayman Islands (the “Cayman Registrar”) under Section 206 of the Cayman Companies Act, and (iii) obtaining a certificate of de-registration from the Cayman Registrar. The Certificate of Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any shareholders of Parent, (A) each then issued and outstanding Class A ordinary share, $0.0001 par value, of Parent (each, a “Class A Share”) and each then issued and outstanding Class B ordinary share, $0.0001 par value, of Parent (each, a “Class B Share” and, together with the Class A Shares, each, a “Parent Ordinary Share”) will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001, per share of Parent (a “Domesticated Parent Common Share”); (B) each then issued and outstanding warrant of Parent (a “Parent Warrant”) will convert automatically into a warrant to acquire one Domesticated Parent Common Share (a “Domesticated Parent Warrant”), pursuant to the Warrant Agreement; and (C) each then issued and outstanding unit of Parent, comprised of one Parent Ordinary Share and one Parent Warrant (a “Parent Unit”), shall convert automatically into a unit of Parent, with each such unit representing one Domesticated Parent Common Share and one Domesticated Parent Warrant (a “Domesticated Parent Unit”).

(b) For U.S. federal income tax purposes, the Domestication is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. Parent hereby (i) adopts this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agrees to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations with respect to the Domestication, and (iii) agrees to file all Tax and other informational returns on a basis consistent with such characterization, except if otherwise required by a “determination” within the meaning of Code Section 1313. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Domestication as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Domestication has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (A) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (B) is responsible for any adverse Tax consequences that may result if the Domestication is determined not to qualify as a reorganization under Section 368 of the Code.

2.2 Plan of Domestication. The Plan of Domestication attached hereto as Exhibit D shall constitute a plan of domestication for purposes of Section 388 of the DGCL and shall include the corporate acts identified therein and any act or transaction contemplated by this Agreement.

ARTICLE III

MERGER

3.1 Merger. Upon and subject to the terms and conditions set forth in this Agreement, and following the Domestication, on the Closing Date (as defined in Section 3.2), in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Corporation”) under the DGCL and become a wholly owned subsidiary of Parent.

3.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with ARTICLE IX, the closing of the Merger (the “Closing”) shall take place by electronic exchange of executed documents on a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in ARTICLE VIII that are required to be satisfied prior to the Closing Date, or at such other place and time as the Company and the Parent Parties may mutually agree upon. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the Company shall execute a certificate of merger (the “Certificate of Merger”) in form and substance acceptable to Parent and the Company, and the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, all in accordance with the provisions of the DGCL. The Merger shall become effective at the time when the Certificate of Merger is accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger, in accordance with the DGCL (the “Effective Time”). For the avoidance of doubt, the Closing shall occur after the effectiveness of the Domestication.

3.3 Directors and Officers.

(a) Directors.

(i) Prior to the Effective Time, Parent shall deliver written resignations of each of the directors of Parent, executed by each such director in form and substance reasonably acceptable to the Company, to be effective as of the Effective Time.

(ii) At the Effective Time, Parent’s board of directors shall consist of five (5) directors, each of whom will be designated by the Company (including at least three (3) directors who shall satisfy the independence requirements of the applicable Stock Exchange).

(b) Officers. The (i) officers of the Company as of immediately prior to the Effective Time, shall be the officers of the Surviving Corporation from and after the Effective Time, and (ii) the directors of the Company as set forth in the Plan of Domestication shall be the directors of the Surviving Corporation from and after the Effective Time, in each case, to hold office in accordance with the Organizational Documents of the Surviving Corporation.

3.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation.

3.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of the Company shall be amended to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except with respect to the name of the Company and the name and address of the incorporator) and, as so amended, shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law.

(a) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the form of bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the terms of the certificate of incorporation of the Surviving Corporation and as provided by law.

(b) At the Effective Time, there shall be no further registration of transfers of Company Common Shares that were outstanding immediately prior to the Effective Time on the records of the Company.

3.6 Unit Separation. In connection with the consummation of the Merger and pursuant to the terms of the Domesticated Parent Units, immediately prior to the Effective Time without any action on the part of any Person, each Domesticated Parent Unit shall separate automatically into its component Domesticated Parent Common Shares and Domesticated Parent Warrants.

3.7 Section 368 Reorganization. For U.S. Federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). Each party hereto shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment (which shall include using reasonable best efforts to not take any action which may reasonably be expected to prevent such qualification; provided, that no party hereto (or Affiliate thereof) shall be prohibited from taking any action specifically contemplated by this Agreement). The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations with respect to the Merger, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization, in each case, to the fullest extent permitted by Law. No such party shall assert that such reporting is not permitted by Law, or otherwise take a position inconsistent with the Intended Tax Treatment, unless (i) such party first makes a determination in good faith based on advice of a law firm or accounting firm that such reporting is not permitted by Law and (ii) consults in good faith with the other parties and the Sponsor about such determination. Each of the parties hereto agrees to promptly notify all other parties hereto of any challenge to the Intended Tax Treatment by any Governmental Authority. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Merger has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (A) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (B) is responsible for any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

3.8 Withholding Rights. The Parent Parties, Company and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts paid or payable pursuant to this Agreement such amounts as such Person is required to deduct and withhold with respect to such payment under the Code or any other provision of applicable Law; provided, that the applicable Parent Party or Company, as applicable, shall provide such Person with a written notice of its intention to withhold at least five (5) Business Days prior to any such withholding and, prior to any such withholding, such Parent Party or Company, as applicable, shall provide such Person a reasonable opportunity to mitigate or eliminate any such requirement to deduct or withhold to the extent permitted by applicable Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person.

ARTICLE IV

CONSIDERATION

4.1 Conversion of Shares.

(a) Conversion of Company Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Stockholders, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and Dissenting Shares, each as defined below) shall be automatically converted into the right to receive, without interest, a number of Domesticated Parent Common Shares equal to the Exchange Ratio (the “Applicable Per Share Merger Consideration”).

(b) Conversion of Series A Preferred Stock of the Company. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Merger Sub, the Company or the Stockholders, each share of Series A Preferred Stock of the Company issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive, without interest, (i) one Domesticated Parent Preferred Share and (ii) one-tenth of one Domesticated Parent Common Share (the “Applicable Per Preferred Share Merger Consideration”).

(c) Dissenting Shares; Appraisal Rights. Each Company Common Share and Company Preferred Share (the “Dissenting Shares”) owned by Stockholders who have validly exercised and not effectively withdrawn or lost their appraisal rights in connection with the Merger pursuant to Section 262 of the DGCL (the “Dissenting Stockholders”) shall not be converted into a right to receive the Applicable Per Share Merger Consideration or the Applicable Per Preferred Share Merger Consideration, as applicable, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL, unless and until such Dissenting Stockholder effectively waives, withdraws its demand for, or otherwise loses his, her or its appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares; provided, however, if, after the Effective Time, such Stockholder fails to perfect, waives, withdraws, or loses his, her or its appraisal rights pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, each such Company Common Share or Company Preferred Share shall be treated as if it had been converted as of the Effective Time into the right to receive the Applicable Per Share Merger Consideration or Applicable Per Preferred Share Merger Consideration, as applicable, in accordance with Section 4.1(a) or Section 4.1(b), respectively, without interest thereon.

(d) Conversion of Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Stockholders, each Merger Sub Common Share that is issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of common stock, par value $0.0001 of the Surviving Corporation. Each certificate evidencing ownership of shares of capital stock of Merger Sub shall, as of the Effective Time, evidence ownership of shares of common stock of the Surviving Corporation.

(e) Treatment of Certain Company Shares. At the Effective Time, all Company Common Shares that are owned by the Company (as treasury shares or otherwise) as of immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof.

(f) No Liability. Notwithstanding anything to the contrary in this Section 4.1, none of the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Surrender of Certificates. All securities issued upon the surrender of Company Common Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

(h) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Common Share shall have been lost, stolen or destroyed, Parent shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

(i) Adjustments in Certain Circumstances. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Parent Ordinary Shares into a different number, class or series, including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, then the Merger Consideration and the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide to the holders of Company Common Shares the same economic effect as contemplated by this Agreement without giving effect to such event; provided, however, that this sentence shall not be construed to permit Parent, Merger Sub or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

4.2 Treatment of Company Options. Subject to Parent’s receipt of the Option Exchange Approval, as of the Effective Time, each Company Option that is then outstanding shall be converted into the right to receive an option relating to Domesticated Parent Common Shares upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (each, a “Domesticated Parent Option”) except that (i) such Domesticated Parent Option shall relate to that whole number of Domesticated Parent Common Shares (rounded down to the nearest whole share) equal to the number of Company Common Shares subject to such Company Option, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such Domesticated Parent Common Shares shall be equal to the exercise price per share of such Company Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent); provided, however, that the conversion of the Company Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such Company Options for purposes of Section 409A or Section 424 of the Code.

4.3 Payment of Merger Consideration.

(a) Share Exchange Procedures. At or after the Effective Time, as soon as reasonably practicable after the sole Stockholder surrenders to Parent the certificates evidencing such Stockholder’s Company Common Shares to the extent certificated (collectively, for purposes of this Section 4.3, the “Share Certificates”) for cancellation, together with a completed and executed Letter of Transmittal substantially in the form agreed to between Parent and the Company (the “Letter of Transmittal”): (i) Parent shall cause to be issued to such Stockholder the Applicable Per Share Merger Consideration such Stockholder has the right to receive in connection with the Merger pursuant to Section 4.1 and (ii) the Share Certificate, if any, so surrendered shall forthwith be cancelled. If a transfer of ownership of a Stockholder’s Share Certificate that is not registered in the transfer records of the Company is stated to have occurred, then payment of the relevant portion of the Applicable Per Share Merger Consideration may be made to a Person other than the Person in whose name the Share Certificate so surrendered is registered if the Share Certificate representing such shares is properly endorsed or otherwise is in proper form for transfer. If any Share Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Stockholder claiming such Share Certificate to be lost, stolen or destroyed as provided in the Letter of Transmittal, Parent will issue in consideration of the Company Common Shares represented by such lost, stolen or destroyed Share Certificate the Applicable Per Share Merger Consideration to which the Stockholder thereof is entitled pursuant to the express terms of this Agreement; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Share certificate(s) alleged to have been lost, stolen or destroyed. Until surrendered as contemplated by this Section 4.3(a), each Share Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (or at such other applicable time) such portion of the Applicable Per Share Merger Consideration to which the holder of such Share Certificate is entitled pursuant and subject to this ARTICLE IV. At or after the Closing, as soon as reasonably practicable after each holder of Series A Preferred Stock of the Company has delivered to Parent a completed and executed Letter of Transmittal, Parent shall cause to be issued to each such holder the Applicable Per Preferred Share Merger Consideration that such holder has the right to receive in connection with the Merger pursuant to Section 4.1.

(b) No Issuance of Fractional Shares. No certificates or scrip representing fractional Domesticated Parent Common Shares will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share (with 0.5 shares rounded up), in each case, after aggregating all Domesticated Parent Common Shares each recipient thereof is entitled to receive pursuant to this Agreement.

4.4 Appraisal Rights. No Dissenting Stockholder who has validly exercised his, her or its appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the Applicable Per Share Merger Consideration or Applicable Per Preferred Share Merger Consideration, as applicable, with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost their dissenters’ rights under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder. The Company shall give the Parent Parties (a) prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Stockholder’s rights of dissent under DGCL and (b) the opportunity to direct all negotiations and Proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

4.5 Closing Statement; Settlement of Transaction Expenses

(a) No later than two (2) Business Days prior to the Closing Date, Parent and the Company shall jointly prepare and deliver a written statement (the “Closing Statement”) that sets forth Parent and the Company’s good faith determination of (i) the Merger Consideration and components thereof, (ii) the Exchange Ratio and components thereof, (iii) the amount of funds available in the Trust Fund following the exercise of redemption rights by the holders of Parent Ordinary Shares in conjunction with the shareholder vote on the Parent Shareholder Approval Matters, (iv) the aggregate outstanding amount of (A) accrued and unpaid Transaction Expenses of the Parent Parties, (B) Indebtedness of the Parent Parties, and (C) the Deferred Underwriting Amount (collectively, the “Outstanding Parent Expense Amount”) in each case, as of immediately prior to the Closing, which portion of the statement shall include an indication of any amounts of Indebtedness that will be satisfied through the exercise of rights of conversion into securities of Parent in connection with the Closing and (v) the accrued and unpaid Transaction Expenses of the Company (the “Outstanding Company Expense Amount”) as of immediately prior to the Closing. The Closing Statement shall be derived in good faith from the Books and Records of Parent and the Company, as applicable.

(b) Concurrently with the Closing, and after giving effect to the redemption contemplated in Section 4.5(a)(iii), Parent shall pay or cause to be paid, (i) the Outstanding Parent Expense Amount to the applicable recipients thereof; and (ii) the Outstanding Company Expense Amount to applicable recipients thereof, in each case, as set forth in the Closing Statement and in accordance with wire instructions provided by the applicable party.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Parent Parties simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to the Parent Parties that each of the following representations and warranties is true, correct and complete as of the date of this Agreement (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this ARTICLE V shall only refer to the section or subsection being referenced.

5.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite power and authority, corporate and otherwise, necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted, other than as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect. Schedule 5.1 of the Company Disclosure Schedules lists all jurisdictions in which the Company is qualified to conduct business as a foreign corporation or other entity.

5.2 Corporate Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and all Additional Agreements to which the Company is a party have been duly authorized by all necessary action on the part of the Company, subject to the adoption and approval of this Agreement and the transactions contemplated hereby by the sole Stockholder by the affirmative vote of a majority of the voting power of the Company Common Shares outstanding and entitled to vote in accordance with the Organizational Documents of the Company and the DGCL (the “Requisite Company Vote”). This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms to which it is a party (assuming execution by the counterparties hereto and thereto), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

5.3 Governmental Authorization. Assuming the truth and completeness of the representations and warranties of Parent contained in this Agreement, neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger in accordance with the DGCL, (ii) the applicable requirements of the HSR Act or (iii) any consents, approvals, licenses or other actions, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform or comply with on a timely basis any obligation of the Company under this Agreement or to consummate the transactions contemplated hereby.

5.4 Non-Contravention; Consents. Except as set forth in Schedule 5.4 of the Company Disclosure Schedules, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company, or require any payment, reimbursement, consent, waiver, approval, authorization under, or result in the loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Material Contract, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s assets, in the cases of clauses (b) through (d), other than as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect.

5.5 Capital Structure.

(a) There are 245,000,000 shares of capital stock of the Company authorized, comprised of (i) 200,000,000 Company Common Shares, of which 160,000,000 are issued and outstanding as of the date hereof and (ii) 45,000,000 Company Preferred Shares, none of which are issued and outstanding as of the date hereof. As of immediately prior to the issuance of the Series A Preferred Stock of the Company pursuant to the terms of the Debt Exchange Agreement, but following the filing of the Company Certificate of Designations (as defined below), in each case as contemplated by the Debt Exchange Agreement, there will be 245,000,000 shares of capital stock of the Company authorized, comprised of (A) 200,000,000 authorized Company Common Shares of which 160,000,000 are and will be issued and outstanding as of immediately prior to the Effective Time and (B) 45,000,000 authorized Company Preferred Shares, of which not more than 6,000,000 shares will be designated and issued as Series A Preferred Stock pursuant to the terms of the Debt Exchange Agreement as of immediately prior to the Effective Time. All of the issued and outstanding Company Common Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. As of the date hereof, all of the issued and outstanding Company Common Shares are owned legally and beneficially by the Persons set forth on Schedule 5.5(a) of the Company Disclosure Schedules. Except for the Company Common Shares and the Company Preferred Shares, no other class in the share capital of the Company is authorized or issued or outstanding.

(b) Except as set forth on Schedule 5.5(b) of the Company Disclosure Schedules, there are no: (i) outstanding options to purchase Company Common Shares; (ii) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any share of the Company; or (iii) agreements with respect to any of the Company Common Shares, including any voting trust, other voting agreement or proxy with respect thereto.

5.6 Organizational Documents. Copies of the Organizational Documents of the Company have been made available to the Parent Parties, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. The Company has not taken any action in violation or derogation of its Organizational Documents, other than as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect. For the avoidance of doubt, the Organizational Documents of the Company shall not include the certificate of designations to be filed by the Company pursuant to the Debt Exchange Agreement (the “Company Certificate of Designations”).

5.7 Assumed Names. Schedule 5.7 of the Company Disclosure Schedules is a complete and correct list of all assumed or “doing business as” names currently or, since December 31, 2021, used by the Company, including names on any websites. Since December 31, 2021, the Company has not used any assumed or “doing business as” name other than the names listed on Schedule 5.7 of the Company Disclosure Schedules to conduct the Business.

5.8 Subsidiaries. The Company does not have, and since its incorporation has not had, any Subsidiaries.

5.9 Financial Statements.

(a) Schedule 5.9(a) of the Company Disclosure Schedules includes the unaudited financial statements of the Company as of and for the fiscal years ended December 31, 2023, and December 31, 2022, consisting of the unaudited balance sheets as of such date, the unaudited statements of profit and loss for the twelve (12) month period ended on such date, and the unaudited cash flow statements for the twelve (12) month periods ended on such date(collectively, the “Financial Statements”).

(b) The Financial Statements are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP, applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis in accordance with U.S. GAAP, consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

(c) Except (i) as specifically disclosed, reflected or reserved against on the Financial Statements, (ii) for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since January 1, 2024, (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreements, the performance of their respective covenants or agreements in this Agreement or any Additional Agreement or the consummation of the transactions contemplated hereby or thereby and (iv) for Liabilities that do not, and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company does not have any

Liabilities of the type required to be set forth on a balance sheet in accordance with U.S. GAAP consistently applied in accordance with past practice.

(d) The Financial Statements accurately reflect in all material respects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth on Schedule 5.9(d) of the Company Disclosure Schedules or in the Financial Statements and as contemplated by the Debt Exchange Agreement, the Company does not have any Indebtedness.

(e) The Company has established and maintained systems of internal accounting controls that are sufficient to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with U.S. GAAP and to maintain accountability for the assets of the Company. The Company maintains and, for all periods covered by the Financial Statements, has maintained Books and Records of the Company in the ordinary course of business that are true and complete and reflect the revenues, expenses, assets and Liabilities of the Company in all material respects.

(f) As of the date hereof, the Outstanding Company Expense Amount does not exceed the amount set forth in Schedule 5.9(f) of the Company Disclosure Schedules.

5.10 Absence of Certain Changes. Since January 1, 2023, except as set forth on Schedule 5.10 of the Company Disclosure Schedules or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) the Company has conducted the Business in the ordinary course consistent with past practices in all material respects; (b) there has not been any Company Material Adverse Effect; and (c) the Company has not taken any action nor has any event occurred which would have violated the covenants of the Company set forth in clauses (i) through (xii) of Section 7.1 if such action had been taken or such event had occurred between the date hereof and the Closing Date.

5.11 Properties; Title to the Company’s Assets. The Company has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, in each case, free and clear of all Liens (other than Permitted Liens), all of their assets reflected on the Financial Statements or acquired after January 1, 2023, other than as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. The Company’s assets constitute all of the assets of any kind or description whatsoever, for the Company to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted in all material respects.

5.12 Litigation. Except as set forth on Schedule 5.12 of the Company Disclosure Schedules, as of the date hereof (i) there is no Proceeding (or, to the knowledge of the Company, any basis therefor) pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its assets, or, solely as to any Proceeding relating to the Company or the Business, any Company officers or directors, other than as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect; and (ii) there are no outstanding judgments against the Company that would reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.

5.13 Contracts.

(a) Schedule 5.13(a) of the Company Disclosure Schedules lists all material Contracts, oral or written (collectively, the “Material Contracts”) to which the Company is a party and which are currently in effect and constitute the following (other than the Debt Exchange Agreement):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $200,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $200,000 annually;

(iii) all Contracts creating a material joint venture, an exclusive contractual relationship or a strategic alliance, and all limited liability company and/or partnership, operating, or shareholder agreements to which the Company is a party;

(iv) all Contracts relating to any material acquisitions or dispositions of assets by the Company in excess of $150,000;

(v) all Contracts (i) under which the Company is currently: (A) licensing any Owned Intellectual Property any third party, or (B) licensing any Intellectual Property from any third party, in either case of (A) or (B), with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology with a dollar value individually not in excess of $150,000 and “shrink wrap” licenses, (2) any Contract related to open source software, or (3) any Contract under which the Company licenses or receives a license to any Intellectual Property in the ordinary course of its business, and (ii) entered into in connection with the settlement or resolution of any claim, dispute or Proceeding under which the Company has entered into an agreement not to assert or sue with respect to any Intellectual Property;

(vi) all Contracts that substantially limit the freedom of the Company to compete in any line of business with any Person or in any geographic area;

(vii) all guarantees of indebtedness of any Person in an amount of $200,000 or more;

(viii) all Contracts with Scilex;

(ix) all Contracts relating to real or tangible property or assets in which the Company holds a leasehold interest and which involve payments to the lessor thereunder in excess of $30,000 per month;

(x) all Contracts relating to outstanding Indebtedness set forth on Schedule 5.9(d) of the Company Disclosure Schedules, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(xi) any Contract relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the Organizational Documents of the Company);

(xii) any material Contract that can be terminated, or the provisions of which can or will be adversely altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company is a party, including, without limitation, any clinical trial performance Contracts;

(xiii) all research and development contracts with annual payments in excess of $200,000; and

(xiv) any Contract relating to any pending merger, equity acquisition or disposition, or any purchase or sale of all or substantially all the assets of any Person.

(b) Except for any Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, (i) each Material Contract is a valid and binding agreement of the Company, and is in full force and effect, (ii) neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract in any material respect, (iii) the Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contract, or granted any power of attorney with respect thereto or to any of the Company’s assets, and (iv) no Contract (A) requires the Company to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to any Parent Party or any of its Affiliates, in each case, other than as would not be material to the Company. The Company previously provided to the Parent Parties true and correct copies of each written Material Contract.

(c) Each of the transactions between the Company, on the one hand, and any Stockholder, officer, employee or director of the Company or any Affiliate of any such Person, on the other hand (collectively, the “Related Party”) (if any) entered into or occurring prior to the Closing (i) is an arms-length transaction in all material respects, or (ii) is a transaction duly approved by the board of directors of the Company in accordance with the Organizational Documents of the Company.

5.14 Licenses and Permits. Schedule 5.14 of the Company Disclosure Schedules correctly lists each material license, franchise, permit, order or approval or other similar authorization necessary to operate the Business that is held by the Company, together with the name of the Governmental Authority issuing the same (the “Permits”). Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse

Effect, or as set forth on Schedule 5.14 of the Company Disclosure Schedules, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, be terminated or become terminable as a result of the transactions contemplated hereby.

5.15 Compliance with Laws. The Company is not in violation of, has not for the last two (2) years violated, or been given written notice within the last two (2) years of any violation or alleged violation of, any Law, and to the knowledge of the Company, is not under investigation with respect to any such violation, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

5.16 Intellectual Property.

(a) Schedule 5.16(a) of the Company Disclosure Schedules sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications, (ii) trademark registrations and pending trademark applications, (iii) registered copyrights and pending copyright applications, and (iv) internet domain name registrations, in each case that are owned by the Company (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company, the “Owned Intellectual Property”). All of the registrations within the Scheduled Intellectual Property are, to the knowledge of the Company, subsisting, in full force and effect, valid, and enforceable.

(b) Except for any licenses granted to Owned Intellectual Property, the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. Except as set forth on Schedule 5.16(b) of the Company Disclosure Schedules, (i) no Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Governmental Authority in which the Company is a party other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), (ii) the Company is not specifically identified as being subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) the Company is not a named party in any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property. Except as set forth on Schedule 5.16(b) of the Company Disclosure Schedules, to the knowledge of the Company, no Proceedings described in this Section 5.16(b) are or have been threatened in writing.

(c) To the knowledge of the Company, the Company owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable rights to use all Intellectual Property material to its Business as currently conducted. The consummation of the transaction contemplated hereby will not, by itself, directly and immediately materially impair any rights of the Company to any material Owned Intellectual Property or any material licensed Intellectual Property.

(d) To the knowledge of the Company, the conduct of the business of the Company as is currently conducted or conducted in the two (2) year period immediately preceding the date hereof, including any use of the Owned Intellectual Property as currently used by the Company, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person. Schedule 5.16(d) of the Company Disclosure Schedules sets forth a true, accurate, and complete list of all Proceedings in which the Company is a named party that are pending in which it is alleged that the Company is infringing, misappropriating, or violating the Intellectual Property of any Person.

(e) Schedule 5.16(e) of the Company Disclosure Schedules sets forth a true, accurate, and complete list of pending Proceedings in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company to Owned Intellectual Property. To the knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company in or to any Owned Intellectual Property.

(f) Except as set forth in Schedule 5.16(f) of the Company Disclosure Schedules, each current and former officer, employee and/or contractor of the Company who in the regular course of such Person’s employment or engagement with the Company would reasonably be expected to create or contribute to the creation of any material Owned Intellectual Property, has executed an assignment or similar agreement with the Company assigning to the Company all right, title, and interest in and to such Owned Intellectual Property or the Company otherwise owns such Owned Intellectual Property by operation of applicable Laws. No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(g) The Company has taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company.

(h) The Company has implemented and maintains, and has used commercially reasonable efforts to ensure that all providers of information technology services to the Company that involve or relate to the collection, storage, processing or transmission of sensitive information, including Personal Data and Protected Health Information (the “IT Providers”), have implemented and maintain: (i) commercially reasonable administrative, technical, and physical safeguards designed to prevent the loss, alteration, or destruction of, or unauthorized access to or disclosure of, Personal Data and Protected Health Information and (ii) a security plan that is designed to (A) identify internal and external risks to the security of the confidential information included in Personal Data or Protected Health Information maintained by, or provided to, the Company; (B) implement, monitor and provide adequate and effective administrative, electronic (including technical safeguards, such as 128 bit encryption for all data at rest) and physical safeguards to control such risk; and (C) maintain notification procedures in compliance with applicable Laws in the case of any breach of security with respect to sensitive information, including Personal Data and Protected Health Information.

(i) To the knowledge of the Company, since January 1, 2023, no IT Provider has experienced any breach of security or otherwise unauthorized use or access by or disclosure to third parties by any such IT Provider or its employees, consultants or contractors with respect to any Personal Data or Protected Health Information collected, obtained, or stored by or on behalf of the Company.

5.17 Customers and Suppliers.

(a) The Company does not have any customers and the Company has not engaged in the marketing, promotion or sale of any of its products in any way as of the date hereof.

(b) Except as set forth on Schedule 5.17(b) of the Company Disclosure Schedules, as of the date hereof, no supplier of the Company has (i) terminated its relationship with the Company, (ii) materially reduced its business with the Company or materially and adversely modified its relationship with the Company, (iii) notified the Company in writing of its intention to take any such action, or (iv) to the knowledge of the Company, become insolvent or subject to bankruptcy Proceedings.

5.18 Employees; Employee Benefits.

(a) The Company does not have and has not in the past five (5) years had any employees, and has not and has never sponsored, maintained, contributed to or had any Liability in respect of any Benefit Arrangements.

(b) Since January 1, 2023, neither the Company, any corporation, trade, business, or entity that would be deemed a “single employer” with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA nor any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any Liability with respect to any plan subject to Section 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), a “multiple employer plan” (as defined in Section 413 of the Code), a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or Section 413(c) of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

5.19 Real Property. The Company does not own or lease, and has never owned or leased, any real property.

5.20 Tax Matters.

(a) Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due and payable by the Company; (ii) all such Tax Returns are true, correct and complete in all material respects and disclose all Taxes required to be paid by the Company; (iii) except as set forth on Schedule 5.20(a) of the Company Disclosure Schedules, no such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Proceeding, pending or proposed in writing with respect to Taxes of the Company for which a Lien may be imposed upon any of the Company’s assets; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (vi) to the knowledge of the Company, the Company has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Company; (ix) except as set forth on Schedule 5.20(a)(ix) of the Company Disclosure Schedules, within the last three (3) years no claim has been made by a Taxing Authority in a jurisdiction where the Company has not paid any tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction; (x) except as set forth on Schedule 5.20(a)(x) of the Company Disclosure Schedules, the Company is not, and has never been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xi) except for the consolidated group of which Scilex is the parent, the Company is not currently and has never been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Company.

(b) The unpaid Taxes of the Company for the current fiscal year (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(c) The Company has not taken or agreed to take any action not contemplated by this Agreement and/or any related ancillary documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. The Company does not have any knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. This Section 5.20(c) shall not apply to any fact or action specifically contemplated under this Agreement.

(d) The Company has not engaged in any transaction that could affect the Tax liability for any taxable year not closed by the applicable statute of limitations that is a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Notwithstanding any other provision of this Agreement to the contrary, (i) the representations and warranties set forth in this Section 5.20 and in Section 5.18 (insofar as they relate to Taxes) shall constitute the sole and exclusive representations and warranties made in this Agreement with respect to Tax matters of the Company, and (ii) no representation or warranty is made in this Agreement with respect to Taxes of the Company for any taxable period (or portion thereof)

beginning after the Closing Date or the existence, availability, amount, usability or limitation of any net operating loss, Tax basis, or other Tax attribute of the Company after the Closing Date.

5.21 Environmental Laws.

(a) The Company has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law that has not been cured or for which there is any remaining Liability; (ii) engaged in any Hazardous Materials activity (such as the disposal, discharge, storage or release thereof) that would reasonably be foreseen to expose any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company, except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) To the knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company that would reasonably be foreseen to give rise to any material Liability or corrective or remedial obligation of the Company under any Environmental Laws.

(c) The Company has provided copies of all environmental audits and assessments in the Company’s possession of properties leased by the Company.

5.22 Finders’ Fees. Except as set forth on Schedule 5.22 of the Company Disclosure Schedules, with respect to the transactions contemplated by this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from Parent, Merger Sub or any of their Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

5.23 Directors and Officers. Schedule 5.23 of the Company Disclosure Schedules sets forth a true, correct and complete list of all directors and officers of the Company immediately prior to the Effective Time.

5.24 International Trade Matters; Anti-Bribery Compliance.

(a) The Company currently is and, for the past five (5) years has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq. (the “FCPA”) and any other equivalent or comparable Laws of other countries in which the Company has conducted and/or currently conducts business (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasure, or any other relevant Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries in which the company has conducted and/or currently conducts business (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries (collectively, the “Money Laundering Laws”); (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries in which the Company has conducted and/or currently conducts business (collectively, “International Trade Control Laws”).

(b) Neither the Company nor any director or officer of the Company, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions-related lists administered by the U.S. Department of State, the U.S. Department of the Treasury, including the OFAC specially Designated Nationals List, the U.S. Department of Commerce, including the Bureau of Industry and Security’s Denied Persons List and Entity List, His Majesty’s Treasury, including the Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time; or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, the Crimea region of Ukraine, the Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria (collectively, a “Sanctioned Jurisdiction”); (iii) or any Person owned or controlled by any of the foregoing (collectively, a “Prohibited Party”). Neither the Company, nor any director or officer, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company) has, in the past five (5) years, engaged in any transaction involving a Prohibited Party or a Sanctioned Jurisdiction.

(c) The Company has not received written notice of, and, to the knowledge of the Company, none of its officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws or International Trade Control Laws.

(d) The Company does not engage in (i) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the DPA; (ii) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (iii) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

5.25 Not an Investment Company.

The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.26 Compliance with Health Care Laws and Certain Contracts.

(a) Except as set forth on Schedule 5.26(a) of the Company Disclosure Schedules:

(i) the Company, including the conduct of its business, is and has been at all times since January 1, 2023, in compliance in all material respects with all applicable Health Care Laws;

(ii) all data, information and representations contained in any submission to, or communications with, the FDA were accurate, complete, truthful and non-misleading in all material respects when submitted or communicated to FDA and, to the knowledge of the Company, remain so currently. All clinical, non-clinical, manufacturing and product quality studies and tests conducted in development of the products or services and upon which the Company intends to rely in support of any application to the FDA related to product clearance or approval were conducted in substantial compliance with all applicable Laws and all Health Care Laws, including without limitation those related to Good Clinical Practice, Good Laboratory Practice, Quality Systems Regulations/Good Manufacturing Practices, and the protection of human study subjects.

(iii) all required Permits, approvals and authorizations for clinical studies to proceed have been obtained from an appropriate Governmental Authority and an appropriate institutional review board, and informed consent, in compliance with applicable Health Care Laws, has been obtained from all subjects enrolled in each such study. The Company has not received any written (or, to the knowledge of the Company, oral) notice or correspondence from the FDA or any other Governmental Authority or from any institutional review board requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company.

(iv) the Company has to date developed, tested, manufactured, marketed, promoted and distributed the Company products and services in compliance in all material respects with all applicable Health Care Laws and other Laws. The Company has not received notice of any, and to the knowledge of the Company, there is no Proceeding, demand, demand letter, warning letter, untitled letter, Proceeding or request for information from the FDA or any Governmental Authority concerning noncompliance with Health Care Laws and other Laws with regard to promotion of products or services of the Company.

(v) the Company has neither voluntarily nor involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall or any field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice or other notice or action to wholesalers, distributors, retailers, healthcare professionals, consumers or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any product of the Company, nor is the Company currently considering initiating, conducting or issuing any of the foregoing actions with respect to any Company product. The Company has not received any written notice from the FDA or any other Governmental Authority regarding the recall or any other actions described in this subsection (v);

(vi) (A) since January 1, 2023, the Company has not been charged in or, to the knowledge of the Company identified as a target or subject of, or threatened to be charged in or identified as a target or subject of, an investigation, audit or inquiry by any Person or Governmental Authority under any Health Care Law and (B) to the knowledge of the Company, the Company is not currently under investigation or review with respect to any suspected or actual violation of any Health Care Law;

(vii) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Health Care Law by the Company nor, to the knowledge of the Company, has the Company been given written notice of any potential criminal, civil or administrative violation of any Health Care Law;

(viii) the Company has not, and, to the knowledge of the Company, none of its current officers, directors, managers, employees have, engaged or are engaging, in any activities which reasonably may give cause for civil monetary or criminal penalties or mandatory or permissive exclusion from any healthcare program defined in 42 U.S.C. §1320a-7b(f) (each, a “Health Care Program”); and

(ix) neither the Company nor, to the knowledge of the Company, any of its Affiliates, officers, directors, or employees has: (i) been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction; (ii) made or offered any payment, gratuity or other thing of value that is prohibited by any law to personnel of the FDA or any other Governmental Authority; (iii) made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or in any records and documentation prepared or maintained to comply with applicable Laws, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure in the foregoing in this subsection (iv) took any action that could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, nor (v) received written notice of or, been subject to any other material enforcement action involving the FDA or any other similar Governmental Authority, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter that would reasonably be expected to result in a Company Material Adverse Effect, and none of the foregoing are pending or threatened in writing against the Company.

(b) As required under Law or a Contract to which the Company is a party or is otherwise bound, the Company has entered into a fully executed “business associate agreement” with each supplier, vendor and/or other applicable Person that has or may have access to Protected Health Information as a result of such Person’s relationship with the Company and is a Business Associate of the Company. Each “business associate agreement” contains all the terms and conditions that the Company is required to include therein under Contracts to which the Company is a party or otherwise bound, including Contracts with resellers, referral partners, vendors and other Persons, and, in all material respects, in accordance with Law. Neither the Company, nor to the knowledge of the Company, any other party to any “business associate agreement” is in material breach thereof.

5.27 Insurance.

(a) Schedule 5.27(a) of the Company Disclosure Schedules sets forth a true, complete and correct list of all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, assets, employees and/or operations of the Company (collectively, the “Policies”), including in each case the applicable coverage limits, deductibles and the policy expiration dates. All Policies are of at least like character and amount as are carried by like businesses similarly situated, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(b) All such Policies are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the Merger. The Company is not in default under any provisions of the Policies, except as would not reasonably be expected to have a Company Material Adverse Effect, and there is no claim by the Company or any other Person pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies; nor has the Company received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies in effect as of the date hereof.

5.28 Related Party Transactions. Schedule 5.28 of the Company Disclosure Schedules sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between January 1, 2021 and the date hereof, between the Company, on the one hand, and any current or former Affiliate of the Company on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed to the Company by any current or former Affiliate to the Company. Other than the Affiliate Transactions, no Stockholder or Affiliate thereof owns any right in or to any of the material Assets or properties belonging to the Company.

5.29 Privacy and Data Security.

(a) Except as set forth on Schedule 5.29(a) of the Company Disclosure Schedules:

(i) The Company, and, to the knowledge of the Company, the Company’s officers, directors, managers, and employees to whom the Company has given access to Personal Data or Protected Health Information, are in compliance in all material respects with all applicable Privacy Laws;

(ii) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the knowledge of the Company, since January 1, 2023, neither the Company nor, to the knowledge of the Company, any contractor, agent or vendor of the Company, has experienced any loss, damage or unauthorized access, use, disclosure or modification, or any security breach of Personal Data. Protected Health Information, or “unsecured Protected Health Information” (as defined in 45 C.F.R. Part 164, Subpart D) maintained by or on behalf of the Company, in each case, requiring notification to any Governmental Authority or other Person;

(iii) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, since January 1, 2023, to the knowledge of the Company, (i) the Company has not received any written notice of any Proceeding from any Person, including any Governmental Authority, with respect to any violation of any Privacy Law by the Company, and (ii) the Company has not been given written notice of any alleged criminal, civil or administrative violation of any Privacy Law. All activities conducted by the Company with respect to any Protected Health Information or Personal Data are permitted under the Contracts relating to Personal Data or Protected Health Information.

(iv) The Company has established and implemented, and, to the knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards that are designed to protect against unauthorized access, use, modification, or disclosure of (a) Sensitive Data in their possession, custody or control, and (b) the technology systems owned by the Company, including computer hardware, software, networks, information technology systems, electronic data processing systems, network equipment, interfaces, and platforms, (collectively, the “Computer Systems”). Except as would not have a Company Material Adverse Effect, the Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems). The Computer Systems are sufficient in all material respects for the current operations of the Company.

5.30 No Additional Representations or Warranties. The Company, on its own behalf and on behalf of its Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives (collectively, “Representatives”), acknowledges, represents, warrants and agrees that (a) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent Parties and (b) it has been furnished with or given access to such documents and information about the Parent Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby.

5.31 Exclusivity of Representations and Warranties. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PARENT PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER

SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE V OR THE ADDITIONAL AGREEMENTS, NONE OF THE COMPANY, ANY AFFILIATE OF THE COMPANY OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, AND THE PARENT PARTIES HEREBY AGREE THAT THEY ARE NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR ANY OTHER INFORMATION RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY THAT HAVE BEEN MADE AVAILABLE TO ANY PARENT PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY PARENT PARTY OR THEIR AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V OR THE ADDITIONAL AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY AFFILIATE OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY PARENT PARTY OR ANY AFFILIATE OF A PARENT PARTY IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES

The Parent Parties hereby, jointly and severally, represent and warrant to the Company that, except as (i) as set forth in the disclosure schedules delivered by the Parent Parties to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedules”) or (ii) disclosed in the Parent SEC Documents (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto), each of the following representing representations and warranties is true, correct and complete as of the date of this Agreement (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this ARTICLE VI shall only refer to the section or subsection being referenced.

6.1 Corporate Existence and Power. Parent is an exempted company limited by shares duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Each of the Parent Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

6.2 Corporate Authorization. Each Parent Party has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and all Additional Agreements to which each Parent Party is or shall be a party have been duly authorized by all necessary action on the part of the Parent Parties, subject to the Required Parent Shareholder Approval and the approval and adoption of this Agreement by Parent, in its capacity as sole stockholder of Merger Sub. Parent shall deliver a written consent pursuant to Section 228 of the DGCL to be effective immediately following execution of this Agreement approving and adopting this Agreement in accordance with the DGCL. This Agreement has been duly executed and delivered by the Parent Parties and it constitutes, and upon their execution and delivery, the Additional Agreements (to which each of them is a party) will constitute, a valid and legally binding agreement of the Parent Parties, enforceable against them in accordance with their representative terms (assuming execution by the counterparties hereto and thereto), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

6.3 Governmental Authorization. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, neither the execution, delivery nor performance by the Parent Parties of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority other than (a) in connection with the Domestication, (b) the filing of the Certificate of Merger in accordance with the DGCL, (c) the applicable requirements of the HSR Act, or (d) any consents, approvals, licenses or other actions, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any Parent Party to perform or comply with on a timely basis any of its obligations under this Agreement or to consummate the transactions contemplated hereby.

6.4 Non-Contravention. None of the execution, delivery or performance by each Parent Party of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of such Parent Party, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to such Parent Party, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of such Parent Party, or require any payment, reimbursement, consent, waiver, approval, authorization under, or result in the loss of any material benefit to which such Parent Party is or may be entitled under any provision of any Contract binding upon such Parent Party, or (d) result in the creation or imposition of any Lien

(except for Permitted Liens) on any of such Parent Party’s material assets, in the cases of clauses (b) through (d), other than as would not be reasonably expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

6.5 Finders’ Fees. Except for the Deferred Underwriting Amount and as set forth on Schedule 6.5 of the Parent Disclosure Schedules, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6 Issuance of Shares. The Domesticated Parent Common Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which the Parent Parties are bound, applicable Law or the Parent Parties’ Organizational Documents.

6.7 Capitalization.

(a) Parent. Parent is authorized to issue a maximum of 200,000,000 Class A Shares, 20,000,000 Class B Shares, and 1,000,000 preferred shares par value $0.0001, of which 751,837 Class A Shares and 2,062,500 Class B Shares are issued and outstanding as of the date hereof. A total of 250,942 Class A Shares are reserved for issuance upon conversion of the Parent Convertible Promissory Notes. A total of 86,625 Class A Shares are reserved for issuance with respect to the Deferred Underwriting Amount. A total of 8,760,000 Class A Shares are reserved for issuance with respect to the Parent Warrants. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. A total of 8,760,000 Parent Warrants are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Warrants are (i) duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound and (ii) constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Except as set forth in Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares, Parent Warrants or any capital equity or other securities of Parent. There are no outstanding contractual obligations of Parent to make or provide funds in respect of any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Domesticated Parent Common Shares, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound.

(b) Merger Sub. There are 100 shares, par value $0.01 per share, of Merger Sub authorized (the “Merger Sub Common Shares”), of which 100 Merger Sub Common Share is issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding Merger Sub Common Share(s) are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in Merger Sub’s Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Common Share(s) or any share capital or equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to make or provide funds in respect of any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.8 Information Supplied. None of the information supplied or to be supplied by any Parent Party for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated hereby will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by any Parent Party or that is included in any Parent SEC Documents). No material information provided by any Parent Party to the Company in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby (including but not limited to the Parent public filings, as of the respective dates of their submission to the SEC), contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

6.9 Trust Fund. As of the date of this Agreement, Parent has at least $8,808,695.82 in the trust fund established by Parent for the benefit of its public shareholders (the “Trust Fund”) in a United States-based account maintained by Wilmington Trust, National Association, a national banking association (the “Trustee”) acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Investment Management Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or, to the Parent Parties’ knowledge, that would entitle any Person to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of Parent and the Investment Management Trust Agreement. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Investment Management Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or Proceedings pending with respect to the Trust Account. Since April 6, 2022, Parent has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Investment Management Trust Agreement). Upon the consummation of the transactions contemplated hereby, Parent shall have no further obligation under either the Investment Management Trust Agreement or the Organizational Documents of Parent to liquidate or distribute any assets held in the Trust Account, and the Investment Management Trust Agreement shall terminate in accordance with its terms. To Parent’s knowledge, as of the date hereof, following the Effective Time, no shareholder of Parent shall be entitled to receive any amount from the Trust Fund except to the extent such shareholder is exercising a redemption of the applicable Parent Ordinary Shares in accordance with Parent’s Organizational Documents. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, no Parent Party has any reason to believe that any of the conditions to the use of funds in the Trust Fund will not be satisfied or funds available in the Trust Fund will not be available to the Parent Parties on the Closing Date.

6.10 Listing. As of the date hereof, the Parent Units, Class A Shares and Parent Warrants are listed on the Nasdaq Capital Market, with trading symbol(s) “DECAU”, “DECA” and “DECAW”, respectively. There is no Proceeding pending or, to the knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to prohibit or terminate the listing of the Parent Units, Parent Ordinary Shares or Parent Warrants on Nasdaq.

6.11 Reporting Company. Parent is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Parent Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act. There is no Proceeding pending or, to Parent’s knowledge, threatened against Parent by the SEC with respect to the deregistration of the Parent Ordinary Shares, Parent Units or Parent Warrants under the Exchange Act. Parent has taken no action in an attempt to terminate the registration of the Parent Ordinary Shares, Parent Units or Parent Warrants under the Exchange Act.

6.12 No Market Manipulation. Neither the Parent Parties nor their Affiliates have taken, and they will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Parent Ordinary Shares to facilitate the sale or resale of the Parent Ordinary Shares or affect the price at which the Parent Ordinary Shares may be issued or resold; provided, however, that this provision shall not prevent Parent from engaging in investor relations or public relations activities consistent with past practices.

6.13 Board Approval. Parent’s board of directors (including any required committee or subgroup of its board) and the sole director of Merger Sub have, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and the transactions contemplated by this Agreement, (ii) determined that the Merger and the transactions contemplated by this Agreement are in the best interests of the shareholders of the Parent Parties, as applicable, and (iii) solely with respect to the Parent’s board of directors, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s Organizational Documents.

6.14 Parent SEC Documents and Financial Statements.

(a) Parent has timely filed (taking into account all extensions of time to make any filing provided pursuant to Rule 12b-25 of the Exchange Act) all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed by the Parent Parties subsequent to the date of this Agreement (the “Additional Parent Parties SEC Documents”). Parent has made available to the Company true and complete copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iii) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.14) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent Parties SEC Documents will be, prepared in all material respects in compliance with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and all other applicable securities laws, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent Parties SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent Parties SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made or will be made, as the case may be, not misleading.

(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent Parties SEC Documents (collectively, the “Parent Parties Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of Parent as of the dates thereof and the results of operations of Parent for the periods reflected therein. The Parent Parties Financial Statements (i) were prepared from the Books and Records of Parent; and (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied.

(c) Except as specifically disclosed, reflected or fully reserved against in the Parent Parties Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since Parent’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to Parent, including with respect to the Longevity Transaction. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Parent Parties Financial Statements.

(d) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. None of the Parent Parties has taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Each of the Parent Parties has complied in all material respects with all applicable listing and corporate governance rules and regulations. The books of account, minute books and transfer ledgers and other similar Books and Records of Parent have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(f) There are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Parent SEC Documents. To the knowledge of Parent, none of the Parent SEC Documents is subject to ongoing SEC review or investigation as of the date hereof.

(g) To the knowledge of Parent, each director and executive officer of Parent has timely filed with the SEC all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(h) Except as is not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Exchange Act, since its initial public offering, (i) Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with U.S. GAAP and (ii) Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) reasonably designed to ensure that all material information concerning Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings and other public disclosure documents. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(i) Parent has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with U.S. GAAP and to maintain accountability for Parent’s assets.

(j) Since the formation of Parent, except as disclosed in Parent SEC Documents, neither Parent (including, to the knowledge of Parent, any employee thereof) nor Parent’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (ii) any Fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or (iii) any claim or allegation regarding any of the foregoing.

(k) As of the date hereof, the Outstanding Parent Expense Amount does not exceed the amount set forth in Schedule 6.14(k) of the Parent Disclosure Schedules

6.15 Absence of Changes. Since January 1, 2023, except as set forth on Schedule 6.15 of the Parent Disclosure Schedules or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) Parent has conducted its business in the ordinary course consistent with past practices in all material respects; (b) there has not been any Parent Material Adverse Effect; and (c) no Parent Party has taken any action nor has any event occurred which would have violated the covenants of the Parent Parties set forth in clauses (i)-(xiii) of Section 7.2 if such action had been taken or such event had occurred between the date hereof and the Closing Date.

6.16 Litigation. There is no Proceeding (or any basis therefor) pending against any Parent Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Governmental Authority or Government Official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Parent Parties. No Parent Party is, or has previously been, to the knowledge of the Parent Parties, subject to any Proceeding with any Governmental Authority.

6.17 Compliance with Laws. No Parent Party is in violation of, has violated, or is under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, nor, to the knowledge of the Parent Parties, is there any basis for any such charge and no Parent Party has previously received any subpoenas by any Governmental Authority.

6.18 Money Laundering Laws. The operations of the Parent Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Proceeding involving the Parent Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent Parties, threatened.

6.19 OFAC. Neither the Parent Parties, nor any director or officer of the Parent Parties (nor, to the knowledge of the Parent Parties, any agent, employee, affiliate or Person acting on behalf of the Parent Parties) is a Prohibited Party, and the Parent Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in a Sanctioned Jurisdiction, or otherwise in violation of, any U.S. sanctions administered by OFAC since April 24, 2019.

6.20 Not an Investment Company. Parent is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

6.21 Tax Matters.

(a) Except as would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Party has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due by such Parent Party; (ii) all such Tax Returns are true, correct and complete in all material respects and disclose all Taxes required to be paid by such Parent Party; (iii) no such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Proceeding, pending or proposed in writing or, to the knowledge of the Parent Parties, threatened, with respect to Taxes of the Parent Parties or for which a Lien may be imposed upon any of the Parent Parties’ assets; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Parent Parties for which a Lien may be imposed on any of the Parent Parties’ assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (vi) to the knowledge of the Parent Parties, the Parent Parties have complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Parent Parties; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Parent Parties; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Parent Parties; (ix) within the last three (3) years, no claim has been made by a Taxing Authority in a jurisdiction where the Parent Parties have not paid any tax or filed Tax Returns, asserting that the any of the Parent Parties is or may be subject to Tax in such jurisdiction; (x) no Parent Party is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xi) neither Parent Party is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Parent Parties.

(b) The unpaid Taxes of the Parent Parties for the current fiscal year (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent Parties in filing its Tax Return.

(c) Neither Parent Party has taken or agreed to take any action not contemplated by this Agreement and/or any related ancillary documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. Neither Parent Party has any knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. This Section 6.21(c) shall not apply to any fact or action specifically contemplated under this Agreement.

(d) Neither Parent Party has engaged in any transaction that could affect the Tax liability for any taxable year not closed by the applicable statute of limitations that is a “listed transaction” within the meaning of Treasury Regulations Section 1.6001-4(b)(2).

Notwithstanding any other provision of this Agreement to the contrary, (i) the representations and warranties set forth in this Section 6.21 shall constitute the sole and exclusive representations and warranties made in this Agreement with respect to Tax matters of Parent and (ii) no representation or warranty is made in this Agreement with respect to Taxes of Parent for any taxable period (or portion thereof) beginning after the Closing Date or the existence, availability, amount, usability or limitation of any net operating loss, Tax basis, or other Tax attribute of Parent after the Closing Date.

6.22 Contracts.

(a) Schedule 6.22(a) sets forth a list of each (i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) to which, as of the date of this Agreement, any Parent Party is a party or by which any of its assets are bound, each of which Parent has filed as an exhibit to the applicable Parent SEC Documents, and (ii) each other Contract to which any Parent Party is a party or by which any of its properties or assets may be bound, subject or affected that (A) creates or imposes a Liability greater than $100,000, (B) may not be cancelled by such Parent Party on less than sixty (60) days’ prior notice without payment of a penalty or termination fee or (C) prohibits, prevents, restricts or impairs in any material respect any business practice of any Parent Party as its business is currently conducted, any acquisition of material property by any Parent Party, or restricts in any material respect the ability of any Parent Party to engage in business as currently conducted by it or compete with any other Person (each, a “Parent Material Contract”). True, correct, and complete copies of the Parent Material Contracts have been delivered to the Company.

(b) With respect to each Parent Material Contract: (i) the Parent Material Contract was entered into in the ordinary course of business; (ii) the Parent Material Contract is legal, valid, binding and enforceable in all material respects against the applicable Parent Party and, to the knowledge of Parent, the other parties thereto, and is in full force and effect; (iii) the consummation of the transactions contemplated by this Agreement and the Additional Agreements will not affect the validity or enforceability of such Parent Material Contract; (iv) the applicable Parent Party is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by such Parent Party, or permit termination or acceleration by the other party, under such Parent Material Contract; (v) to the knowledge of Parent, no other party to any Parent Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the applicable Parent Party under any Parent Material Contract; (vi) Parent has received neither written nor, to Parent’s Knowledge, oral notice of an intention by any party to any such Parent Material Contract that provides for a continuing obligation by any party thereto to terminate such Parent Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Parent Party in any material respect; and (vii) the applicable Parent Party has not waived any material rights under any such Parent Material Contract, except as would not be material to the Parent Parties.

6.23 Investigation. Each Parent Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (a) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Company and (b) it has been furnished with or given access to such documents and information about the Company and its business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby.

6.24 Pre-Signing Certificate of Merger Filing. On or prior to the date of this Agreement, Merger Sub has, in accordance with the provisions of the DGCL, executed and filed a certificate of ownership and merger (the “Pre-Signing Certificate of Merger”) with the Secretary of State of the State of Delaware pursuant to which each of Denali SPAC Holdco, Inc., a Delaware corporation, Denali SPAC Merger Sub, Inc., a Delaware corporation, and Longevity Merger Sub, Inc., a Delaware corporation, will merge with and into Merger Sub.

6.25 Exclusivity of Representations and Warranties. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE VI OR THE ADDITIONAL AGREEMENTS, NONE OF THE PARENT PARTIES, ANY AFFILIATE OF A PARENT PARTY OR ANY OTHER PERSON MAKES, AND THE PARENT PARTIES EXPRESSLY DISCLAIM, AND THE COMPANY HEREBY AGREE THAT IT IS NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR ANY OTHER INFORMATION RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE PARENT PARTIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE PARENT PARTIES BY THE MANAGEMENT OF THE PARENT PARTIES OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ITS AFFILIATES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI OR THE ADDITIONAL AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR

OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE PARENT PARTIES ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE PARENT PARTIES, ANY AFFILIATE OF THE PARENT PARTIES OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE VII

COVENANTS

7.1 Conduct of the Business of the Company. From the date hereof through the Closing Date, the Company shall, except as otherwise explicitly contemplated by this Agreement or the Additional Agreements or required by Law or as consented to by Parent in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) use commercially reasonable efforts (a) to conduct its Business only in the ordinary course, consistent with past practices, and (b) to preserve substantially intact its material business relationships with clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, without the written consent of Parent (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company agrees that it shall not, except as otherwise explicitly contemplated by this Agreement or the Additional Agreements, required by Law or as set forth in Schedule 7.1 of the Company Disclosure Schedules:

(i) except for the filing of the Company Certificate of Designations pursuant to the Debt Exchange Agreement and with respect to a change to the name of the Company, materially amend, modify or supplement its Organizational Documents;

(ii) amend, waive any provision of, or terminate prior to its scheduled expiration date, any Material Contract set forth on Schedule 5.13(a)(i) of the Company Disclosure Schedules;

(iii) make any capital expenditures in excess of $300,000 (individually or in the aggregate);

(iv) sell, lease, license or otherwise dispose of any of its assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) non-exclusive licenses of Intellectual Property in the ordinary course, and (iii) other grants and licenses of Intellectual Property that would not result in a legal transfer of title of such licensed Intellectual Property, but that may be exclusive as to territory, field of use, product, and/or indication, in all cases outside of the United States;

(v) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, share capital or other equity interests;

(vi) other than with respect to the Outstanding Indebtedness (as defined in and contemplated by the Debt Exchange Agreement, as such indebtedness may be adjusted pursuant to the terms of such agreement), obtain or incur any Indebtedness in excess of $15,000,000 in the aggregate, including in respect of intercompany loans, advances or other debt or funding from Scilex to the Company;

(vii) (A) merge or consolidate with any other Person or (B) acquire any corporation, partnership, association or other business entity or organization or division thereof;

(viii) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any assets other than in the ordinary course of business consistent with past practice;

(ix) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $20,000;

(x) issue, redeem or repurchase any capital stock or shares, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock, other than as required by the Debt Exchange Agreement;

(xi) make or change any material Tax election or change any annual Tax accounting periods; or

(xii) undertake any legally binding obligation to do any of the actions set forth the foregoing clauses (i)-(xi).

7.2 Conduct of the Business of the Parent Parties. From the date hereof through the Closing Date, Parent shall not, and shall cause Merger Sub not to, except as otherwise explicitly contemplated by this Agreement (including the Domestication) or the Additional Agreements or required by Law or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied):

(i) except in connection with any Extension Amendment, amend, modify or supplement its Organizational Documents;

(ii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, share capital or other equity interests;

(iii) reclassify, split, combine or subdivide any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(iv) obtain or incur any Indebtedness (other than to finance Parent expenses) which Indebtedness shall not exceed (i) $250,000 in the aggregate or (ii) in the event that an Extension Amendment is in effect, $1,750,000;

(v) (A) merge or consolidate with any other Person or (B) acquire any corporation, partnership, association or other business entity or organization or division thereof;

(vi) make any change in its accounting principles other than in accordance with the applicable accounting policies;

(vii) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $25,000;

(viii) make or change any material Tax election or change any annual Tax accounting periods;

(ix) enter into, renew, modify or revise any contract with any current or former Affiliate of Parent;

(x) create any Subsidiary;

(xi) except as set forth on Schedule 7.2(xi) of the Parent Disclosure Schedules, enter into any new Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xii) except as set forth on Schedule 7.2(xii) of the Parent Disclosure Schedules, issue, redeem, repurchase or otherwise acquire any capital stock, share capital, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock, or enter into any agreement with respect to the voting of its capital stock or share capital;

(xiii) withdraw, amend, modify or supplement the Pre-Signing Certificate of Merger; or

(xiv) undertake any legally binding obligation to do any of the actions set forth the foregoing clauses (i)-(xiii).

7.3 Alternative Transactions. From the date hereof through the earlier of (x) termination of this Agreement in accordance with ARTICLE IX and (y) the Effective Time, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the Parent Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (a) solicit, initiate, engage or participate in, or knowingly encourage or facilitate, negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (b) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or to the Company’s or Parent’s knowledge, as applicable, is considering making, a proposal with respect to an Alternative Transaction or (c) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean (other than the transactions contemplated by this Agreement) (i) with respect to the Company: (A) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases the Company, including through merger, consolidation, share exchange, business combination, amalgamation, recapitalization, other similar transaction, (B) any sale, exchange, transfer or other disposition of 25% or more of the total assets of the Company or any class or series of the share capital or capital stock or other equity interests of the Company in a single transaction or series of related transactions that, if consummated, would result in any other Person owning 25% or more of any class of equity or voting securities of the Company; or (ii) with respect to the Parent Parties, any “Business Combination” as such term is defined in Parent’s Organizational Documents.

7.4 Access to Information. From the date hereof until and including the Closing Date, the Company and the Parent Parties shall, to the best of their abilities upon reasonable advance notice, (a) continue to give each other party, its legal counsel and other representatives full access to its offices, properties, and Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company or the Parent Parties as such Persons may reasonably request and (c) cause its respective employees, legal counsel, accountants and representatives to reasonably cooperate with the other party in such other party’s investigation of its business; provided, however, that no investigation pursuant to this Section 7.4 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Parent Parties and, provided further, that any investigation pursuant to this Section 7.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Parent Parties. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) jeopardize protections afforded under attorney client privilege, work product doctrine or similar privilege rights, (ii) violate any contract to which it is a party or to which it is subject, duty of confidentiality or applicable Law, provided, however, that the non-disclosing party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted.

7.5 Notice of Certain Events. During the period of time beginning on the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with ARTICLE IX, upon becoming aware thereof, (a) the Company shall promptly notify Parent of (i) the occurrence of any change, event, effect or occurrence which constitutes, or might reasonably be expected to constitute, a Company Material Adverse Effect and (ii) any Proceeding to which it is a party that, if adversely determined would prevent, materially delay or materially impede the ability of the Company to consummate the transactions contemplated by this Agreement, and (b) Parent shall promptly notify the Company of (i) the occurrence of any change, event, effect or occurrence which constitutes, or might reasonably be expected to constitute, a Parent Material Adverse Effect and (ii) any Proceeding to which any Parent Party is a party that, if adversely determined, would prevent, materially delay or materially impede the ability of any Parent Party to consummate the transactions contemplated by this Agreement. The delivery of any notice pursuant to this Section 7.5 shall in no circumstance be deemed to (x) modify the representations, warranties, covenants or agreements hereunder of the party delivering such notice; (y) modify any of the conditions set forth in ARTICLE VIII; or (z) cure or prevent any misrepresentation, inaccuracy, untruth or breach of any representation, warranty, covenant or agreement set forth in this Agreement or any Additional Agreement or failure to satisfy any condition set forth in ARTICLE VIII.

7.6 SEC Filings.

(a) The parties acknowledge that:

(i) Parent’s and the Company’s stockholders must approve the transactions contemplated by this Agreement prior to the Merger contemplated hereby being consummated and that, in connection with such approval, Parent must call a special meeting of its shareholders requiring Parent to prepare and file with the SEC a Registration Statement on Form S-4 which will contain a Proxy Statement/Prospectus;

(ii) the Parent Parties will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent Parties will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) The Parent Parties shall keep current and timely file all reports, statements and schedules required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities Laws. In connection with any filing the Parent Parties make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its commercially reasonable efforts (subject to applicable Law) to cause its Affiliates, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to use their best efforts (subject to applicable Law) to (i) cooperate with the Parent Parties, (ii) respond to questions about the Company required in any filing or requested by the SEC, and (iii) provide any information requested by the Parent Parties in connection with any filing with the SEC.

(c) Company Cooperation. The Company acknowledges that a substantial portion of the filings with the SEC and mailings to Parent’s shareholders with respect to the Proxy Statement/Prospectus shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to, as promptly as reasonably practical, but subject to applicable Law, provide the Parent Parties with such information as shall be reasonably requested by the Parent Parties for inclusion in or attachment to the Proxy Statement/Prospectus, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and its Stockholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company understands that such information shall be included in the Proxy Statement/Prospectus and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall cause its managers, directors, officers and employees to be reasonably available during regular business hours to the Parent Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company).

7.7 Financial Information.

(a) The Company shall use its commercially reasonable efforts to deliver to the Parent Parties, on or before September 13, 2024, audited financial statements of the Company as of and for the years ended December 31, 2022 and 2023, all prepared in conformity with U.S. GAAP under the standards of the Public Company Accounting Oversight Board (the “Audited 2022/2023 Financial Statements”). The Audited 2022/2023 Financial Statements shall, among other things, be (i) prepared from the Books and Records of the Company; (ii) prepared on an accrual basis in accordance with U.S. GAAP; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The Audited 2022/2023 Financial Statements will be complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects (except as may be specifically indicated in the notes thereto), the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company will provide additional financial information as reasonably requested by the Parent Parties for inclusion in any filings to be made by the Parent Parties with the SEC. If reasonably requested by the Parent Parties, the Company shall use its reasonable best efforts to cause such information to be reviewed or audited by the Company’s auditors.

(b) The parties hereto shall use their reasonable best efforts to cooperate with each other in connection with the preparation of customary pro forma financial statements that are required to be included in the Proxy Statement/Prospectus. Without limiting the foregoing, the parties shall (i) reasonably assist the other parties in causing to be prepared in a timely manner any financial information or statements (including customary pro forma financial statements) that involve financial information or statements of Parent or the Company as the case may be and that are required to be included in the Proxy Statement/Prospectus and (ii) obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

7.8 Annual and Interim Financial Statements. From the date hereof through the Closing Date, within forty-five (45) calendar days following the end of each three-month quarterly period, the Company shall deliver to the Parent Parties, for the first three quarters of the 2024 fiscal year, unaudited reviewed quarterly financial statements of the Company. The Company shall also, as soon as reasonably practicable after receipt by the Company thereof, deliver to the Parent Parties copies of any audited annual consolidated financial statements of the Company that the Company’s auditor may issue.

7.9 Company Review. At a reasonable time prior to the filing, issuance, or other submission or public disclosure of any statement, filing, notice, application, press release or other document made by or on behalf of the Parent Parties to any Governmental Authority or other third party in connection with the transactions contemplated by this Agreement, including the Proxy Statement/Prospectus, and amendment or supplement thereto and any other filing with the SEC, or the submission of responses to comments from the SEC or its staff in connection therewith, the Company and its counsel shall be given a reasonable opportunity to review and comment upon such document or response and give its written consent to the form thereof prior to filing, issuance, submission or disclosure thereof. Furthermore, the Parent Parties shall consider the comments of the Company or its counsel in good faith and cooperate and mutually agree upon any response to any SEC comments on any such document. The Parent Parties shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Parent to any written or oral comments received from the SEC or its staff.

7.10 Nasdaq Listing. Parent shall use its reasonable best efforts to cause (a) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) Parent to satisfy all applicable initial and continuing listing requirements of Nasdaq and (c) the Domesticated Parent Common Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

7.11 Section 16 Matters. Prior to the Effective Time, Parent’s board of directors, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Domesticated Parent Common Shares (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) pursuant to this Agreement (and the other agreements contemplated hereby), by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Parent following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

7.12 Trust Account. Subject to the satisfaction or valid waiver of the conditions in ARTICLE VIII, the Parent Parties shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed at Closing in accordance with the Investment Management Trust Agreement and for the payment of (a) all amounts payable to holders of Parent Ordinary Shares who shall have validly redeemed their Parent Ordinary Shares upon acceptance by Parent of such Parent Ordinary Shares, (b) the expenses of the Company and the Parent Parties to the third parties to which they are owed, (c) the Deferred Underwriting Amount to the underwriter in the IPO and (d) following the payment of any amounts required pursuant to the preceding clauses (a) through (c), the remaining monies in the Trust Account to the Parent Parties. The Parent Parties shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.

7.13 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Parent Parties and the Company as provided in their respective Organizational Documents (the

“D&O Indemnified Persons”), in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the Parent Parties in effect on the date hereof and disclosed in Schedule 7.13(a), shall survive the Closing and continue in full force and effect in accordance with their respective terms to the fullest extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Parent shall cause the Organizational Documents of Parent and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to the D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Parent Parties and the Company, as applicable, to the fullest extent permitted by applicable Law. The provisions of this Section 7.13 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For a period of six (6) years from the Effective Time, Parent shall maintain in effect directors’ and officers’ liability insurance covering the D&O Indemnified Persons on terms not less favorable than the terms of the current directors’ and officers’ liability insurance policies under which each such D&O Indemnified Person is currently covered, provided however, that Parent may instead cause coverage to be extended under the applicable existing policy by obtaining a “tail” insurance policy that provides coverage for up to a six-year period from the Effective Date, for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the applicable existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Parent shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other Parent Parties to honor all obligations thereunder.

7.14 “Blank-Check Company”. In addition to, and not in limitation of, the restrictions set forth in Section 7.2, from the date hereof through the Effective Time, the Parent shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby.

7.15 Reasonable Best Efforts; Support of Transaction. Subject to the terms and conditions of this Agreement (the obligations of which, for the avoidance of doubt, shall control to the extent of any conflict with the succeeding provisions of this Section 7.15), (i) each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including the satisfaction (but not waiver) of the closing conditions set forth in ARTICLE VIII and obtaining approval for the listing of the Domesticated Parent Common Shares and Domesticated Parent Warrants issued pursuant to this Agreement on the Stock Exchange. In furtherance thereof, the parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

7.16 HSR Act; Other Filings.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition, or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly (and in connection with any required filings under the HSR Act, no later than ten (10) Business Days after the date of this Agreement) make, or cause to be made, any required filing or application under Antitrust Laws, as applicable. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act. Parent and the Company shall each pay 50% of any filing fees and other charges for the filing under the HSR Act.

(b) Each party hereto shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated hereby under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any Proceedings initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Affiliates and their Representatives from, or given by such party or its Affiliates or Representatives to, any Governmental Authority and of any communication received or given in connection with any Proceeding by a private person, in each case regarding any of the transactions contemplated hereby; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any Proceeding by a private person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority.

(c) No party hereto shall take any action that could reasonably be expected to materially and adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

7.17 Tax Matters.

(a) Tax Opinions. If, in connection with the preparation and filing of the Registration Statement and Proxy Statement/Prospectus, the SEC requires that tax opinions be prepared and submitted, Parent, Merger Sub, and/or the Company shall deliver to Paul Hastings LLP and/or Winston & Strawn LLP, respectively, customary Tax representation letters satisfactory to such counsel, dated and executed as of the date the Registration Statement and Proxy Statement/Prospectus shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement and Proxy Statement/Prospectus.

(b) Tax Matters Cooperation. Each of the parties hereto shall (and shall cause its respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party hereto, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c) Transfer Taxes. Notwithstanding anything to the contrary contained herein, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Merger, and the other transactions contemplated hereby shall be borne by Parent, which shall file all necessary Tax Returns with respect to all such Taxes and timely pay (or cause to be timely paid) to the applicable Governmental Authority such Taxes. The parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Taxes.

(d) Parent shall retain all Books and Records with respect to Tax matters of the Company for Pre-Closing Periods for at least seven (7) years following the Closing Date and shall abide by all record retention agreements entered into by or with respect to the Company with any Taxing Authority.

7.18 Compliance with SPAC Agreements. The Parent Parties shall comply with each of the applicable agreements entered into in connection with the IPO in all material respects, including that certain Registration Rights Agreement, dated as of April 6, 2022 by and between Parent and the investors named therein.

7.19 Company Stockholder Approval. Following the Registration Statement being declared effective under the Securities Act, the Company shall use its reasonable best efforts to obtain and deliver to Parent, a written consent of the Stockholders constituting the Requisite Company Vote (the “Company Stockholder Written Consent”).

7.20 Parent Special Meeting; Form S-4.

(a) As promptly as practicable following the execution and delivery of this Agreement, Parent shall prepare, with the assistance of the Company, and cause to be filed with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement/Prospectus contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of (i) the Domesticated Parent Common

Shares, the Domesticated Parent Warrants and the Domesticated Parent Units to be issued upon the conversion of the issued and outstanding Parent Ordinary Shares, Parent Warrants and Parent Units, respectively, pursuant to the Domestication and (ii) the other Domesticated Parent Common Shares to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement/Prospectus. The Registration Statement shall include a proxy statement of Parent as well as a prospectus for the offering of shares to Stockholders (as amended, the “Proxy Statement/Prospectus”) for the purpose of soliciting proxies from Parent shareholders for the matters to be acted upon at the Parent Special Meeting and providing the public shareholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the final IPO prospectus of Parent, dated April 6, 2022 (the “Prospectus”) to have their Parent Ordinary Shares redeemed in conjunction with the shareholder vote on the Parent Shareholder Approval Matters (as defined below).

(b) The Proxy Statement/Prospectus shall include proxy materials for the purpose of soliciting proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent to be called and held for such purpose (the “Parent Special Meeting”), in favor of resolutions approving (i) the Domestication and Plan of Domestication, (ii) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Merger, by the holders of Parent Ordinary Shares in accordance with Parent’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq, (iii) adoption of the Parent Certificate of Incorporation and the Parent Bylaws in connection with the Domestication, (iv) election of the directors of Parent, (v) the adoption and approval of the issuance of the Domesticated Parent Common Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements, (vi) the exchange of Company Options for Domesticated Parent Options, as contemplated by Section 4.2 (such approval, the “Option Exchange Approval”), (vii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Proxy Statement/Prospectus or in correspondence related thereto, (viii) such other matters as the Company and Parent shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement, and (ix) approval to adjourn the Parent Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (the approvals described in foregoing clauses (i) through (ix), collectively, the “Parent Shareholder Approval Matters”). Without the prior written consent of the Company, the Parent Shareholder Approval Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by Parent’s shareholders at the Parent Special Meeting. Neither Parent’s board of directors nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Company), or propose to withdraw (or modify in a manner adverse to the Company) Parent’s board of director’s recommendation that the Parent shareholders vote in favor of the adoption of the Parent Shareholder Approval Matters. The Parent Parties shall provide the Company (and its counsel) with a reasonable opportunity to review and comment on and approve in writing the Proxy Statement/Prospectus and any amendment or supplement thereto prior to filing the same with the SEC.

(c) The Company shall provide the Parent Parties with such information concerning the Company and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). If required by applicable SEC rules or regulations, such financial information provided by the Company must be reviewed or audited by the Company’s auditors. The Parent Parties shall provide such information concerning each Parent Parties and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Parent Parties shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not materially misleading.

(d) Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement/Prospectus. Promptly after the Registration Statement is declared effective under the Securities Act, Parent will cause the Proxy Statement/Prospectus to be mailed to shareholders of Parent. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby.

(e) Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Parent or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other parties and (ii) Parent, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Parent shall cause the Registration Statement as so amended or supplemented, which is mutually agreed upon by Parent and the Company, to be filed with the SEC and to be disseminated to the holders of shares of Parent Ordinary Shares pursuant to applicable Law and subject to the terms and conditions of this Agreement and Parent’s Organizational Documents and the Company’s Organizational Documents. Each of the Company and Parent shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Parent or the Company receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(f) Each of the parties shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, the Parent Parties and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement/Prospectus, and responding in a timely manner to comments from the SEC. The Parent Parties shall cause the Proxy Statement/Prospectus to be disseminated to Parent’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Parent’s Organizational Documents.

(g) Parent shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement and Proxy Statement/Prospectus or the filing of any supplement or amendment thereto, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Ordinary Shares for offering or sale in any jurisdiction, of the initiation or written threat of any Proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or Proxy Statement/Prospectus or for additional information and Parent and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(h) As promptly as reasonably practicable following the time at which the Proxy Statement/Prospectus is declared effective under the Securities Act, Parent shall (i) establish the record date for, duly call, give notice of and (ii) duly convene and hold the Parent Special Meeting. Parent may postpone or adjourn the Parent Special Meeting (x) to solicit additional proxies for the purpose of obtaining Parent’s shareholders’ approval, (y) due to the absence of a quorum or (z) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Parent has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent’s shareholders prior to the Parent Special Meeting; provided, however, that, without the consent of the Company, in no event shall Parent adjourn the Parent Special Meeting for more than 15 Business Days or to a date that is beyond the Outside Date.

7.21 Confidentiality. Except as necessary to complete the Proxy Statement/Prospectus, the Company, on the one hand, and the Parent Parties, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other Person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information, but in no event less than reasonable care. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement/Prospectus.

7.22 Certain Compensation Arrangements. Parent hereby acknowledges the compensation arrangements set forth on Schedule 7.22 of the Company Disclosure Schedules, which arrangements shall become effective as of the Closing, subject to necessary approvals; provided, however, that the actual grant of the equity awards included in any such arrangements may be deferred until after Parent has filed its first Registration Statement on Form S-8 following the Closing.

7.23 Extension Proposal.

(a) In the event that it is reasonably determined by Parent and the Company on February 11, 2025 (or such other date that is agreed to in writing by Parent and the Company) that it is reasonably likely that the Merger will not be consummated by April 11, 2025, then upon the written request of Parent or the Company to the other party, then Parent and the Company (i) shall reasonably cooperate with respect to the preparation, filing and mailing of a proxy statement and any other materials necessary to solicit proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent to be called and held for purpose of such vote, in favor of (A) amending Parent’s Organizational Documents (such amendment, the “Extension Amendment”) to extend the final date in respect of which Parent must consummate a Business Combination thereunder to the date that that is six (6) months following delivery of the Audited 2022/2023 Financial Statements to the Parent Parties pursuant to Section 7.8 or such other date that is mutually agreed to by the Company and Parent in writing (the “Extension Date”) and (B) such other matters as the Company and Parent shall mutually determine to be necessary or appropriate in order to effect the Extension Amendment; and (ii) execute and deliver such other documents and take such other actions, as may reasonably be necessary to effectuate the Extension Amendment. Notwithstanding anything to the contrary, the right to make a written request pursuant to the preceding sentence shall not be available to a party if the potential failure of the Merger to be consummated by April 11, 2025 was due to such party’s breach of or failure to perform any of its covenants or agreements set forth in this Agreement in any material respect.

(b) As promptly as reasonably practicable following the time at which the proxy statement contemplated by Section 7.23(a) is cleared by the SEC, Parent shall (i) establish the record date for, duly call, give notice of and (ii) duly convene and hold the applicable extraordinary general meeting.

7.24 Interim Financing. Parent and the Company shall use their commercially reasonable efforts to assure that, as mutually determined by Parent and the Company, Parent will have sufficient funds at the Closing to pay the Outstanding Parent Expense Amount and the Outstanding Company Expense Amount in full. Such efforts may include, without limitation, obtaining a backstop, put, forward contract, debt, equity or convertible financing, or other similar arrangement, in each case, on terms that are mutually agreed to by Parent and the Company.

7.25 Certificate of Designations. Following the effectiveness of the Domestication and the filing of the Parent Certificate of Incorporation, but prior to the Effective Time, Parent shall file with the Secretary of State of Delaware a certificate of designations in the form attached as Exhibit E (the “Domesticated Parent Certificate of Designations”), which provides for, among other things, the designations, powers, rights and preferences and qualifications, limitations and restrictions of the “Series A Preferred Stock” of Parent (such shares, “Domesticated Parent Preferred Shares”). For the avoidance of doubt, the Domesticated Parent Certificate of Designations shall not be considered part of the Organizational Documents of the Parent.

7.26 Executive Employment Agreements. Prior to the Effective Time, the Company shall enter into employment agreements, on a form reasonably acceptable to Sponsor, with each of the Company Key Executives to be effective as of, and contingent upon, consummation of the Merger.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) There shall be no Order, statute, rule or regulations enjoining or prohibiting the consummation of the Merger; provided that the Governmental Authority issuing such Order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby.

(b) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(c) The Parent Shareholder Approval Matters that are submitted to the vote of the shareholders of Parent at the Parent Special Meeting in accordance with the Proxy Statement and Parent’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Parent at the Parent Special Meeting in accordance with Parent’s Organizational Documents and applicable Law (the “Required Parent Shareholder Approval”).

(d) The Company Stockholder Written Consent shall have been obtained.

(e) All required filings under the HSR Act, and other applicable Antitrust Laws, shall have been completed and any applicable waiting period, any extensions thereof, and any commitments by the parties not to close before a certain date under a timing agreement entered into with a Governmental Authority shall have expired or otherwise been terminated.

8.2 Conditions to Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Parent Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Company contained in ARTICLE V disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement, and (ii) be true and correct as of the Closing Date (other than, in each case, if the representations and warranties that speak as of a specific date, then such representations and warranties need only to be true and correct as of such date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(c) Since the Signing Date, no Company Material Adverse Effect has occurred that is continuing, regardless of whether it involved a known risk.

(d) The Parent Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company certifying the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 8.2.

(e) The Parent Parties shall have received (i) a copy of the Organizational Documents of the Company as in effect as of the Closing Date, (ii) copies of (A) resolutions duly adopted by the board of directors of the Company authorizing this Agreement and the transactions contemplated hereby and (B) the Company Stockholder Written Consent, and (iii) a recent certificate of good standing as of a date no later than five (5) days prior to the Closing Date regarding the Company from the Secretary of State of the State of Delaware.

(f) The Parent Parties shall have received a copy of each of the Additional Agreements to which the Company is a party, duly executed by the Company and by all other parties thereto, and each such Additional Agreement shall be in full force and effect.

8.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) The Parent Parties shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Parent Parties contained in ARTICLE V of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Parent Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (other than in each case except for representation and warranties that speak as of a specific date, in which case such representations and warranties need only to be true and correct as of such), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Parent Material Adverse Effect.

(c) Since the date of this Agreement, no Parent Material Adverse Effect has occurred that is continuing, regardless of whether it involved a known risk.

(d) The Company shall have received a certificate signed by an authorized officer of each of the Parent Parties certifying the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 8.3.

(e) From the date hereof until the Closing, the Parent Parties shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Parent Parties.

(f) Each of the Parent Parties shall have executed and delivered to the Company each Additional Agreement to which it is a party.

(g) The directors designated by the Company shall have been appointed or elected to the board of directors of Parent, effective at the Effective Time.

(h) The Domesticated Parent Common Shares and Domesticated Parent Warrants shall remain listed on Nasdaq through the Effective Time, the listing application for the listing of the Domesticated Parent Common Shares and Domesticated Parent Warrants following the Effective Time shall have been approved by the applicable Stock Exchange, and as of the Closing Date, Parent shall not have received any written notice from the Stock Exchange that it has failed, or would reasonably be expected to fail to meet such Stock Exchange’s continued listing requirements as of immediately following the Closing for any reason, where such notice has not been subsequently withdrawn by the Stock Exchange or the underlying failure appropriately remedied or satisfied.

(i) The Domestication shall have been completed as provided in ARTICLE II and a time-stamped copy of the Certificate of Domestication issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to the Company.

(j) The Investment Management Trust Agreement shall have been amended solely to the extent necessary to enable the intended effects of the Amended Underwriting Agreement without breach of, or other conflict with, the Investment Management Trust Agreement as so amended.

(k) Scilex Holding Company shall have (i) paid in full all obligations owed under that certain Senior Secured Promissory Note, dated September 21, 2023 (the “Oramed Note”), or (ii) obtained the full release of the Company as a guarantor of the Oramed Note as set forth in that certain Subsidiary Guarantee, dated September 21, 2023, by the Company and certain other parties thereto.

(l) The Domesticated Parent Certificate of Designations shall have been filed with, and accepted by, the Secretary of State of the State of Delaware.

(m) The Pre-Signing Certificate of Merger shall have become effective in accordance with its terms and the DGCL.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by the mutual written consent of the Company and Parent;

(b) by Parent, if any of the representations or warranties of the Company set forth in ARTICLE V shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Parent Parties) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to the Company; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(b) if any Parent Party is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(c) by the Company, if any of the representations or warranties of any Parent Party set forth in ARTICLE VI shall not be true and correct, or if any Parent Party has failed to perform any covenant or agreement on its part set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 8.3(a) or Section 8.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to Parent; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(d) by either the Company or Parent:

(i) on or after 11:59 p.m. Pacific Time on January 31, 2025, or such later date as agreed to in writing between the Company and the Parent (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided, however, that if an Extension Amendment shall be in effect, the Outside Date shall be the Extension Date; or

(ii) if any Order having the effect set forth in Section 8.1(a) shall be in effect and shall have become final and non-appealable;

(e) by the Company if any of the Parent Shareholder Approval Matters (other than the Parent Shareholder Approval Matters described in Section 7.20(a)) shall fail to receive the Required Parent Shareholder Approval at the Parent Special Meeting (unless such Parent Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(f) by Parent if the Company Stockholder Written Consent shall not have been obtained within five (5) Business Days following the Registration Statement being declared effective by the SEC, provided that the termination right under this Section 9.1(f) shall be of no further force or effect if the Company Written Stockholder Consent is delivered to the Parent Parties prior to the termination of this Agreement (even if after the five (5) Business Day period provided above); or

(g) by Parent, in the event that the Audited 2022/2023 Financial Statements have not been delivered to the Parent Parties on or before 11:59 p.m. Pacific Time on September 13, 2024 and remain undelivered prior to the termination of this Agreement pursuant to this Section 9.1(g).

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1 (other than termination pursuant to Section 9.1(a)), written notice thereof shall be given by the party desiring to terminate to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void (other than the provisions of ARTICLE X and this Section 9.2), and there shall be no Liability on the part of any Parent Party or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any party from Liability for any Fraud or Willful Breach.

ARTICLE X

MISCELLANEOUS

10.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, on the date of delivery; (b) if by electronic means (including email), on the date that transmission is confirmed electronically; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

Semnur Pharmaceuticals, Inc.

960 San Antonio Road

Palo Alto, CA 94303

Email: jshah@scilexholding.com

with a copy to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin, Esq.; Elizabeth A. Razzano, Esq.

Email: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com if to any Parent Party:

Denali Capital Acquisition Corp.

437 Madison Avenue. 27th Floor

New York, New York 10022

Attn: Lei Huang

Email: lei.huang@itradeup.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

800 Capitol Ave, Suite 2400

Houston, TX 77002

Attention: Michael J. Blankenship

Email: mblankenship@winston.com

10.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Parent Parties and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

10.3 Nonsurvival of Representations. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing and (b) this Section 10.3.

10.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

10.5 Publicity. Except as required by law and except with respect to the Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their reasonable best efforts to cause a mutually agreeable release or public disclosure to be issued.

10.6 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that at the Closing, all of Parent’s and the Company’s unpaid Transaction Expenses shall be paid pursuant to Section 4.5(b).

10.7 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

10.8 Entire Agreement. This Agreement together with the Additional Agreements, the Company Disclosure Schedules and the Parent Disclosure Schedules, and any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

10.9 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

10.10 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual knowledge of Jaisim Shah and Dmitri Lissin following reasonable due inquiry of such individual’s appropriate direct reports with respect to the particular matter in question.

(h) For purposes of this Agreement, information and documents shall be deemed to have been “provided,” “delivered” or “made available” to a Parent Party if such information was posted to the electronic data room hosted by ShareFile under the project name “Pipeline – SP-102 Project” at https://projectsemnur.securevdr.com/home/shared/fo5a5437-0ba8-4873-84a0-9640093bd69d at least two Business Days prior to the date of this Agreement.

10.11 Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

10.12 Third Party Beneficiaries. Except as set forth in Section 7.13 and Section 10.19 following the Effective Time, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

10.13 Waiver. The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent; provided, however, that (a) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Parent for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Parent to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the redemption of Parent Ordinary Shares) to the Company in accordance with the terms of this Agreement, the Organizational Documents of Parent and the Investment Management Trust Agreement) so long as such claim would not affect Parent’s ability to fulfill its obligation to effectuate the redemption of Parent Ordinary Shares; and (b) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Parent’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

10.14 Non-Recourse. Except in the case of claims against a Person in respect of such Person’s Fraud:

(a) solely with respect to the Company, Parent and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Parent and Merger Sub as named parties hereto; and

(b) except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of the Company, Parent or Merger Sub and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing, shall have any Liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other Liabilities of any one or more of the Company, Parent or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

10.15 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

10.16 Jurisdiction. Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Proceeding arising out of or relating to this

Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 10.16

10.17 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY PROCEEDING OF ANY KIND OR NATURE, IN ANY COURT IN WHICH A PROCEEDING MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

10.18 Company and Parent Disclosure Schedules. The Company Disclosure Schedules and the Parent Disclosure Schedules (collectively, “Disclosure Schedules”) referenced herein are incorporated by reference into this Agreement. All references herein to the Company Disclosure Schedules and/or the Parent Disclosure Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Schedules or any schedule thereof, with a reference to any corresponding section of this Agreement or schedule of the applicable Disclosure Schedules shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or schedules of the applicable Disclosure Schedules if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or schedule of the applicable Disclosure Schedules. Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

10.19 Conflicts and Privilege.

(a) Each of the parties hereto, on its own behalf and on behalf of its Representatives (including, after the Closing, the Surviving Corporation), hereby agree that, in the event that a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsor, the stockholders or holders of other equity securities of Parent or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Parent Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Company Group, on the other hand, any legal counsel, including Winston & Strawn LLP, that represented Parent and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the Parent Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented Parent in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation and/or the Sponsor. Parent and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Proceeding arising out of or relating to, this Agreement, any Additional Agreements or the transactions contemplated hereby or thereby) between or among Parent, the Sponsor and/or any other member of the Parent Group, on the one hand, and Winston & Strawn LLP, on the other hand, the attorney-client privilege and the expectation of client confidence shall survive the Merger and belong to the Parent Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Parent or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation.

(b) Parent and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity securities of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Company Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Parent Group, on the other hand, any legal counsel, including Paul Hastings LLP (“PH”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented Parent and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Proceeding arising out of or relating to, this Agreement, any Additional Agreements or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Company Group, on the one hand, and PH, on the other hand, the attorney-client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by Parent prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation.

10.20 Counterparts; Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
Name: Lei Huang
Title: Chief Executive Officer

Merger Sub:

DENALI MERGER SUB INC.

By:	/s/ Peter Xu
Name: Peter Xu
Title: President

[Signature Page to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Incorporation

CERTIFICATE OF INCORPORATION

OF

DENALI CAPITAL ACQUISITION CORP.

a Delaware corporation

ARTICLE I.

NAME

The name of the Corporation is Denali Capital Acquisition Corp.

ARTICLE II.

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The registered agent is Corporation Service Company.

ARTICLE III.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

ARTICLE IV.

CAPITAL STOCK

A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 785,000,000 shares, consisting of (i) 740,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 45,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

B. The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof of the shares of each class are as follows:

(i) Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate”) (including any Preferred Stock Designation (as hereinafter defined)) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or pursuant to the DGCL.

(ii) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) pursuant to the DGCL. The Board of Directors of the Corporation (the “Board of Directors”) (or any committee to which it may duly delegate the authority granted in this Section B(ii) of Article IV) is hereby empowered to authorize the issuance from time to time of all or any of the shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated.

C. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto). For the avoidance of doubt and notwithstanding anything herein to the contrary, subject to the rights of the holders of any Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to this Certificate of Incorporation.

ARTICLE V.

BOARD OF DIRECTORS

A. Except as otherwise provided by applicable law or this Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. The total number of directors shall be as determined from time to time exclusively by the Board of Directors; provided that, at any time Scilex Holding Company (together with its Affiliates (as defined below), subsidiaries, successors and assigns (other than the Corporation and its subsidiaries), “Scilex Holding Company”) beneficially owns, in the aggregate, at least 50% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolution adopted by the stockholders, in each case, subject to the rights of any holders of Preferred Stock to elect directors pursuant to any Preferred Stock Designation. Election of directors need not be by written ballot unless the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) shall so require. As used in this Article V only, the term “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person, and the term “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

C. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors may assign members of the Board of Directors already in office to such classes. To the extent practicable, the Board of Directors shall assign an equal number of directors to Class I,

Class II and Class III. At the first annual meeting of stockholders after the filing of this Certificate, the terms of the Class I directors shall expire, and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire, and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire, and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as practicable, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Except as otherwise required by law or this Certificate, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board of Directors, may be filled by a majority of the directors then in office, although less than a quorum, by the sole remaining director, or by the stockholders of the Corporation; provided, however, that from and after the Trigger Event (as defined below), any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board of Directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders of the Corporation, in each case, subject to the rights of the holders of any series of Preferred Stock. Except as otherwise provided by this Certificate, a director elected to fill a vacancy or newly created directorship shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

E. Except as otherwise required by law or this Certificate, and subject to the rights of the holders of any series of Preferred Stock, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of such directors; provided, however, that, from and after the Trigger Event (as defined below) any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE VI.

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING; SPECIAL MEETINGS OF

STOCKHOLDERS

A. Any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders; provided, that prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by or on behalf of the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, is delivered to the Corporation in accordance with the DGCL, in each case, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock. For purposes of this Certificate, “Trigger Event” means, following the receipt by Scilex Holding Company of the shares of Common Stock and Preferred Stock to which it is entitled under that certain Agreement and Plan of Merger, dated as of August __, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms), by and among Semnur Pharmaceuticals, Inc., a Delaware corporation, Denali Capital Acquisition Corp., a Cayman Islands exempted company, and Denali Merger Sub Inc., a Delaware corporation, the time that Scilex Holding Company and its Affiliates (as defined below) first cease to beneficially own more than 50% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

B. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board of Directors, the Board of Directors (pursuant to a resolution adopted by the affirmative vote of a majority of the authorized number of directors constituting the Board of Directors, whether or not there exist any vacancies or other unfilled seats in previously authorized directorships) or the Chief Executive Officer of the Corporation; provided, however, that at any time prior to the Trigger Event, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of Scilex Holding Company, in each case, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock. Any such special meeting of stockholders shall be held at such date, time, and place, within or without the State of Delaware, as may be specified by such order. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

ARTICLE VII.

LIMITATION OF LIABILITY

Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE VIII.

CORPORATE OPPORTUNITIES AND COMPETITION

A. In recognition and anticipation that (i) certain directors, officers, principals, partners, members, managers, employees, agents and/or other representatives of Scilex Holding Company and its Affiliates may serve as directors, officers or agents of the Corporation and its Affiliates, and (ii) Scilex Holding Company and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation and Affiliates, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation and its Affiliates, directly or indirectly, may engage, the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs of the Corporation and its Affiliates with respect to certain classes or categories of business opportunities as they may involve Scilex Holding Company and its Affiliates and any person or entity who, while a stockholder, director, officer or agent of the Corporation or any of its Affiliates, is a director, officer, principal, partner, member, manager, employee, agent and/or other representative of Scilex Holding Company and its Affiliates (each, an “Identified Person”), on the one hand, and the powers, rights, duties and liabilities of the Corporation and its Affiliates and its and their respective stockholders, directors, officers and agents in connection therewith, on the other.

B. To the fullest extent permitted by law (including, without limitation, the DGCL), and notwithstanding any other duty (contractual, fiduciary or otherwise, whether at law or in equity), each Identified Person (i) shall have the right to, and shall have no duty (contractual, fiduciary or otherwise, whether at law or in equity) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Corporation or any of its Affiliates or deemed to be competing with the Corporation or any of its Affiliates, on its own account, or in partnership with, or as a direct or indirect equity holder, controlling person, stockholder, director, officer, employee, agent, Affiliate (including any portfolio company), member, financing source, investor, director or indirect manager, general or limited partner or assignee of any other person or entity with no obligation to offer to the Corporation or its subsidiaries or other Affiliates the right to participate therein and (ii) shall have the right to invest in, or provide services to, any person that is engaged in the same or similar business activities as the Corporation or its Affiliates or directly or indirectly competes with the Corporation or any of its Affiliates. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, neither the Corporation nor any of its Subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Person, and the Corporation hereby waives and renounces any interest or expectancy therein, except with respect to opportunities offered solely and expressly to officers of the Corporation in their capacity as such.

C. Solely for purposes of this Article VIII, (i) “Affiliate” shall mean (a) with respect to Scilex Holding Company, any person or entity that, directly or indirectly, is controlled by Scilex Holding Company, controls Scilex Holding Company, or is under common control with Scilex Holding Company, but excluding (1) the Corporation, and (2) any entity that is controlled by the Corporation (including its direct and indirect subsidiaries), and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

ARTICLE IX.

EXCLUSIVE FORUM

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee or stockholder of the Corporation arising pursuant to any provision of the DGCL or of this Certificate or the Bylaws (as either may be amended and/or restated from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws (each as may be amended from time to time, including any right, obligation or remedy thereunder), (v) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, employee or stockholder of the Corporation as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. This Article IX.A. shall not apply to claims arising under the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

C. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article IX.

ARTICLE X.

SECTION 203 OF THE DGCL

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL until the occurrence of a Trigger Event; whereupon, the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of stock of the Corporation, become governed by Section 203 of the DGCL, except that the restrictions on business combinations of Section 203 of the DGCL will not apply to Scilex Holding Company or its current or future Affiliates (as defined in Article VIII) regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors beneficially owned by them.

ARTICLE XI.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate in its current form or as hereafter amended are granted subject to the rights reserved in this Article XI. Notwithstanding the foregoing, from and after the occurrence of the Trigger Event, notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any greater or additional vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Certificate or any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal Articles V (Board of Directors), VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), VII (Limitation of Liability), VIII (Corporate Opportunities and Competition), IX (Exclusive Forum), X (Section 203 of the DGCL) and this Article XI, and no other provision may be adopted, amended or repealed that would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such Articles.

B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total authorized number of directors. From and after the occurrence of the Trigger Event, notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Certificate or any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE XII.

INCORPORATOR

The name and mailing address of the incorporator is [Name], [Address].

ARTICLE XIII.

INITIAL BOARD OF DIRECTORS

The names and mailing addresses of the initial members of the Board of Directors are:

•	[Name], [Address];

•	[Name], [Address]; and

•	[Name], [Address].

*    *   *

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this ___day of _________, 2024.

[Name]

Exhibit B

Form of Bylaws

BYLAWS

OF

SEMNUR PHARMACEUTICALS, INC.

(a Delaware corporation)

i

ii

SECTION 10.	Definitions	24
SECTION 11.	Notice	24

ARTICLE XIV AMENDMENTS		24

ARTICLE XV NOTICE BY ELECTRONIC TRANSMISSION		25

SECTION 1.	Notice of Electronic Transmission	25

iii

BYLAWS

OF

SEMNUR PHARMACEUTICALS, INC.

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Semnur Pharmaceuticals, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

SECTION 2. Other Offices. The Corporation may, in addition to its registered office in the State of Delaware, have other offices at any place or places, either within or outside the State of Delaware, as the Corporation’s board of directors (the “Board of Directors”) shall from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

STOCKHOLDERS

SECTION 1. Time and Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware, on such date and at such time as designated by (or in the manner determined by) the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place but may be held instead solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

SECTION 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with Section 9 of this Article II shall be held each fiscal year on such date, and at such time and place, if any, within or outside the State of Delaware, or by means of remote communications, as the Board of Directors (or its designee) shall determine.

SECTION 3. Special Meetings. Subject to the rights of the holders of any class or series of Preferred Stock (as hereinafter defined), special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation as then in effect and may be held at such place either within or outside the State of Delaware, and at such time and date as provided in the Certificate of Incorporation. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL.

SECTION 4. Notice of Meetings.

(a) Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be given in accordance with either

Section 4(b) of this Article II or Article XV of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Notice of any meeting of stockholders shall be deemed given:

(1) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records;

(2) if delivered by courier service, notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address as it appears on the records of the Corporation; or

(3) if electronically transmitted, as provided in Article XV of these Bylaws.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 5. Quorum; Adjournment; Postponement.

(a) Except as otherwise provided by law, the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting of stockholders, present in person, or by remote communication, if applicable, or represented by proxy; provided that, when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

(b) Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the Chairman of the meeting or by the affirmative vote of a majority of the voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, whether or not there is a quorum. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to

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be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting, as long as a quorum is present in person or by remote communication or represented by proxy, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

(c) Any previously scheduled annual or special meeting of the stockholders may be postponed or adjourned, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board of Directors; provided, however, that with respect to any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors at the request of Scilex Holding Company, the Board of Directors shall not postpone, reschedule or cancel such special meeting without the prior written consent of Scilex Holding Company.

SECTION 6. Organization.

(a) Meetings of stockholders shall be presided over by such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman, or if none or in the Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or represented by proxy at the meeting. The Secretary of the Corporation or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

(b) The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(c) The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman presiding over any meeting of stockholders shall have the right and authority to convene and (for any reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the meeting and the safety of those in attendance. Such rules, regulations or procedures, whether adopted by the Board of

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Directors or prescribed by the Chairman, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairman shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted (if any) to questions or comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; (viii) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting; and (ix) compliance with any state and local laws and regulations concerning safety and security. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 6 and Section 9 of this Article II. The Chairman, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 6 and Section 9 of this Article II, and if the Chairman should so determine that any proposed nomination or business is not in compliance with such sections, the Chairman shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

SECTION 7. Voting; Proxies; Required Vote.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Unless the Certificate of Incorporation provides otherwise, each stockholder shall have one (1) vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.

(b) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period). The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission, that sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(c) At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast by the stockholders

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entitled to vote at the election shall be sufficient to elect a director. All other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

SECTION 8. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required pursuant to Section 231 of the DGCL or other applicable law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof, and make a written report thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, and shall if required pursuant to Section 231 of the DGCL or other applicable law, appoint one or more inspectors to act at the meeting. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 9. Advance Notice Procedures for Stockholder Nominations of Directors and Other Business.

(a) Annual Meetings of Stockholders.

(1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors or proposal of other business must be (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any committee thereof), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any committee thereof), or (C) otherwise properly brought before the meeting by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with the notice procedures set forth in this Section 9 as to such business or nomination. Clause

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(C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at an annual meeting of the stockholders (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 9, the stockholder must (A) have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder action, and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 9. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (in the case of the first annual meeting of stockholders held after January 1, 2025, the date of the preceding year’s annual meeting of the stockholders shall be deemed to be June 30, 2024); provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(3) To be in proper form for purposes of this Section 9, a stockholder’s notice to the Secretary of the Corporation delivered pursuant to this Section 9 must set forth:

(A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information with respect to such proposed nominee that would be required under Section 9(a)(3)(C) of this Article II if such proposed nominee were the nominating stockholder, (ii) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, including, without limitation, each proposed nominee’s name, age, principal occupation or employment (present and for the five years prior to such stockholder’s notice), (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings existing presently or existing

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during the prior twenty-four (24) months, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (v) a description of any material pending or threatened legal proceedings in which any such stockholder and beneficial owner and each proposed nominee is a party or material participant involving the Corporation or any of its affiliates, officers or directors, (vi) a statement whether each proposed nominee is, or has been within the last three years from the date of the stockholder’s notice, an officer or director of a competitor of the Corporation, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, (vii) a statement whether each proposed nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the 10 years prior to the date of the stockholder’s notice, and (viii) a completed and signed questionnaire, representation and agreement required by Section 10 of this Article II.

(B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and any material interest in such business of such stockholder, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iv) a reasonably detailed description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any,

(ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder and beneficial owner, except that such stockholder and beneficial owner shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such stockholder and beneficial owner has a right to acquire beneficial ownership at any time in the future, (b) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to

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any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household,

(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates,

(iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,

(v) in the case of (a) any proposed business, other than the nominations of persons for election to the Board of Directors, a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise to solicit proxies from stockholders in support of such proposal, or (b) any nomination of persons for election to the Board of Directors, a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act or (2) otherwise solicit proxies from stockholders in support of such nominees;

(vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the

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proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(4) A stockholder providing notice of any nomination proposed to be made, or business proposed to be brought, in each case before an annual meeting, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for determining stockholders entitled to the notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding the representations required pursuant to paragraph (a)(3)(C)(v) of this Section 9, if a stockholder no longer plans to solicit proxies in accordance with any such representation, such stockholder or beneficial owner shall inform the Corporation of this change by delivering a written notice to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies.

(5) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 9 and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record of the Corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation and at the time of the special meeting, (B) is entitled to vote at the meeting and upon such election, and (C)

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complies with the notice procedures set forth in this Section 9 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if a stockholder’s notice containing all of the information required by paragraphs (a)(3) and (4) hereof as if the special meeting were an annual meeting with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of: (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 or the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(C)(v) of this Section 9), whereby any failure to comply with the representation in clause (a)(3)(C)(v) will cause the nomination or other business to be disregarded; and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

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(2) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 9 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). If a stockholder fails to comply with any applicable requirements of the Exchange Act (including, but not limited to Rule 14a-19 promulgated thereunder), such nominations or proposals shall be deemed to have not been made in compliance with these bylaws and shall be disregarded. Nothing in this Section 9 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(4) Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if any stockholder giving the notice of a nomination of a director and the beneficial owner, if any, on whose behalf a nomination of a director is made (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder making a nomination provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

SECTION 10. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 9 of this Article II) to the Secretary at the principal executive offices of the Corporation a written

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questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law as it presently exists or may hereafter be amended; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership, related party and trading policies and guidelines of the Corporation.

SECTION 11. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for

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determining stockholders entitled to consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 12. List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the date of the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the identity of the stockholders entitled to vote in person or by proxy and the number of shares held by each of them, and as to the stockholders entitled to examine the list of stockholders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

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SECTION 2. Number, Term and Qualification; Remuneration.

(a) Subject to the Certificate of Incorporation, the number of directors shall be fixed in the manner provided in the Certificate of Incorporation. The term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The directors shall be divided into classes as and to the extent provided in the Certificate of Incorporation, except as otherwise required by applicable law.

(b) The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and Directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for committee service.

SECTION 3. Quorum and Manner of Voting. Except as otherwise required by law, the Certificate of Incorporation, or in these Bylaws, a majority of the total number of authorized directors constituting the Board of Directors, whether or not there exist any vacancies or other unfilled seats in previously authorized directorships (the “Whole Board”) shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. To the extent permitted by law, the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 4. Places of Meetings; Conference Telephone Meetings. Meetings of the Board of Directors may be held at any place within or outside the State of Delaware, as may be fixed from time to time by resolution of the Board of Directors, or as may be specified in the notice of meeting. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer or a majority of the directors then in office.

SECTION 7. Notice of Meetings.

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(a) Notice of the time and place of special meetings of the Board of Directors shall be: (1) delivered personally by hand, by courier or by telephone; (2) sent by United States first-class mail, postage prepaid; (3) sent by facsimile; or (4) sent by electronic mail, electronic transmission or other similar means, directed to each director at that director’s address, telephone number, facsimile number or electronic mail or other electronic address, as the case may be, as shown on the Corporation’s records.

(b) If the notice is (1) delivered personally by hand, by courier or by telephone, (2) sent by facsimile or (3) sent by electronic mail or electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office). Notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

SECTION 8. Chairman of the Board. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article III, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, or, if none or in the Chairman’s absence or inability to act, the Chief Executive Officer, or, in the Chief Executive Officer’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or, if none or in such Vice-President’s absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10. Resignation. Any director may resign at any time upon written notice (including by electronic transmission) to the Chairman or the Corporation’s Chief Executive Officer, and such resignation shall take effect upon receipt thereof by the Chairman or Chief Executive Officer, unless otherwise specified in the resignation.

SECTION 11. Vacancies. Vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

SECTION 12. Removal of Director. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

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SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission). After an action is taken, such writing or writings (or electronic transmission or transmissions) shall be filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

COMMITTEES

SECTION 1. Appointment. From time to time, the Board of Directors by a resolution adopted by a majority of the Whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have such duties and powers as shall be determined and specified by the Board of Directors in the resolution of appointment. The Board of Directors may at any time for any reason remove any individual committee member, and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Any director may belong to any number of committees of the Board of Directors. Subject to the Certificate of Incorporation, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission). After such action is taken, such writing or writings shall be filed with the minutes of proceedings of the committee.

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SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

SECTION 5. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected, in the performance of such person’s duties, in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE V

OFFICERS

SECTION 1. Generally. The officers of the Corporation shall consist of, if and when designated by the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, one or more Vice-Presidents, a Treasurer and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the Chief Executive Officer. Officers shall be elected by the Board of Directors, which shall consider such appointment at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any two or more offices may be held by the same person. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide. The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officer or agent notwithstanding any provision hereof.

SECTION 2. Resignation; Removal. Any officer may resign at any time upon written notice (including by electronic transmission) to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary, and such resignation shall take effect upon receipt thereof by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Whole Board or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

SECTION 3. Chief Executive Officer. The Chief Executive Officer shall have such duties as are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

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SECTION 4. President. Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business. Unless another officer has been appointed Chief Executive Officer of the Corporation or otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The President shall have power to sign stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board and the Chief Executive Officer.

SECTION 5. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board of Directors, the Chief Executive Officer or the President. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation.

SECTION 8. Secretary. The Secretary shall issue all authorized notices for, and shall maintain minutes of, all meetings of the stockholders and the Board of Directors and any committee thereof. The Secretary shall have charge of the corporate books. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by (or in the manner determined) the Board of Directors (or its committees).

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ARTICLE VI

BOOKS AND RECORDS

SECTION 1. Location. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept by or in the manner set forth in Section 224 of the DGCL.

ARTICLE VII

STOCK

SECTION 1. Stock; Signatures. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by such holder in the Corporation and registered in certificated form. Stock certificates shall be signed by or in the name of the Corporation by any two authorized officers, including the Chairman, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President, the Treasurer, the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Transfers of record of shares of stock of the Corporation shall be made on the books administered by or on behalf of the Corporation after receipt of a request with proper evidence of succession, assignation or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers, subject to applicable law.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in accordance with Section 155 of the DGCL.

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SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VIII

DIVIDENDS

Subject to applicable law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation. Subject to applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any dividends shall be declared and paid to stockholders.

ARTICLE IX

CORPORATE SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing or by electronic transmission, whether before or after the time stated therein, to waive such notice requirement. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by

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said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such primary financial officer (or designee thereof) may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board of Directors (or its designee) may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock or other interests by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders or equity holders of any entity in which the Corporation may hold stock or other interests, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or interests at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Right to Indemnification. The Corporation shall indemnify, to the fullest extent permitted by the DGCL, as it presently exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any natural person (a) who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise at any time during which these Bylaws are in effect (a “Covered Person”), whether or not such Covered Person continues to serve in such capacity at the time any indemnification is sought or at the time of any proceeding (as defined below) relating thereto exists or is brought, and (b) who is or was a party to, is threatened to be made a party to, or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”) based on such Covered Person’s action(s) in his or her official capacity as a director or officer of the Corporation or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at the request of the Corporation), against all liability and loss suffered (including, without limitation, any judgments,

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fines, ERISA excise taxes or penalties and amounts paid in settlement consented to in writing by the Corporation) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding. Such indemnification shall continue to a Covered Person who has ceased to be a director or officer, of the Corporation or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise at the request of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators. Except as provided in this Section 1, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 2. Notification of Claim. To obtain indemnification under Section 1 of this Article XIII, a claimant shall submit to the Corporation a written request, including any such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2, a determination, if required by the DGCL, with respect to the claimant’s entitlement to indemnification shall be made in accordance with Section 145(d) of the DGCL. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ninety (90) days after such determination.

SECTION 3. Right of Covered Person to Bring Suit. If a claim for indemnification under Section 1 of this Article XIII is not paid in full within ninety (90) days after a written claim pursuant to Section 2 of this Article XIII has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, to the extent successful, shall be entitled to be paid the reasonable costs, fees and expenses of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4. Non-Exclusivity of Rights. The right to indemnification conferred on any Covered Person by this Article XIII (a) shall not be exclusive of any other rights that such Covered Person may have or acquire under any statute, provision of these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination. Notwithstanding the

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foregoing, the Corporation’s obligation to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be excess and secondary to any obligations of such other entity, and shall in all cases be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity or other enterprise, and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

SECTION 5. Nature of Rights. The rights conferred upon indemnitees in this Article XIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any repeal or modification of the provisions of this Article XIII that in any way diminishes any right of an indemnitee or his or her successors to indemnification or advancement (or related rights) shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged acts or omissions occurring prior to such repeal or modification.

SECTION 6. Right to Advancement of Expenses. The Corporation, in its sole discretion, may advance any costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding prior to the final disposition of such proceeding; provided, however, to the extent required by law, the payment of such costs, fees or expenses incurred by a Covered Person shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it ultimately shall be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise.

SECTION 7. Savings Clause. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 8. Indemnification of Other Persons. This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors. In addition, the Corporation may enter into agreements with any person or entity for the purpose of providing for indemnification or advancement, in any manner or extent consistent with Delaware law.

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SECTION 9. Indemnification Agreements; Insurance. The Corporation shall have the discretionary power to enter into indemnification agreements with any Covered Person or agent of the Corporation that confer broader or other rights, including without limitation advancement of expenses, to the extent allowed by Delaware law. The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of these Bylaws of the Corporation or the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

SECTION 10. Definitions. For purposes of this Article XIII:

(1)	“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2)

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XIII.

SECTION 11. Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XIV

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal these Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. From and after the occurrence of the Trigger Event (as defined in the Certificate of Incorporation), notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required by the Certificate of Incorporation (including any vote of the holders of any particular class or classes or series of stock required by law or by the Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting

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together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of these Bylaws or to adopt any provision inconsistent herewith.

ARTICLE XV

NOTICE BY ELECTRONIC TRANSMISSION

SECTION 1. Notice of Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission to the stockholder when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited.

A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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Exhibit C

Form of Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2024, is made and entered into by and among (i) Semnur Pharmaceuticals, Inc., a Delaware corporation (formerly known as Denali Capital Acquisition Corp.) (the “Company”), (ii) the equityholders designated as Existing Holders on Schedule A hereto (collectively, the “Existing Holders”) and (iii) Scilex Holding Company (the “New Holder” and together with the Existing Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, the “Holders” and each individually, a “Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Existing Holders are parties to that certain Registration and Shareholder Rights Agreement, dated April 6, 2022 (the “Prior Registration Rights Agreement”), pursuant to which the Company granted to such Existing Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of August [•], 2024, by and among the Company, Denali Merger Sub, Inc., and Semnur Inc., an entity formerly known as Semnur Pharmaceuticals Inc., a Delaware corporation;

WHEREAS, pursuant to the transactions contemplated by the Merger Agreement and subject to the terms and conditions set forth therein, the Holders are receiving shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) on or about the date hereof;

WHEREAS, pursuant to Section 6.8 of the Prior Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the holders of at least a majority in interest of the “Registrable Securities” (as such term was defined in the Prior Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and all of the Existing Holders desire to amend and restate the Prior Registration Rights Agreement in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement, effective as of the Closing.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article l shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chairman, Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) would materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or would reasonably likely to require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis without substantial market efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Commission Guidance” shall mean (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act (and the rules and regulations promulgated by the Commission thereunder).

“Company” shall have the meaning given in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Holder Indemnified Parties” shall have the meaning given in subsection 4.1.

“Holders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission of a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities transfers such Registrable Securities, including prior to the expiration of any lock-up period applicable to such Registrable Securities (provided, in each case, such transfer is not prohibited by any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company), and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean (a) any shares of Common Stock, including shares issued as a result of, or issuable upon, the conversion or exercise of any options, warrants and other securities convertible into, or exchangeable or exercisable for shares of Common Stock, held by a Holder immediately following the Closing, (b) any shares of Common Stock acquired by a Holder following the date hereof to the extent that such securities are (i) “restricted securities” (as defined in Rule 144 promulgated under the Securities Act or any successor rule promulgated thereafter by the Commission (“Rule 144”)), (ii) held by an “affiliate” (as defined in Rule 144) of the Company or (iii) otherwise cannot be sold pursuant to Rule 144 without volume or other restrictions or limitations including as to manner or timing of sale, and (c) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock described in the foregoing clauses (a) and (b) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earlier to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred (other than to a Permitted Transferee), new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act, (C) such securities shall have ceased to be outstanding; (D) can be sold pursuant to Rule 144 without volume or other restrictions or limitations including as to manner or timing of sale; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) in an Underwritten Offering, the actual, reasonable and documented fees and expenses of one legal counsel selected by the majority-in-interest of the Demanding Holders (not to exceed $50,000 without the prior written consent of the Company).

“Registration Statement” shall mean any registration statement filed by the Company with the Commission that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.4.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Preamble.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Initial Registration. The Company shall as soon as reasonably practicable, but in no event later than 60 days after the Closing (the “Filing Deadline”), use commercially reasonable efforts to file with the Commission a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.1.1, provided that, if the Company is determined to not be a Smaller Reporting Company, as such term is defined in Rule 12b-2 of the Exchange Act prior to the Filing Deadline, the Filing Deadline shall be 10 business days after the filing of the first Annual Report on Form 10-K after the Closing. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof, but in no event later than the earlier of (i) 105 days following the Filing Deadline (or as soon as reasonably practicable if the Commission notifies the Company that it will “review” the Registration Statement) and (ii) 20 business days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form S-1 (the “Form S-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as reasonably practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, the Company shall notify the Holders of the effectiveness of such Registration Statement. The Company’s obligation under this subsection 2.1.1 shall, for the avoidance of doubt, be subject to Section 3.4 hereto.

2.1.2 Form S-3 Shelf. If the initial Registration Statement filed by the Company pursuant to subsection 2.1.1 is a Form S-1 Shelf, upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on a shelf registration statement on Form S-3 (a “Form S-3 Shelf”), the Company shall use commercially reasonable efforts to amend such initial Registration Statement to a Form S-3 Shelf or file a Form S-3 Shelf in substitution of such initial Registration Statement and cause such Registration Statement to be declared effective as promptly as reasonably practicable thereafter. If the Company files a Form S-3 Shelf and at any time thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use commercially reasonable efforts to file a Form S-1 Shelf as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or 2.1.2, the New Holder or a majority-in-interest of the Existing Holders (any of the New Holder or the Existing Holders, the “Demanding Holders”) may request to sell all or a portion of their

Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (each, an “Underwritten Offering”), provided that such Holder(s) reasonably expect aggregate gross proceeds in excess of $50 million from such Underwritten Offering (a “Demanding Holding Registration”). All requests for an Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”), which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Underwritten Offering. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Company after consultation with the Demanding Holders. The New Holder, on the one hand, and the Existing Holders, on the other hand, may each demand not more than two (2) Underwritten Offerings pursuant to this Section 2.1.3 in any 12-month period.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Offering (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any), (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders or the Requesting Holders (if any), have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold, without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demanding Holder Registration Withdrawal. Prior to the pricing of an Underwritten Offering, any Demanding Holder shall have the right to withdraw from a Registration pursuant to such Underwritten Offering for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that any New Holder or Existing Holder may elect to have the Company continue an Underwritten Offering if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by the New Holder and the Existing Holders. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of Section 2.1.3, unless either (a) such Demanding Holder has not previously withdrawn any Underwritten Offering or (b) such Demanding Holder reimburses the Company for all Registration expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, each such Demanding Holder’s Pro Rata portion of such Registration Expenses); provided that, if a New Holder or an Existing Holder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by the New Holder or the Existing Holder, as applicable, for purposes of Section 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (b) of the second sentence of this Section 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145), or (vi) for a Block Trade, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as reasonably practicable but not less than 10 business days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering, pursuant to a shelf registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five business days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of stockholders of the Company other than the Holders of Registrable Securities, exceeds the Maximum Number of Securities, then:

(a) If the Registration or a registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or a registered offering (i) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggyback registration rights of stockholders of the Company other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration or a registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or a registered offering (i) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering and related obligations shall be governed by Section 2.1.5) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or, in the case of a Piggyback Registration pursuant to a shelf registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon the Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to an Underwritten Offering effected under Section 2.1 hereof.

2.3 Restrictions on Registration Rights. If (A) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company initiated Registration and provided that the Company continues to actively employ, in good faith, commercially reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Offering and the Company and the Holders are unable to obtain the commitment of an Underwriter(s) to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential and that it is therefore essential to defer the filing of such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than 90 consecutive days; or more than 120 total calendar days, in each case, during any 12-month period.

2.4 Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, at any time and from time to time when an effective Form S-1 Shelf or Form S-3 Shelf, as applicable, is on file with the Commission, if a Demanding Holder wishes to engage in a Block Trade, (A) with a total offering price reasonably expected to exceed $50 million in the aggregate or (B) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder(s) shall provide written notice to the Company at least five business days prior to the proposed date such Block Trade will commence. As expeditiously as possible, the Company shall use commercially reasonable efforts to facilitate such Block Trade. The Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and the Underwriter(s) prior to making such request (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority in interest of the Demanding Holders initiating such Block Trade shall have the right to withdraw from such Block Trade upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to such Demanding Holders’ withdrawal under this Section 2.4. Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement. The Demanding Holder(s) initiating a Block Trade shall have the right to select the Underwriter(s) for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks), which Underwriter(s) shall be reasonably satisfactory to the Company. A Holder in the aggregate may demand no more than one Block Trade pursuant to this Section 2.4 within any 12-month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Offering pursuant to Section 2.1 hereof.

2.5 Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form S-3 filed pursuant to this Article II is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires a Holder to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof (or in the case of the Commission requiring a Holder to be named as an “underwriter,” the Holders) and (ii) use reasonable best efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders whose Registrable Securities are subject to such position of the Commission shall have the right to select one (1) legal counsel designated by the holders of a majority of the Registrable Securities subject to such position of the Commission (at the Company’s sole cost and expense) to review and oversee any registration or matters pursuant to this Section 2.5, including participation in any meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. No such written submission regarding the Holders with respect to this matter shall be made to the Commission to which the applicable Holders’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2.6, the Commission refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. In the event of a share removal pursuant to this Section 2.6, the Company shall give the applicable Holders at least five days’ prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the Holders pursuant to this Section 2.6 shall be allocated between the Holders on a Pro Rata basis based on the aggregate amount of Registrable Securities held by the Holders. In the event of a share removal of the Holders pursuant to this Section 2.6, the Company shall promptly register the resale of any Removed Shares pursuant to subsection 2.1.2 hereof and in no event shall the filing of such Registration Statement on Form S-1 or subsequent Registration Statement on Form S-3 filed pursuant to the terms of subsection 2.1.2 be counted as a Demanding Holder Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 2.4 hereof.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto, the Company shall:

3.1.1 prepare and file with the Commission within the time frame required by Section 2.1 (to the extent applicable) a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective, until all Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its commercially reasonable efforts to cause all such Registrable Securities included in any Registration to be listed on such exchange or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.9 in the event of an Underwritten Offering, a Block Trade, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the cases to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriters to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.10 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade or a sale by a broker, placement agent or sales agent pursuant to such Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters for a transaction of its type as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.11 in the event of an Underwritten Offering, a Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agents, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.12 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.13 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Form 10-Q, 10-K, 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.14 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50 million, use commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” and analyst or investor presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.15 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, placement agent or sales agent if such Underwriter, placement agent or sales agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, sales agent or placement agent, as applicable.

3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information (as defined in Section 4.2), the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (A) require the Company to make an Adverse Disclosure or (B) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time possible, but in no event more than 90 consecutive days, or more than 120 total calendar days, in each case, during any 12-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall as promptly as reasonably practicable notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemption provided by Rule 144 (to the extent such exemption is applicable to the Company), including providing any legal opinions.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and each person who controls such Holder (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, judgments, claims, actions, damages, liabilities and expenses (including without limitation, actual reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for inclusion therein. The Company shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its officers, directors, agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, judgments, claims, actions, damages, liabilities and expenses (including without limitation actual, reasonable and documented attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) the Holder Information; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by the such indemnifying party or indemnified party; provided, however, that the liability of any Holder under this Section 4.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1, 4.2 and 4.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by Pro Rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices.

Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, on the date of delivery; (b) if by electronic means (including email), on the date that transmission is confirmed electronically; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions: (i) if to the Company, to: Semnur Pharmaceuticals, Inc., 960 San Antonio Road, Palo Alto, CA 94303, Email: jshah@semnurpharma.com, with a copy (which will not constitute notice) to: Paul Hastings LLP, 1117 S. California Avenue, Palo Alto, CA 94304, Attention: Jeffrey T. Hartlin, Esq.; Elizabeth A. Razzano, Esq. Email: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com, and (ii) if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective five (5) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company and the Holders of Registrable Securities, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders of Registrable Securities, as the case may be, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound as a Holder by equivalent transfer restrictions as such Registrable Securities were subject to prior to such assignment or delegation as set forth in this Agreement.

5.2.2 Prior to the expiration of the applicable lock-up period, no Holder who is subject to any such lock-up period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable lock-up agreement, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound as a Holder by equivalent transfer restrictions as such Registrable Securities were subject to prior to such assignment or delegation.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in

Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

5.4 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

5.5 Jurisdiction. Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 5.5.

5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that affects either of (x) the Existing Holders as a group, (y) or the New Holder, respectively, in a manner that is materially and adversely different from any other Holders, as applicable, shall require the prior written consent of (1) a majority-in-interest of the Registrable Securities held by such Existing Holders, or (2) a majority-in-interest of the Registrable Securities held by such New Holder, as applicable, prior to entering into such amendment or waiver; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that affects one Holder or group of affiliated Holders, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. Other than as provided in the warrant agreement dated as of April 6, 2022 between the Company and Vstock Transfer, LLC, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. This Agreement supersedes, and amends and restates in its entirety, the Prior Registration Rights Agreement.

5.8 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement, (ii) the date as of which all of the Registrable Securities have been sold or disposed of or (iii) pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)), and shall be of no further force or effect with respect to any party (other than the Company) when such party no longer holds Registrable Securities. The provisions of Section 3.5, Article IV and this sentence, shall survive any termination.

5.9 Legend Removal. If a Holder holds Registrable Securities that are eligible to be sold without restriction under Rule 144 under the Securities Act (other than the restrictions set forth under Rule 144(i)) or pursuant to an effective Registration Statement, then, at such Holder’s request, accompanied by such additional representations and other documents as the Company or its transfer agent shall reasonably request, the Company shall cause the Company’s transfer agent to remove any restrictive legend set forth on the Registrable Securities held by such Holder in connection with any sale of such Registrable Securities pursuant to Rule 144 or the effective Registration Statement, as applicable (including, if required by the Company’s transfer agent, by delivering to the Company’s transfer agent a direction letter and opinion of counsel).

5.10 Waiver of Trial by Jury. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY PROCEEDING OF ANY KIND OR NATURE, IN ANY COURT IN WHICH A PROCEEDING MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

5.11 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.12 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.13 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.14 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.15 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SEMNUR PHARMACEUTICALS, INC.

By:
Name: Jaisim Shah
Title: Chief Executive Officer and President

EXISTING HOLDERS:

DENALI CAPITAL GLOBAL INVESTMENTS LLC

By:
Name:
Title:

By:
Huifeng Chang

By:
Lei Huang

By:
Jim Mao

By:
You “Patrick” Sun

By:
Kevin Vassily

[Signature Page to Amended and Restated

Registration Rights Agreement]

NEW HOLDER:

SCILEX HOLDING COMPANY

By:
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Amended and Restated

Registration Rights Agreement]

Exhibit D

Plan of Domestication

PLAN OF DOMESTICATION

This Plan of Domestication (the “Plan”) shall constitute a plan of domestication for purposes of Section 388 of the Delaware General Corporation Law (as amended, the “DGCL”) and shall include the following corporate acts and any act or transaction contemplated by that certain Agreement and Plan of Merger, dated as of [•], 2024, by and among Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing, “Parent”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Semnur Pharmaceuticals, Inc., a Delaware corporation (as amended from time to time, the “Merger Agreement). This Plan of Domestication shall be deemed to have been entered into as of [•], 2024. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement and documents referenced herein shall be deemed incorporated by reference.

The terms and conditions of the Domestication shall be as set forth in the Merger Agreement and this Plan. The following actions, to be taken concurrently with or following the Domestication, shall be authorized by Parent in accordance with its Organizational Documents as a Cayman Islands exempted company and the Laws of the Cayman Islands in satisfaction of the requirements of Section 388 of the DGCL:

(a)	the Domestication (as described in the Merger Agreement);

(b)	the conversion of the Parent Ordinary Shares as set forth in the Merger Agreement;

(c)	the adoption, approval, and filing of the Parent Certificate of Incorporation with the Secretary of State of the State of Delaware;

(d)	the adoption, approval, and filing of the Domesticated Parent Certificate of Designations;

(e)	the adoption and effectiveness of the Parent Bylaws;

(f)

the election and appointment of the successor directors of Parent in connection with the Merger (as set forth in Sections 3.3(a) and 7.21 of the Merger Agreement), such elections and appointments to be effective as of the Effective Time of the Merger;

(g)	the issuance of Domesticated Parent Common Shares, including as pursuant to the Merger Agreement and the Warrant Agreement;

(h)

the separation of Parent Units (and Domesticated Parent Units into which such Parent Units convert as set forth in Section 2.1 of the Merger Agreement) into their component securities in connection with the Merger as contemplated by Section 3.6 of the Merger Agreement (the “Unit Separation”); and

(i)

the issuance of Domesticated Parent Warrants as contemplated by Section 2.1 of the Merger Agreement with adjustments in accordance with Section 4.5 of the Warrant Agreement as necessary to give effect to the Unit Separation.

This Plan of Domestication may be amended or terminated at any time prior to the Effective Time by the parties to the Merger Agreement to the fullest extent permitted by law. In accordance with Section 2.1 of the Merger Agreement, Parent shall file the Certificate of Domestication and the Parent Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Sections 103 and 388 of the DGCL.

Exhibit E

Domesticated Parent Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

SEMNUR PHARMACEUTICALS, INC.

a Delaware corporation

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify that pursuant to the authority conferred upon the Corporation’s board of directors (together with any duly authorized committee thereof, the “Board of Directors”) by the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, which authorizes the issuance of up to 45,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), the following resolutions were duly adopted by the Board of Directors on August __, 2024:

RESOLVED, that the issuance of shares of Preferred Stock is hereby authorized and the designations, powers, rights and preferences and qualifications, limitations or restrictions thereof are hereby fixed as follows:

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SERIES A PREFERRED STOCK

1. Number and Designation. [•] shares of the Preferred Stock shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”).

2. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Corporation, rank:

(a) senior to the Common Stock (as defined in Section 10), and to all other classes or series of capital stock of the Corporation, except for any such other class or series, the terms of which expressly provide that it ranks on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Corporation (together with any securities, options, warrants or other rights convertible into, exchangeable for or exercisable to acquire any such capital stock, the “Junior Securities”); and

(b) on a parity with each class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Corporation (together with any securities, options, warrants or other rights convertible into, exchangeable for or exercisable to acquire any such capital stock, the “Parity Securities”).

3. Dividends. The Series A Preferred Stock will not be entitled to dividends unless the Corporation pays dividends (whether in cash or other property) to holders of outstanding shares of Common Stock. Holders of Series A Preferred Stock shall be entitled to receive, for each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, to the fullest extent permitted by law to the same extent and on the same basis as and contemporaneously with dividends and distributions as declared by the Board of Directors with respect to shares of Common Stock in an amount equal to the product of (i) the number of shares of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into pursuant to a Deemed Conversion (as defined in Section 5(a)) on the record date for the dividend or distribution on the Common Stock and (ii) the dividend or distribution payable on a share of the Common Stock. Dividends payable pursuant to this Section 3 shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the Corporation’s stock register at the close of business on the same record date as is applicable to the Common Stock, which shall be not more than 60 days before the applicable dividend payment date, as may be fixed by the Board of Directors. The Corporation shall provide 10 days prior written notice to the holders of Series A Preferred Stock of any applicable record date.

4. Liquidation Preference.

(a) In the event of any Change of Control (as defined in Section 10), liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock

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equal to the greater of (i) $10.00 (which amount shall be appropriately adjusted in the event of any stock split, stock combination or other similar recapitalization of the Series A Preferred Stock) (the “Stated Value”) and (ii) the amount and type of consideration such share of Series A Preferred Stock would be entitled to receive pursuant to the Change of Control, liquidation, dissolution or winding-up of the Corporation assuming that such share had been converted into shares of Common Stock in a Deemed Conversion. If, upon any Change of Control, liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of Series A Preferred Stock and any Parity Securities are insufficient to pay in full the aggregate amount of the liquidation preference payable in respect of all outstanding shares of Series A Preferred Stock and Parity Securities, such assets or the proceeds thereof shall be distributed among the holders of the Series A Preferred Stock and Parity Securities ratably in proportion to the respective amounts of the liquidation preference that would be payable on such shares of Series A Preferred Stock and Parity Securities if all such amounts were paid in full.

(b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of Series A Preferred Stock pursuant to this Section 4, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation, subject to the respective terms applying thereto, in the same type of consideration that the holders of Series A Preferred Stock received pursuant to this Section 4.

5. No Conversion Rights.

(a) The Series A Preferred Stock is not convertible into Common Stock or any other equity of the Corporation; provided, however, a number of the rights, preferences and privileges of the Series A Preferred Stock set forth in this Certificate are determined based on an as-converted-to-Common Stock basis or otherwise assume that the shares of Series A Preferred Stock are converted into shares of Common Stock. Accordingly, the number of shares of Common Stock that each share of Series A Preferred Stock is deemed to be (or otherwise being treated as) converted into for the purpose of affecting the various rights, preferences and privileges of the Series A Preferred Stock set forth in this Certificate (a “Deemed Conversion”), whether in connection with a Change of Control or otherwise, shall be equal to the result obtained by dividing (i) the Stated Value by (ii) $10.00, adjusted as provided in Section 6 (each such price, a “Conversion Price”).

(b) Unless otherwise explicitly set forth herein, each Deemed Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the applicable event requiring the determination of a Deemed Conversion actually occurs.

(c) In connection with any Deemed Conversion, no fractional shares of Common Stock shall be accounted for in such Deemed Conversion. In lieu thereof the Corporation shall round up the number of shares to be treated as having been converted to the nearest whole number and all shares of Series A Preferred Stock shall be treated as having been converted for the applicable Deemed Conversion.

6. Anti-Dilution Adjustments. The Conversion Price shall be subject to the adjustments set forth in this Section 6.

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(a) Subdivisions and Combinations of the Common Stock. If the Corporation shall subdivide or split the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to the open of business on the effective date of such subdivision, split, combination or reclassification shall be adjusted by dividing such Conversion Price by the following fraction:

OS1

OS0

where,

OS1 =	the number of shares of Common Stock outstanding immediately after such subdivision, split, combination or reclassification; and

OS0 =	the number of shares of Common Stock outstanding immediately prior to such subdivision, split, combination or reclassification.

(b) Issuer Tender, Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and fair value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day (as defined in Section 10) immediately following the expiration date of the tender or exchange offer, then the Conversion Price in effect at the close of business on the expiration date of the tender or exchange offer shall be adjusted by dividing such Conversion Price by the following fraction:

AC + (SP1 x OS1)

SP1 x OS0

where,

AC =	the aggregate cash and fair value of any other consideration payable for shares purchased in the tender or exchange offer;

SP1 =	the Closing Sale Price of Common Stock on the Trading Day immediately following the expiration date of the tender or exchange offer;

OS1 =

the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of all shares purchased or exchanged in the tender or exchange offer); and

OS0 =

the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (prior to giving effect to the purchase or exchange of all shares purchased or exchanged in the tender or exchange offer).

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been

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made. Except as set forth in the preceding sentence, if the application of this Section 6(b) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this Section 6(b).

(c) Rights Plan. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock and prior to the time of the Deemed Conversion, the rights have separated from the shares of Common Stock, the Conversion Price in effect at the time of separation shall be adjusted as if the Corporation had made a distribution to all holders of Common Stock by dividing such Conversion Price by the following fraction, subject to readjustment in the event of the expiration, termination, or redemption of such rights:

  SP0

SP0 – FMV

where,

SP0 =	the Current Market Price (as defined in Section 10) per share of Common Stock on the Trading Day immediately preceding the ex-date; and

FMV =	the fair value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the ex-date.

(d) Certain Issuance or Sale of Common Stock or Derivatives. If the Corporation shall issue or sell shares of Common Stock (or any securities, options, warrants or other rights convertible, exchangeable or exercisable to acquire such stock) without consideration or at a consideration per share of Common Stock (calculated based on the aggregate proceeds to the Corporation upon issuance and any additional consideration payable to the Corporation upon any such conversion, exchange or exercise) that is less than the Conversion Price in effect at the close of business on the day immediately preceding such issuance, then such Conversion Price shall be adjusted by multiplying such Conversion Price by the following fraction:

(AC / CP) + OS0

OS1

where,

AC =

the aggregate proceeds to the Corporation upon issuance and any additional consideration payable to the Corporation upon any conversion, exchange or exercise based on the maximum number of shares of Common Stock issuable by the Corporation in connection therewith;

CP =	the Conversion Price in effect at the close of business on the day immediately preceding such issuance;

OS0 =	the number of shares of Common Stock outstanding immediately prior to such issuance; and

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OS1 =

the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the total number of shares of Common Stock issued or subject to issuance upon conversion, exchange or exercise of all securities, options, warrants or rights issued.

In the event that any portion of the aggregate consideration received by the Corporation in connection with the issuance or sale is not received in cash but in securities or other property, the above adjustment shall be made considering the fair value of such security or other property.

The adjustment of the Conversion Price pursuant to this Section 6(d) shall not apply to any issuance of shares of Common Stock (or any securities, options, warrants or other rights convertible, exchangeable or exercisable to acquire such stock): (i) to all holders of Common Stock; (ii) in connection with any stock subdivisions, splits, combinations or reclassifications for which an adjustment to the Conversion Price is made pursuant to Section 6(a); (iii) in connection with the Closing (as defined in the Merger Agreement (as defined below)); or (iv) in connection with any employment contract or benefit plan or arrangement with or for the benefit of employees, officers or directors of the Corporation or any of its subsidiaries approved by the Board of Directors.

(e) Certain Determinations. For purposes of the computation of any adjustments required under this Section 6, the following shall apply:

(i) Adjustments shall be made successively whenever any event giving rise to such an adjustment shall occur.

(ii) Fair value shall be determined by the Board of Directors in good faith; provided that if the holders of 25% or more of the outstanding shares of Series A Preferred Stock shall object to any such determination, such fair value shall be determined by an independent appraiser selected by such holders and reasonably satisfactory to the Corporation. The fees and expenses of such independent appraiser shall be paid by the Corporation. The holders of Series A Preferred Stock shall be notified promptly of any consideration other than cash to be received or paid by the Corporation and furnished with a description of the consideration and the fair value thereof, as determined in accordance with the foregoing provisions.

(iii) All adjustments to the Conversion Price shall be calculated to the nearest cent (with $0.005 rounded up to $0.01).

(iv) No adjustment in the Conversion Price will be made unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(f) Certificates as to Adjustment. Upon the occurrence of each adjustment to the Conversion Price, the Corporation shall promptly compute the Conversion Price in accordance with this Section 6 and furnish to each holder of Series A Preferred Stock an officer’s certificate setting forth the Conversion Price and setting forth in reasonable detail the facts upon which such adjustment is based. In the case of any action or event that causes an adjustment of the Conversion Price pursuant to this Section 6 and requires or results in the fixing of a record date, the Corporation shall, at least five days prior to such record date, give written notice to each holder of Series A Preferred Stock specifying the record date. Failure to deliver such notice, or any defect therein, shall not affect the legality or validity of any such action or event.

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7. Voting Rights.

(a) General Preferred Stock Voting Rights. Except as otherwise required by law or as set forth in this Section 7, the holders of shares of Series A Preferred Stock will be entitled to vote, together with the holders of shares of Common Stock and not separately as a class, on all matters upon which holders of shares of Common Stock have the right to vote. The holders of shares of Series A Preferred Stock will be entitled to one vote for each share of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into pursuant to a Deemed Conversion on the record date for the determination of the stockholders entitled to vote.

(b) Class Voting Rights. The Corporation shall not, and shall not permit its subsidiaries to, without the affirmative vote of at least a majority of the outstanding shares of Series A Preferred Stock (whether by written consent or at a meeting of the holders of Series A Preferred Stock duly called for such purpose):

(v) change the shares of Series A Preferred Stock (whether by merger, conversion, consolidation, reclassification, operation of law or otherwise) into cash, securities or other property except in accordance with the terms hereof or, in the case of a merger or consolidation of the Corporation in which it is not the surviving or resulting entity, the Series A Preferred Stock may be exchanged for an equivalent number of shares of preferred stock of the surviving or resulting entity, transferee or ultimate parent of such party, with terms substantially the same as the Series A Preferred Stock;

(vi) issue any shares of Series A Preferred Stock other than in accordance with that certain Agreement and Plan of Merger, dated as of August __, 2024, by and among the Corporation (previously Denali Capital Acquisition Corp.), Denali Merger Sub, Inc., a Delaware corporation, and Semnur, Inc. (previously Semnur Pharmaceuticals, Inc.), a Delaware corporation, as amended (the “Merger Agreement”);

(vii) create, authorize or issue any Parity Security or other equity security the terms of which provide that it ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Corporation, or increase the authorized amount of any such other class or series; or

(viii) amend, modify or repeal any provision of the Corporation’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), bylaws of the Corporation or this Certificate of Designations, whether by merger, conversion, consolidation, reclassification, by operation of law or otherwise, that adversely affects the holders of shares of Series A Preferred Stock.

8. Special Meetings. For so long as Scilex Holding Company beneficially owns any shares of Series A Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes shall be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of Scilex Holding Company. If a special meeting is called at the request of Scilex Holding Company, then the request shall be in writing, specifying the requested date, time and place of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered or electronic mail to the Chairman of the Board of Directors. Any such special meeting of stockholders shall be held at such date, time, and place, within or without the State of Delaware, as may be specified by order of the Board of Directors or the Chairman of the Board of Directors. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place

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but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

9. Remedies. Nothing herein shall limit the right of a holder of Series A Preferred Stock to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations and a holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. For the avoidance of doubt, any of the actions prohibited by or taken in contravention of the provisions herein, including by Section 7, shall be null and void ab initio and of no force or effect.

10. Certain Definitions. As used in this Certificate of Designations, the following terms shall have the meanings defined in this Section 10.

“Certificate” means this Certificate of Designations.

“Change of Control” shall be deemed to have occurred if any of the following events shall have occurred after the original issuance of the Series A Preferred Stock:

(i)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (as defined in Section 10)) (other than Sorrento Therapeutics, Inc. or its affiliates) acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Corporation’s outstanding voting stock; or

(ii)

the consummation of (x) any merger, conversion, consolidation, share exchange or other similar transaction involving the Corporation or any of its subsidiaries, (y) any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries or, (z) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a split, subdivision or combination), in each case, other than a transaction in which all of the persons that “beneficially owned,” directly or indirectly, the voting shares of capital stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares of capital stock representing a majority of the total voting power of all outstanding classes of capital stock of the surviving or resulting entity, transferee or ultimate parent of such party in the same relative proportions; or

(iii)

individuals who, immediately following the Effective Time (as defined in the Merger Agreement), are members of the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the whole Board of Directors; provided, however, that if the appointment or election (or nomination for election) of any new member of the Board of Directors was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Certificate, be considered as a member of the Incumbent Board.

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“Closing Sale Price” of the Common Stock on any day means: (i) if the shares of Common Stock are listed on The Nasdaq Stock Market LLC, the closing sale price per share of Common Stock (or if no closing sale price is reported, the last reported sale price) on such date on The Nasdaq Stock Market LLC; (ii) if the shares of Common Stock are not listed on The Nasdaq Stock Market LLC, the closing sale price per share of Common Stock (or if no closing sale price is reported, the last reported sale price) on such date in composite trading for the principal United States national or regional securities exchange on which the shares of Common Stock are then listed; (iii) if the shares of Common Stock are not listed on a United States national or regional securities exchange, the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization; or (iv) if the shares of Common Stock are not quoted as described in clause (iii) above, the market price per share of Common Stock on the relevant date as determined in good faith by the Board of Directors, subject to Section 6(e)(ii) hereof.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share.

“Current Market Price” as of any determination date means the average daily Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the earlier of such determination date and, if applicable, the day before the ex-date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. “ex-date” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision, split, combination or reclassification of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision, split, combination or reclassification becomes effective. If another issuance, distribution, subdivision, split, combination or reclassification to which Section 6 applies occurs during the period applicable for calculating the “Current Market Price” pursuant to this definition, the “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Trading Day” is any day during which trading in securities generally occurs on The Nasdaq Stock Market LLC or, if the Common Stock is not listed on The Nasdaq Stock Market LLC, on the principal United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

11. Further Assurances. The Corporation shall take such actions as are reasonably required in order for the Corporation to satisfy its obligations under this Certificate, including,

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without limitation, using reasonable best efforts in making any filings, in each case as required pursuant to applicable law or the listing requirements (if any) of any national securities exchange on which any class or series of capital stock of the Corporation is then listed or traded.

12. Amendment. This Certificate may only be altered, amended, or repealed by the affirmative vote of a majority of the whole Board of Directors and holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class.

13. Waiver. Any provision in this Certificate to the contrary notwithstanding, any provision contained herein and any right of the holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

14. Severability. If any term of Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed and acknowledged by its undersigned duly authorized officer this __ day of ________, 2024.

SEMNUR PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations]

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit.

***

Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Support Agreement”) is dated as of August 30, 2024, by and among the Persons set forth on Schedule I attached hereto (each, a “Sponsor” and, together, the “Sponsors”), Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), and Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of the Parent Ordinary Shares and the Parent Warrants, in each case, set forth next to each such Person’s name on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, Parent, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL, following the Domestication, Merger Sub will merge with and into the Company (the “Merger”), and the Company will continue as the surviving company in the Merger; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, each Sponsor is executing and delivering this Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. Each Sponsor hereby acknowledges that it has read the Merger Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Sections 7.3 (Alternative Transactions) or 10.5 (Publicity) of the Merger Agreement if such action were taken by Parent.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Article IX thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Parent Ordinary Shares, Parent Warrants or any other shares of capital stock or warrants of Parent that such Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) to which such Sponsor has voting rights (collectively, “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Section 1.3 New Securities. In the event that, including as a result of the Domestication, (a) any Parent Ordinary Shares, Parent Warrants, or other equity securities of Parent are issued to a Sponsor after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Ordinary Shares or Parent Warrants of, on or affecting the Parent Ordinary Shares or Parent Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any Parent Ordinary Shares, Parent Warrants or other equity securities of Parent after the date of this Support Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement (such Parent Ordinary Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Parent Ordinary Shares or Parent Warrants owned by such Sponsor as of the date hereof.

Section 1.4 Support Agreements.

(a) At any meeting of the shareholders of Parent, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, each Sponsor shall (i) appear at each such meeting or otherwise cause all of its Parent Ordinary Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Securities:

(i) in favor of the Parent Shareholder Approval Matters and in favor of any proposal in respect of an Extension Amendment;

(ii) against (or otherwise withhold written consent of, as applicable) any Business Combination or any proposal relating to a Business Combination (in each case, other than as contemplated by the Merger Agreement);

(iii) against (or otherwise withhold written consent of, as applicable) any merger agreement or merger, consolidation, combination, sale of substantial assets,

2

reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent (other than the Merger Agreement and the transactions contemplated thereby);

(iv) against (or otherwise withhold written consent of, as applicable) any change in the business, management or board of directors of Parent (other than in connection with the Merger Agreement and the transactions contemplated thereby); and

(v) against (or otherwise withhold written consent of, as applicable) any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Support Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent.

Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing, and shall not deposit any of its Parent Ordinary Shares in a voting trust, grant any proxy or power of attorney with respect to any of its Parent Ordinary Shares or subject any of its Parent Ordinary Shares to any arrangement or agreement with respect to the voting of such Parent Ordinary Shares unless specifically requested to do so by the Company and Parent in writing in connection with the Merger Agreement, the Additional Agreements or the transactions contemplated thereby.

(b) Each Sponsor shall comply with, and fully perform, all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of April 6, 2022, by and among the Sponsors and Parent (the “Sponsor Letter”).

(c) Each Sponsor agrees that, if Parent seeks shareholder approval of the transactions contemplated by the Merger Agreement or any Additional Agreements, such Sponsor shall not redeem any Subject Securities owned by it in conjunction with such shareholder approval or the transactions contemplated thereby.

(d) During the period commencing on the date hereof and ending on the Expiration Time, each Sponsor shall not modify or amend any Contract between or among such Sponsor or any Affiliate of such Sponsor (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand, except for the amendment of the Investment Management Trust Agreement as contemplated by the Merger Agreement.

Section 1.5 No Actions. Each Sponsor hereby agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or (b) alleging a breach of any fiduciary duty of the board of directors of Parent in connection with this Support Agreement, the Parent Shareholder Approval Matters, the Merger Agreement or the transactions contemplated thereby.

Section 1.6 Permitted Disclosure. Each Sponsor hereby authorizes each of Parent, the Company and their respective Subsidiaries to publish and disclose, in any

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announcement, filing or disclosure required to be made by any Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, such Sponsor’s identity and ownership of equity securities of Parent and such Sponsor’s obligations under this Support Agreement.

Section 1.7 Anti-Dilution Waiver. Each Sponsor hereby agrees that such Sponsor shall waive, and hereby does waive, any and all anti-dilution or similar rights (if any) that may otherwise be available under applicable Law, Parent’s Organizational Documents or pursuant to any Contract between or among such Sponsor or any Affiliate of such Sponsor (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand, with respect to the transactions contemplated by the Merger Agreement and that it shall not take any action in furtherance of exercising any such rights.

Section 1.8 Stop Orders. Parent hereby agrees to (a) place a revocable stop order on each Sponsor’s Parent Ordinary Shares, including those which may be covered by a registration statement, and (b) notify Parent’s transfer agent in writing of such stop order and the restrictions on such Parent Ordinary Shares and direct Parent’s transfer agent not to process any attempts by the Sponsor to transfer any Parent Ordinary Shares; for the avoidance of doubt, the obligations of Parent under this Section 1.8 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on such Sponsor’s Parent Ordinary Shares.

Section 1.9 Standstill Obligations of the Sponsors. Each Sponsor covenants and agrees with the Company that, during the period commencing on the date hereof and ending on the Expiration Time:

(a) Such Sponsor shall not act in concert with any person to, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Subject Securities in connection with any vote or other action with respect to a business combination transaction, other than to recommend that shareholders of Parent vote in favor of (i) adoption of the Merger Agreement and approval of the transactions contemplated hereby or thereby (and any actions required in furtherance thereof), (ii) approval of each of the other proposals set forth in the Registration Statement, and (iii) any actions required in furtherance thereof and otherwise as expressly provided by Article I of this Support Agreement.

(b) Such Sponsor shall not act in concert with any person to, deposit any of the Subject Securities in a voting trust or subject any of the Subject Securities to any arrangement or agreement with any person with respect to the voting of the Subject Securities, except as provided by Article I of this Support Agreement.

Section 1.10 No Inconsistent Agreement. Each Sponsor hereby agrees and represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Party’s obligations hereunder.

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Section 1.11 Further Assurances. Each Sponsor shall execute and deliver such documents and take such action necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Parent and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Support Agreement and to perform his or her obligations hereunder. This Support Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If this Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Support Agreement has full power and authority to enter into this Support Agreement on behalf of the applicable Sponsor.

(b) Ownership. Such Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of such Sponsor’s Parent Ordinary Shares and Parent Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Parent Ordinary Shares and Parent Warrants (other than transfer restrictions under the Securities Act)) affecting any such Parent Ordinary Shares or Parent Warrants, other than Liens pursuant to (i) this Support Agreement, (ii) Parent’s and Sponsor’s Organizational Documents, (iii) the Merger Agreement, (iv) the agreements entered into by Sponsor with Parent in connection with Parent’s initial public offering or (v) any applicable securities Laws. Such Sponsor’s Parent Ordinary Shares and Parent Warrants are the only equity securities in Parent owned of record or beneficially by such Sponsor on the date of this Support Agreement, and none of such Sponsor’s Parent Ordinary Shares or Parent Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Parent Ordinary Shares or Parent Warrants, except as provided hereunder and pursuant to the Sponsor Letter. Other than the Parent Warrants and the Parent Ordinary Shares, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

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(c) No Conflicts. The execution and delivery of this Support Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the Organizational Documents of such Sponsor or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Sponsor or such Sponsor’s Parent Ordinary Shares or Parent Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of his, her or its obligations under this Support Agreement.

(d) Litigation. There are no Proceedings pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Support Agreement. Sponsor has not instigated an action regarding the transactions contemplated in the Merger Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Sponsor, for which Parent or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Neither such Sponsor nor, to the knowledge of such Sponsor, any Person related by blood, marriage or adoption to such Sponsor or any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or more is party to, or has any rights with respect to or arising from, any Contract with Parent or its Subsidiaries.

(g) Acknowledgment. Such Sponsor understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Support Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Support Agreement and all of its provisions shall automatically terminate, without any further action of any of the parties, and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Sponsors, Parent and the Company. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This Article III shall survive the termination of this Support Agreement.

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Section 3.2 Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement cannot be amended, except by a writing signed by each of the parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

Section 3.3 Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Sponsor, Parent and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

Section 3.4 Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Support Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

Section 3.5 Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable

Section 3.6 Governing Law; Jurisdiction; Waiver of Jury Trial; Exemplary Damages. Sections 10.15, 10.16 and 10.17 of the Merger Agreement are incorporated by reference herein, mutatis mutandis, to apply with full force to any disputes arising under this Support Agreement.

Section 3.7 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the address set forth in Section 10.1 of the Merger Agreement, and, with respect to each Sponsor, at its address set forth on Schedule 1.

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Section 3.8 Adjustment for Stock Split. If, and as often as, there are any changes in the Subject Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Sponsor, Parent and the Company and the Subject Securities as so changed.

Section 3.9 Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

Section 3.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

Section 3.11 Representation. Each of the parties to this Support Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Support Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

[remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the Sponsors, Parent and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

Denali Capital Global Investments LLC

By:	/s/ Peter Xu
Name: Peter Xu
Title: Manager

/s/ Huifeng Chang
Huifeng Chang

/s/ Lei Huang
Lei Huang

/s/ Jim Mao
Jim Mao

/s/ You Sun
You Sun

/s/ Kevin Vassily
Kevin Vassily

PARENT:

Denali Capital Acquisition Corp.

By:	/s/ Lei Huang
Name: Lei Huang
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

Semnur Pharmaceuticals, Inc.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

	Address	Shares	Warrants
Denali Capital Global Investments LLC	437 Madison Avenue, 27th Floor New York, NY 10022 United States	2,442,500	510,000

Huifeng Chang	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	20,000	—

Lei Huang	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	50,000	—

Jim Mao	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	20,000	—

You Sun	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	20,000	—

Kevin Vassily	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	20,000	—

Exhibit 10.2

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT, dated as of August 30, 2024 (this “Support Agreement”), is entered into by and among the Stockholders listed on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”), Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL, following the Domestication, Merger Sub will merge with and into the Company (the “Merger”), and the Company will continue as the surviving company in the Merger;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of the Company’s common stock, par value $0.00001, set forth after its name on Exhibit A (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by each Stockholder prior to the termination of this Support Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce Parent to enter into the Merger Agreement and to consummate the transactions contemplated therein, each Stockholder is executing and delivering this Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Binding Effect of Merger Agreement. Each Stockholder hereby acknowledges that it has read the Merger Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Stockholder agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Sections 7.3 (Alternative Transactions) or 10.5 (Publicity) of the Merger Agreement if such action were taken by the Company.

2. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms (whichever is earlier, the “Expiration Time”), each Stockholder, in its capacity as a Stockholder of the Company, irrevocably agrees that, at any meeting of the Company’s Stockholders related to the transactions contemplated by the Merger Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) (the “Transactions”) and/or in connection with any written consent of the Company’s Stockholders related to the Transactions (all meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Stockholder shall:

(a)	when the Meeting is held, appear at the Meeting or otherwise cause its Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares in favor of the Merger Agreement and the Transactions;

(c)	authorize and approve any amendment to the Company’s Organizational Documents that is deemed necessary or advisable by the Company for purposes of effecting the Transactions; and

(d)

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares against any other action that would reasonably be expected to (i) impede, interfere with, frustrate, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Support Agreement.

3. Restrictions on Transfer. Unless this Agreement is terminated in accordance with the provisions hereof, each Stockholder agrees that it shall not sell, assign or otherwise transfer any of its Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent. The Company shall not register any sale, assignment or transfer of any Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 3.

4. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any Company Common Shares or other equity securities of the Company are issued to any Stockholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company securities owned by such Stockholder, (b) any Stockholder purchases or otherwise acquires beneficial ownership of any Company Common Shares or other equity securities of Company after the date of this Support Agreement, or (c) any Stockholder acquires the right to vote or share in the voting of any Company Common Shares or other equity securities of the Company after the date of this Support Agreement (such Company Common Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by each such Stockholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted Shares as of the date hereof.

5. No Challenge. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

6. Waiver. Each Stockholder hereby irrevocably and unconditionally (a) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Stockholder may have under applicable law, and (b) waives its right to any payments upon liquidation of the Company that may be provided for in the Company’s Organizational Documents.

7. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Form S-4 or Form F-4 (as applicable) and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by any Parent Party or the Company to any Governmental Authority or to securityholders of any Parent Party) of such Stockholder’s identity and beneficial ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Support Agreement. Each Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

8. Stockholder Representations: Each Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a)

such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Stockholder;

(b)

this Support Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(c)

except as set forth on Schedule 8(c), the execution and delivery of this Support Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Support Agreement;

(d)

there are no Proceedings pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Support Agreement;

(e)

no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by such Stockholder or, to the knowledge of such Stockholder, by the Company;

(f)	such Stockholder has not entered into, and shall not enter into, any agreement that would prevent it from performing any of its obligations under this Support Agreement;

(g)	such Stockholder has good title to its Shares, free and clear of any Liens other than Permitted Liens, and such Stockholder has the sole power to vote or cause to be voted its Shares; and

(h)

the Shares listed opposite such Stockholder’s name on Exhibit A are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by such Stockholder as of the date hereof, and none of its Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of Shares that is inconsistent with such Stockholder’s obligations pursuant to this Support Agreement.

9. Termination. This Support Agreement and all of its provisions shall automatically terminate, without any further action of any of the parties, and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Stockholders, Parent and the Company. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This Section 9 shall survive the termination of this Support Agreement.

10. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement cannot be amended, except by a writing signed by each of the parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

11. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Stockholder, Parent and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

12. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Support Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

13. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Waiver of Jury Trial; Exemplary Damages. Sections 10.15, 10.16 and 10.17 of the Merger Agreement are incorporated by reference herein, mutatis mutandis, to apply with full force to any disputes arising under this Support Agreement.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the address set forth in Section 10.1 of the Merger Agreement, and, with respect to each Stockholder, at its address set forth on Exhibit A.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Stockholder, Parent and the Company and the Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

19. Representation. Each of the parties to this Support Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Support Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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IN WITNESS WHEREOF, Stockholder, Parent and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

STOCKHOLDER:

Scilex Holding Company

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	Executive Chairperson

COMPANY:

Semnur Pharmaceuticals, Inc.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

PARENT:

Denali Capital Acquisition Corp.

By:	/s/ Lei Huang
Name:	Lei Huang
Title:	Chief Executive Officer

Exhibit A

Stockholders

Stockholder	Number of Shares	Address for Notices
Scilex Holding Company	160,000,000	960 San Antonio Road Palo Alto, CA 94303 Email: jshah@scilexholding.com

Exhibit 10.3

SPONSOR INTEREST PURCHASE AGREEMENT

THIS SPONSOR INTEREST PURCHASE AGREEMENT, dated August 30, 2024 (this “Agreement”), is entered into by and between Denali Capital Global Investments LLC, a Cayman Islands limited liability company (the “Sponsor”), and Scilex Holding Company, a Delaware corporation (the “Purchaser”).

RECITALS:

WHEREAS, the Sponsor owns 1,932,500 shares of Class B ordinary shares, par value $0.0001 per share (each, a “Class B Share”), of Denali Capital Acquisition Corp., a Cayman Islands exempted company (“SPAC”), each of which will, in accordance with that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof, by and among SPAC, Denali SPAC Merger Sub, Inc., and Semnur Pharmaceuticals Inc., a Delaware corporation, and at the effective time of the Domestication (as defined in the Merger Agreement) convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of SPAC;

WHEREAS, the Purchaser wishes to purchase from the Sponsor, and the Sponsor wishes to sell to the Purchaser, at the Purchase Price (as defined below), 500,000 Class B Shares (the “Purchased Interests”); and

WHEREAS, the terms of the Purchased Interests are set forth in the governing documents of SPAC and the Merger Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Sponsor shall sell to the Purchaser, and the Purchaser shall purchase from the Sponsor, the Purchased Interests, free and clear of all liens, claims and encumbrances of any kind, together with all rights attaching to them. The aggregate consideration for the purchase and sale of the Purchased Interests is a follows: (a) $2,000,000 (the “Cash Consideration”), and (b) 300,000 shares of common stock, par value $0.0001 per share, of the Purchaser (such shares, the “Scilex Shares” and together with the Cash Consideration, the “Purchase Price”).

A. The Purchase Price shall be paid as follows:

(i) On the date hereof (the “First Closing Date”), the Purchaser shall pay the Cash Consideration by wire transfer of immediately available funds to the account set forth on Schedule 1 hereto, and the Sponsor shall deliver, or cause the SPAC’s transfer agent to deliver, to the Purchaser the Purchased Interests in book entry form promptly following receipt of such Cash Consideration and in any event not later than one business day after the date hereof.

(ii) Contingent upon and following the occurrence of the Effective Time (as defined in the Merger Agreement) (and in any event not later than one business day after the date thereof) (the “Second Closing Date” and together with the First Closing Date, each a “Closing Date”), the Purchaser shall issue the Scilex Shares to the Sponsor in book entry form on the books and records of the Purchaser’s transfer agent.

B. The Scilex Shares shall bear the following or any similar legend:

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (A) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (B) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (C) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED;” and

(ii) if required by the authorities of any state in connection with the issuance or sale of the Scilex Shares, the legend required by such state authority.

Section 2. Representations and Warranties of the Sponsor. As a material inducement to the Purchaser to enter into this Agreement and purchase the Purchased Interests, the Sponsor hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. The Sponsor is a Cayman Islands limited liability company duly formed, validly existing and in good standing under the laws of the Cayman Islands, and is qualified to do business in every jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Sponsor. The Sponsor possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the sale of the Purchased Interests have been duly authorized by the Sponsor as of each Closing Date. This Agreement constitutes the valid and binding obligation of the Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Sponsor of this Agreement, the sale of the Purchased Interests and the fulfillment of and compliance with the respective terms hereof and thereof by the Sponsor, do not and will not as of any Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the SPAC’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency, under or pursuant to the certificate of formation of the Sponsor (in effect on the date hereof), or any material law, statute, rule or regulation to which the Sponsor is subject, or any agreement, order, judgment or decree to which the Sponsor is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Valid Issuance; Title to Securities. The Purchased Interests have been duly authorized, validly issued and are fully paid and non-assessable. The Sponsor has the sole voting power and sole power of disposition with respect to all of the Purchased Interests held by such Sponsor with no limitations, qualifications or restrictions on such rights and powers. The Purchased Interests owned by the Sponsor will be transferred to the Purchaser pursuant to this Agreement free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions under (i) the Securities Subscription Agreement, dated as of February 3, 2022, by and between SPAC and the Sponsor and under the other agreements contemplated thereby (including that certain Letter Agreement between SPAC, Sponsor and each director and executive officer of SPAC dated as of April 6, 2022 (the “Letter Agreement”)), as described in the Registration Statement on Form S-1 filed by SPAC with the Securities and Exchange Commission (the “SEC”) (File No. 333-263123) and declared effective on April 6, 2022 (as amended, the “Registration Statement”) and (ii) federal and state securities laws (the “Permitted Encumbrances”). Except for the Letter Agreement, for which the Sponsor has obtained a waiver pursuant to Section 4.D, the Sponsor is not subject to any agreements, arrangements, options, warrants, calls, rights, commitments or other restrictions relating to the sale, transfer, purchase, redemption or voting of the Purchased Interests.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Sponsor of this Agreement or the consummation by the Sponsor of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Sponsor nor, to its actual knowledge, any of its officers, directors or beneficial shareholders of 20% or more of its issued and outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

F. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Sponsor, threatened against or affecting SPAC, the Sponsor or any of the respective officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

G. Investment Representations.

(i) Sponsor is acquiring the Scilex Shares, for the Sponsor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Sponsor is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Sponsor has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Sponsor understands that the Scilex Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties of the Sponsor set forth herein in order to determine the availability of such exemptions and the eligibility of the Sponsor to acquire such Scilex Shares.

(iv) The Sponsor decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Sponsor has been furnished with all materials relating to the business, finances and operations of the Purchaser and materials relating to the offer and sale of the Scilex Shares which have been requested by the Sponsor. The Sponsor understands that its investment in the Scilex Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Scilex Shares.

(vi) The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Scilex Shares or the fairness or suitability of the investment in the Scilex Shares by the Sponsor nor have such authorities passed upon or endorsed the merits of the offering of the Scilex Shares.

(vii) The Sponsor understands that: (a) the Scilex Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; neither the Purchaser nor any other person is under any obligation to register the Scilex Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Scilex Shares will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the Scilex Shares are issued in book entry form) relating to the foregoing.

(viii) The Sponsor has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies such as the Purchaser, is capable of evaluating the merits and risks of an investment in the Scilex Shares and is able to bear the economic risk of an investment in the Scilex Shares in the amount contemplated hereunder for an indefinite period of time. The Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Scilex Shares. The Sponsor can afford a complete loss of its investment in the Scilex Shares.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Sponsor to enter into this Agreement and sell the Purchased Interests to the Purchaser, the Purchaser hereby represents and warrants to the Sponsor (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the purchase of the Purchased Interests have been duly authorized by the Purchaser as of each Closing Date. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Purchased Interests, for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Purchased Interests are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Sponsor is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Purchased Interests.

(iv) The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of SPAC and materials relating to the offer and sale of the Purchased Interests which have been requested by the Purchaser. The Purchaser has received a copy of, and has read, the Registration Statement. The Purchaser has been afforded the opportunity to ask questions of the manager of the Sponsor. The Purchaser understands that its investment in the Purchased Interests involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Purchased Interests.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Interests or the fairness or suitability of the investment in the Purchased Interests by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Interests.

(vii) The Purchaser understands that: (a) the Purchased Interests have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration and Shareholder Rights Agreement, dated as of April 6, 2022, by and among the SPAC, the Sponsor and the other holder signatories thereto, neither SPAC nor any other person is under any obligation to register the Purchased Interests under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Purchased Interests will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the Purchased Interests are issued in book entry form) relating to the foregoing. The Purchaser further understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. In addition, pursuant to clause (i) of Rule 144 adopted pursuant to the Securities Act, Rule 144 would not be available for resale transactions of the Purchased Interests until the one-year anniversary following consummation of an initial business combination.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies such as the SPAC, is capable of evaluating the merits and risks of an investment in the Purchased Interests and is able to bear the economic risk of an investment in the Purchased Interests in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Purchased Interests. The Purchaser can afford a complete loss of its investment in the Purchased Interests.

(ix) The Purchaser confirms that it understands that the Purchased Interests have the terms and restrictions (including being subject to the lockup and other transfer restrictions) set out in the Registration Statement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to pay the Cash Consideration and deliver the Scilex Shares in consideration for the Purchased Interests are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Sponsor contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Sponsor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D. Corporate Consents. The Sponsor shall have obtained (i) the written consent of its sole manager, authorizing the execution, delivery and performance of this Agreement, and (ii) the written waiver of US Tiger Securities, Inc. and EF Hutton, division of Benchmark Investments, LLC, as the representatives of the several underwriters to the initial public offering of SPAC in accordance with the applicable provisions of the Letter Agreement, the Underwriting Agreement (as defined in the Registration Statement), and any other agreement to which the Sponsor is a party or which the Purchased Interests are subject, waiving any and all lock-up, transfer or similar restrictions on the sale and transfer of the Purchased Interests so as to allow the transfer of such Purchased Interests to the Purchaser hereunder.

Section 5. Conditions of the Sponsor’s Obligations. The obligations of the Sponsor to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before each Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D. Payment for Shares. The Purchaser shall have paid the applicable portion of the Purchase Price in full on the applicable Closing Date.

Section 6. Termination. This Agreement (A) shall terminate upon any termination of the Merger Agreement in accordance with its terms and (B) may be terminated at any time by the mutual written consent of the Sponsor and the Purchaser. In the event that this Agreement is terminated prior to the Second Closing Date pursuant to this Section 6, the parties agree that, concurrently with such termination of this Agreement, (i) the Purchased Interests held by the Purchaser shall be returned to the Sponsor free and clear of all liens, claims and encumbrances of any kind (other than any Permitted Encumbrances), together with all rights attaching to them, (ii) the Sponsor shall refund the Cash Consideration in full to the Purchaser by wire transfer of immediately available funds to an account to be designated by the Purchaser, and (iii) the obligation of the Purchaser to issue the Scilex Shares to the Sponsor, as set forth in Section 1.A, shall automatically terminate and be of no force and effect.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof. Any purported assignment of this Agreement or any rights or obligations hereunder in violation of this Section 8.A shall be void.

B. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

C. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

F. Jurisdiction. Any proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any proceeding brought pursuant to this Section 8.F.

G. Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY PROCEEDING OF ANY KIND OR NATURE, IN ANY COURT IN WHICH A PROCEEDING MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

H. Publicity. Except as required by law and except with respect to Scilex’s and SPAC’s public filings with the SEC, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their reasonable best efforts to cause a mutually agreeable release or public disclosure to be issued.

I. Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Sponsor and Purchaser, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SPONSOR:

DENALI CAPITAL GLOBAL INVESTMENTS LLC

By:	/s/ Jiandong Xu
Name:	Jiandong Xu
Title:	Manager

PURCHASER:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

[Signature Page to Sponsor Interest Purchase Agreement]

Exhibit 10.4

CONTRIBUTION AND SATISFACTION OF INDEBTEDNESS AGREEMENT

This CONTRIBUTION AND SATISFACTION OF INDEBTEDNESS AGREEMENT (this “Agreement”), entered into as of August 30, 2024 (the “Agreement Date”), is made and entered into by and between SCILEX HOLDING COMPANY, a Delaware corporation (“Scilex”), and SEMNUR PHARMACEUTICALS, INC., a Delaware corporation and wholly owned subsidiary of Scilex (“Semnur”).

RECITALS

WHEREAS, Semnur owes to Scilex the amounts set forth on Schedule 1 hereto, including accrued and unpaid interest thereon, if any, as of June 30, 2024 (as such schedule and amounts may be updated pursuant to the terms hereof, the “Aggregate Outstanding Amount” or “Outstanding Indebtedness”), for certain loans and other amounts provided by Scilex to Semnur; and

WHEREAS, Semnur and Scilex desire that (i) Scilex shall contribute the Outstanding Indebtedness to Semnur in exchange for the issuance by Semnur to Scilex of preferred stock of Semnur, and (ii) upon the occurrence of the events described in clause (i), the Aggregate Outstanding Amount and the Outstanding Indebtedness shall be satisfied in full and irrevocably and automatically discharged, terminated and released.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and agreed, hereby agree as follows:

1.	Contribution of Outstanding Indebtedness.

(a) Not less than three business days prior to the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 30, 2024 (as may be amended, restated, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the closing thereunder, “Denali”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali, and Semnur, Scilex shall deliver to Semnur an updated Schedule 1 which shall reflect all loans and other amounts payable by Semnur (including all accrued and unpaid interest, as and if applicable) to Scilex as of and including the date that is immediately prior to the Closing Date (as defined in the Merger Agreement) and references in this Agreement to the “Aggregate Outstanding Amount” or “Outstanding Indebtedness” shall mean the Aggregate Outstanding Amount and the Outstanding Indebtedness as so updated; provided, however, that in no event shall the Aggregate Outstanding Amount exceed $60,000,000.

(b) Prior to the Contribution (as defined below), Semnur will file, with the Secretary of State of the State of Delaware, a certificate of designations, in substantially the form attached hereto as Exhibit A, to set forth the designations, powers, rights and preferences and qualifications, limitations and restrictions of the Series A Preferred Stock, par value $0.00001 per share, of the Company (the “Semnur Certificate of Designations” and such stock as designated therein, the “Series A Preferred Stock”).

(c) Effective as of immediately prior to, and contingent upon, the closing of the transactions contemplated by the Merger Agreement, Scilex hereby elects to contribute the Outstanding Indebtedness on Schedule 1 (as amended in accordance with Section 1(a) hereof) to Semnur in exchange for the issuance by Semnur to Scilex of (i) that number of shares of Series A Preferred Stock (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) (the “Shares” and such transaction, the “Contribution”) as is equal to (A) the sum of (1) the Aggregate Outstanding Amount on Schedule 1 (as amended in accordance with Section 1(a) hereof) and (2) the amount that is equal to 10% of such Aggregate Outstanding Amount divided by (B) $11.00 (rounded up to the nearest whole share). The Contribution shall be effective as of immediately prior to, and contingent upon, the closing of the transactions contemplated by the Merger Agreement. Each party agrees to execute any and all additional documents the other parties may reasonably require to effect the Contribution (the “Transaction Documents”). Semnur shall issue the Shares to Scilex in book-entry form on the books and records of Semnur immediately upon the Contribution (the “Closing”) and no certificate shall be issued therefor.

(d) Scilex acknowledges and agrees that in connection with the transactions contemplated by the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each Share shall be cancelled and converted into the right to receive (i) one Domesticated Parent Preferred Share (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement (the “New Semnur Preferred Stock”) which shall have the designations, powers, rights and preferences and qualifications, limitations and restrictions as set forth in the Certificate of Designations of Semnur (the “New Semnur Certificate of Designations”), in substantially the form attached hereto as Exhibit B, and (ii) one-tenth of one Domesticated Parent Common Share.

2. Cancellation of Indebtedness, Representations. Scilex further represents and warrants to Semnur that Scilex is the sole owner of all right, title and interest in and to the Outstanding Indebtedness. Scilex further agrees that (a) upon and as a result of the Contribution and the issuance of the Shares to Scilex, the Outstanding Indebtedness of Semnur owed to Scilex shall be extinguished in its entirety and shall be of no further force or effect and shall be deemed paid and satisfied in full and irrevocably and automatically discharged, terminated and released and (b) Schedule 1 (as amended in accordance with Section 1(a) hereof) accurately and completely sets forth the principal amount and the accrual of any interest, if any, thereto of the Outstanding Indebtedness, and that there exists no other indebtedness or amounts owed by Semnur to Scilex or its affiliates as of immediately prior to the closing of the transactions contemplated by the Merger Agreement.

3. Waiver of Claims. Other than Scilex’s right to receive the Shares pursuant to the Contribution, Scilex hereby waives on its behalf and on behalf of its affiliates any and all demands, claims, suits, actions, causes of action, proceedings, assessments and rights in respect to the Outstanding Indebtedness, including, without limitation, (a) any principal or interest payments due as of immediately prior to the closing of the transactions contemplated by the Merger Agreement in excess of the amounts to be contributed in the Contribution and (b) any rights arising from any past or present default under the Outstanding Indebtedness. Scilex, its affiliates and assigns, shall be solely responsible for all tax payment obligations incurred by Scilex, its affiliates and assigns by reason of payment for or transfer, exchange or delivery of the applicable Outstanding Indebtedness or the issuance of the Shares pursuant to the Contribution and agree to indemnify and hold harmless Semnur and its directors, officers, employees or agents and any person acting on behalf or at the request of Semnur, together with any successors or assigns of the foregoing, from and against any and all such taxes, as well as any penalties and interest arising therefrom.

4. Further Actions. Scilex agrees to promptly take, at Scilex’s sole cost and expense, any further action and to execute any and all additional documents or instruments, in each case as reasonably requested by Semnur, to terminate any liens or security interests that have arisen in connection with the Outstanding Indebtedness, if any. Scilex agrees to deliver any of the original evidence of the Outstanding

Indebtedness to Semnur (if such original evidence exists and is in Scilex’s possession) for cancellation on or before the Contribution.

5. Expenses. Except as provided in the first sentence of Section 4 of this Agreement, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6. Representations and Warranties of Semnur. Semnur represents and warrants to Scilex as of the date of this Agreement as set forth below:

(a) Organization, Good Standing and Qualification. Semnur is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Semnur is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on such party or its business.

(b) Authorization; Binding Obligations. Semnur has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out its provisions. All corporate action on the part of Semnur, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the such party hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto pursuant to Semnur’s Amended and Restated Certificate of Incorporation (as shall be amended as set forth in Section 1(b)) has been taken or shall have been taken prior to such sale, issuance and delivery of the Shares. This Agreement, when executed and delivered, will be a valid and binding obligation of such party enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of such party’s rights and (ii) general principles of equity that restrict the availability of equitable remedies.

(c) Offering Valid. Assuming the accuracy of the representations and warranties of Scilex contained in Section 7 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither Semnur nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by Semnur within the registration provisions of the Securities Act or any state securities laws.

(d) Shares. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Semnur Certificate of Designations.

7. Representations and Warranties of Scilex. Scilex represents and warrants to Semnur as of the date of this Agreement as set forth below:

(a) Requisite Power and Authority. Scilex has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out its provisions. All corporate action on Scilex’s part required for the authorization and delivery of this Agreement has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of Scilex, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of Scilex’s rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. Scilex understands that the Shares have not been and will not be registered under the Securities Act. Scilex also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Scilex’s representations contained in the Agreement.

(c) Economic Risk. Scilex has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Semnur so that it is capable of evaluating the merits and risks of its investment in Semnur and has the capacity to protect its own interests. Scilex must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Scilex understands that Semnur has no present intention of registering the Shares or any shares of its capital stock. Scilex also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Scilex to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Scilex might propose.

(d) Acquisition for Own Account. Scilex is acquiring the Shares for Scilex’s own account for investment only, and not with a view towards their distribution.

(e) Accredited Investor. Scilex is an accredited investor within the meaning of Regulation D under the Securities Act.

(f) Rule 144. Scilex acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Scilex has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Semnur, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Residence. Scilex resides in the state identified in the address of Scilex set forth on its signature page hereto.

8. Entire Agreement. This Agreement and the Transaction Documents, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Agreement.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts among California residents entered into and performed entirely within California.

10. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

11. Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this CONTRIBUTION AND SATISFACTION OF INDEBTEDNESS AGREEMENT as of the date first written above.

SCILEX HOLDING COMPANY

By:	/s/ Stephen Ma

Name:	Stephen Ma
Title:	Chief Financial Officer

Address:	960 San Antonio Road
Palo Alto, CA 94303

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah

Name:	Jaisim Shah
Title:	Chief Executive Officer

Address:	960 San Antonio Road
Palo Alto, CA 94303

Exhibit 10.5

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”), dated as of August 30, 2024, is made and entered into by and between Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing, the “Company”), and Scilex Holding Company, a Delaware corporation (“Stockholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of August 30, 2024 (as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to its terms, the “Merger Agreement”), by and among the Company, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Semnur Pharmaceuticals, Inc., a Delaware corporation;

WHEREAS, pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement, the Company will issue Series A Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”), to Stockholder in connection with the Merger (the “Preferred Consideration Shares”); and

WHEREAS, in connection with the Merger Agreement and effective upon the consummation of the Merger and the other transactions contemplated thereby, the parties hereto wish to set forth certain understandings between such parties, including with respect to certain governance and other matters of the Company.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Election of Directors.

(a) From and after the Effective Time, Stockholder shall have the right, but not the obligation, to designate each director to be nominated, elected or appointed to the Board of Directors of the Company (each, a “Stockholder Designee” and collectively, the “Stockholder Designees”), regardless of (i) whether such Stockholder Designee is to be elected to the Board of Directors of the Company (the “Board”) at a meeting of stockholders called for the purpose of electing directors (or by consent in lieu of meeting) or appointed by the Board in order to fill any vacancy created by the departure of any director or increase in the authorized number of members of the Board or (ii) the size of the Board.

(b) For so long as Stockholder has the right under Section 1(a) to designate Stockholder Designees, the Company shall take all Necessary Action to cause each Stockholder Designee to be so nominated, elected or appointed to the Board, including (as applicable) (i) submitting each Stockholder Designee to the Company’s stockholders as the Company’s nominee

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for election at a meeting of the Company’s stockholders, (ii) recommending that such Stockholder Designee be elected by the Company’s stockholders and (iii) soliciting proxies or consents in favor thereof. In the event that any Stockholder Designee shall fail to be elected or appointed to the Board pursuant to the preceding sentence, the Company shall (at the written request of Stockholder) take all Necessary Action to cause an alternative Stockholder Designee to be elected or appointed to the Board, as soon as possible. For so long as Stockholder has the right to designate Stockholder Designees pursuant to Section 1(a), Stockholder may, at any time and from time to time, designate a replacement director therefor, who shall be elected or appointed in accordance with Section 1 of this Agreement and who shall be deemed a “Stockholder Designee” for purposes of this Agreement.

(c) The parties hereto acknowledge and agree that the members of the Board are subject to removal pursuant to the applicable provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Company (as may be amended and/or amended and restated from time to time in accordance with the terms thereof, the “Company Certificate of Incorporation”), and the bylaws of the Company (as may be amended and/or amended and restated from time to time in accordance with the terms thereof, the “Company Bylaws”); provided, however, that the Company shall refrain from taking any actions to cause any Stockholder Designee to be removed without cause except with the written consent of Stockholder.

(d) Stockholder hereby agrees to vote in favor of and to consent to the Stockholder Designees in connection with each vote taken or written consent executed in connection with the election of directors to the Board.

(e) “Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board, to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (i) calling special meetings of stockholders, and (ii) nominating certain persons for election to the Board in connection with the annual or special meeting of stockholders of the Company.

2. Compensation. The Stockholder Designees shall be entitled to compensation pursuant to the Company’s director compensation policy, as such policy may be determined from time to time by the Board or compensation committee thereof.

3. Indemnification; Exculpation. The Stockholder Designees shall be entitled to indemnification, exculpation and reimbursement of fees and expenses to the extent provided for in the Company Certificate of Incorporation and the Company Bylaws. The Company and each Stockholder Designee that is elected or appointed to the Board shall execute the Company’s form of indemnification agreement for its directors and officers and the Company shall maintain directors’ and officers’ indemnity insurance coverage reasonably satisfactory to the Board or compensation committee thereof.

4. Directors Independence. Notwithstanding anything to the contrary herein, the parties hereto shall ensure that the composition of the Board will continue to meet all requirements of the

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applicable Stock Exchange, including with respect to director independence.

5. Protective Provisions. From and after the Effective Time, the Company shall not, and shall cause its subsidiaries not to, without the prior written consent of (A) Stockholder, solely with respect to clauses (a) through (i), and (B) Oramed Pharmaceuticals Inc (“Oramed”), solely with respect to clauses (j) through (p) and only until the date on which all payments under the Oramed Note and all other obligations under the Oramed Note have been paid in full in cash (such date, the “Release Date”):

(a) take any of the actions set forth in clauses (i) through (iii) of Section 7(b) of the certificate of designations filed by the Company in connection with the Merger, providing for, among other things, the designations, powers, rights and preferences and qualifications, limitations and restrictions of the Series A Preferred Stock (as may be amended and/or amended and restated from time to time in accordance with the terms thereof, the “Company Certificate of Designations”);

(b) amend, alter, modify or repeal (whether by merger, consolidation, by operation of law or otherwise) any provisions of the Company Certificate of Incorporation (including the Company Certificate of Designations) or Company Bylaws that would increase or decrease the authorized number of directors constituting the Board;

(c) take any action that would have the effect of increasing or decreasing the number of directors constituting the Board;

(d) amend, alter, modify or repeal (whether by merger, consolidation, reclassification, by operation of law or otherwise) any provisions of the respective charters (and any related organizational documents) of any of the committees of the Board;

(e) file any voluntary petition under any applicable federal or state bankruptcy or insolvency law on behalf of the Company or any subsidiary of the Company;

(f) (i) incur or permit any of its subsidiaries to incur any indebtedness in an aggregate principal amount in excess of $10,000,000 (with “principal amount” for purposes of this definition to include undrawn committed or available amounts) or (ii) enter into, modify, amend or renew (or permit any of its subsidiaries enter into, modify, amend or renew) any contract or other agreement in respect of indebtedness in an aggregate principal amount in excess of $10,000,000 (with “principal amount” for purposes of this definition to include undrawn committed or available amounts);

(g) consummate or otherwise enter into any other contract or agreement to effect any Change of Control (as defined in the Company Certificate of Designations), joint venture or corporate reorganization by the Company or any of its subsidiaries;

(h) declare or pay any dividend or distribution on common stock of the Company (“Common Stock”), other Junior Security (as defined in the Company Certificate of Designations) or Parity Security (as defined in the Company Certificate of Designations);

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(i) purchase, redeem or otherwise acquire for consideration by the Company, directly or indirectly, any Common Stock, other Junior Security or Parity Security (except as necessary to effect (i) a reclassification of any Junior Security for or into other Junior Securities, (ii) a reclassification of any Parity Security for or into other Parity Securities with the same or lesser aggregate liquidation preference, (iii) a reclassification of any Parity Security into a Junior Security, (iv) the exchange or conversion of any Junior Security for or into another Junior Security, (v) the exchange or conversion of any Parity Security for or into another Parity Security with the same or lesser per share dividend rights and liquidation amount, (vi) the exchange or conversion of any Parity Security for or into any Junior Security or (vii) the settlement of incentive equity awards (including any applicable withholdings and the net exercise of options) in accordance with the terms thereof);

(j) enter into any amendment, modification or waiver of any provision of this Agreement, the Merger Agreement, the Parent Certificate of Incorporation, the Parent Bylaws, the Semnur Pharmaceuticals, Inc. 2024 Stock Option Plan, the Stockholder Support Agreement, the Domesticated Parent Certificate of Designations or the Debt Exchange Agreement or enter into, amend, modify or waive any other agreement, in each case, that (i) adversely affects the rights, privileges, preferences or obligations of any class or series of capital stock of the Company held by the Stockholder or any of its controlled Affiliates (including any amendment, modification or waiver of any of the provisions of this Agreement set forth in Sections 5(a), (e), (f), (g), (h), (i) or (j) through (p) hereof following the Effective Time), or (ii) alters the manner of or timing for the calling of stockholder meetings or actions by written consent of the stockholders of the Company or alters the election or removal of members of the Board;

(k) approve the issuance of any capital stock of the Company (or reclassifying any existing class or series of capital stock of the Company) or any class or series of equity securities convertible or exchangeable for capital stock of the Company if, as the result of such issuance (or such conversion or exchange), the aggregate capital stock of the Company held by the Stockholder would constitute less than 55% of the fully-diluted share capital or of the voting power of the outstanding shares of Company capital stock;

(l) form any subsidiary that is not wholly-owned and controlled by the Company (or another wholly-owned and controlled subsidiary of the Company) or the issuance of any capital stock of any subsidiary that causes it to cease to be so wholly-owned and controlled by the Company (or another wholly-owned and controlled subsidiary of the Company);

(m) enter into any exclusive license or royalty agreement or sale of material intellectual property or assets of the Company or any of its subsidiaries, other than exclusive licenses or royalty agreements in non-U.S. jurisdictions which licenses are on terms (including as to the amount, timing and pricing of royalty or other payments and the duration of such license or agreement, which in any event shall not be perpetual) not less favorable to the Company and such of its Affiliates (as defined in the that certain Securities Purchase Agreement, dated as of September 21, 2023, between Stockholder, Oramed, as the initial purchaser, and Acquiom Agency Services LLC, a Colorado limited liability company, as agent) (the “Oramed SPA”) than would be obtained in a reasonable, arm’s length transaction between sophisticated, unaffiliated parties;

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(n) permit any Company Option granted to any individual who is or was an officer, manager, director or senior employee of Scilex or any of its controlled Affiliates or to any related party of any such Person (each, a “Scilex Insider”) (or any trust, Affiliate or related party thereof) under the Semnur Pharmaceuticals, Inc. 2024 Stock Option Plan prior to the date of the Merger Agreement to (i) be or become exercisable, eligible for exchange, redemption or repurchase, eligible to participate in any dividends or distributions (including the proceeds of any Change of Control Transaction (as defined in the Oramed SPA)) or have any voting rights in respect of the Company, or (ii) be amended, modified, any rights thereunder accelerated or any obligations thereunder waived;

(o) permit the Company to consummate any transaction pursuant to which (i) any Scilex Insider (irrespective of the capacity in which such individual is acting) may be paid compensation (including in respect of base compensation or bonus compensation, whether in the form of cash, equity interests or other in-kind remuneration), unless, in each case, such payment is contingent entirely upon the occurrence of the Release Date, or (ii) any Scilex Insider (irrespective of the capacity in which such individual is functioning) would have any right or entitlement to receive any severance, retention, change of control or similar payment (whether in the form of cash, equity interests or other in-kind remuneration); provided, that agreements with respect to any of the foregoing may be entered into, approved or adopted by or on behalf of the Company so long as the effectiveness of any such agreement is conditioned upon the occurrence of the Release Date; or

(p) enter into any transaction or agreement providing for any of the actions set forth in Sections 5(j) through (o) hereof.

6. Right to Attend Committee Meetings.

(a) From and after the Effective Time, Stockholder shall have the right to appoint a representative of Stockholder (an “Observer”) to attend all meetings of the committees of the Board. For so long as Stockholder has the right under the immediately preceding sentence to appoint the Observer, the Company shall provide the Observer copies of all notices, agendas, minutes, consents and other materials that the Company provides to the members of the applicable committee of the Board; provided, however, that the Company reserves the right to exclude such Observer from access to any material or meeting or portion thereof if the Company reasonably believes upon advice of outside counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, if there is a conflict of interest between the Company and Stockholder with respect to such material or meeting or for other similar reasons.

(b) Stockholder agrees, and shall cause any Observer to agree, to use the same degree of care as Stockholder uses to protect its own confidential information to keep confidential any information furnished to it pursuant to this Section 6; provided, that Stockholder and any Observer may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of Stockholder or Observer as long as such partner, subsidiary or parent is advised of and agrees or has agreed in writing to be bound by the confidentiality provisions of this Section 6(b) or comparable restrictions; (ii) at such time as it enters the public domain through no fault of Stockholder or its representatives or such Observer; (iii) that is communicated to Stockholder or

5

Observer free of any obligation of confidentiality; (iv) that is developed by Stockholder or Observer or its agents independently of and without reference to any confidential information communicated by or on behalf of the Company; or (v) as required by applicable law; provided that Stockholder promptly notifies the Company of such disclosure (unless prohibited by law) and takes, if reasonably requested by the Company, reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, Stockholder may disclose such confidential or proprietary information to its attorneys, accountants, consultants and other professionals who are subject to a duty of confidentiality and agree to be bound by the confidentiality provisions of this Section 6(b) or comparable restrictions, in each case only to the extent necessary to obtain their services in connection with monitoring its investment in the Company.

7. Representations and Warranties of the Company. The Company represents and warrants to Stockholder that (a) the Company has the corporate power and authority to execute this Agreement, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or agreement to which the Company is a party or by which it is bound.

8. Representations and Warranties of Stockholder. Stockholder represents and warrants to the Company that (a) Stockholder has the corporate power and authority to execute this Agreement, (b) this Agreement has been duly authorized, executed and delivered by Stockholder, and is a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of Stockholder as currently in effect, (d) the execution, delivery and performance of this Agreement by Stockholder does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Stockholder, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract,

6

commitment, understanding or arrangement to which such member is a party or by which it is bound.

9. Miscellaneous.

(a) Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand or recognized courier service, on the date of delivery, and otherwise on the first business day after such delivery; (ii) if by electronic means (including email), on the date that transmission is confirmed electronically; or (iii) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to the Company (prior to the Closing):

Denali Capital Acquisition Corp.

437 Madison Avenue. 27th Floor

New York, New York 10022

Attn: Lei Huang

Email: lei.huang@itradeup.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

800 Capitol Ave, Suite 2400

Houston, TX 77002

Attn: Michael J. Blankenship

Email: mblankenship@winston.com

If to the Company (following the Closing):

Semnur Pharmaceuticals, Inc.

960 San Antonio Road

Palo Alto, CA 94303

Email: jshah@semnurpharma.com

if to Stockholder:

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Email: jshah@scilexholding.com

(b) Amendments; No Waivers; Remedies.

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(i) This Agreement cannot be amended, except by a writing signed by each of the parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(ii) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

(d) Entire Agreement. This Agreement, together with the agreements and other documents referenced herein, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

(e) Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

(f) Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto, other than (i) Section 1, Section 2 and Section 3, with respect to which each applicable Stockholder Designee shall be an express third party beneficiary, and (ii) Oramed shall be an intended third-party beneficiary of this Agreement with respect to Sections 5(j) through (p) and shall be entitled to assert any claims and enforce Sections 5(j) through (p) of this Agreement in law or in equity the same as if it were party hereto.

(g) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

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(h) Jurisdiction. Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 9(h).

(i) Waiver of Jury Trial; Exemplary Damages.

(i) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY PROCEEDING OF ANY KIND OR NATURE, IN ANY COURT IN WHICH A PROCEEDING MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(ii) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(j) Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

(k) Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of (i) termination of the Merger Agreement in accordance with its terms, (ii) mutual written agreement of the parties hereto and, (iii) following the issuance of the Preferred Consideration Shares, the date upon which Stockholder (together with its Affiliates (as defined in

9

the Company Certificate of Incorporation)), subsidiaries, successors and assigns (other than the Company and its subsidiaries) ceases to own the Preferred Consideration Shares. In the event of the termination of this Agreement as provided in this Section 9(k), this Agreement shall become null and void without any further action by any party hereto (other than Section 3, Section 6(b) and the provisions of this Section 9).

[Signature Pages to Follow.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

THE COMPANY:

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
Name:	Lei Huang
Title:	Chief Executive Officer

STOCKHOLDER:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

[Signature Page – Stockholder Agreement]

Exhibit 10.6

ORAMED PHARMACEUTICALS, INC.

August 30, 2024

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

RE:  Amendment to Certain Warrants

Ladies and Gentlemen:

Reference is made to (i) that certain Warrant to Purchase Common Stock No. ORMP CS-1 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-1 Warrant”), dated as of September 21, 2023 and issued by Scilex Holding Company (the “Company”) to Oramed Pharmaceuticals, Inc. (“Oramed”), (ii) that certain Warrant to Purchase Common Stock No. ORMP CS-2 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-2 Warrant”), dated as of September 21, 2023 and issued by the Company to Oramed and (iii) that certain Warrant to Purchase Common Stock No. ORMP CS-4 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-4 Warrant”), dated as of September 21, 2023 and issued by the Company to Oramed.

Pursuant to each of the CS-1 Warrant, CS-2 Warrant and CS-4 Warrant, Oramed may purchase up to 4,500,000, 2,125,000 and 2,125,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), respectively (each subject to adjustment as provided therein). Capitalized terms used and not defined herein shall have their respective meanings as set forth in the CS-1 Warrant, the CS-2 Warrant and the CS-4 Warrant, as applicable.

The Company and Oramed hereby agree that:

(a) Notwithstanding the definition of the “Exercise Eligibility Date” in the CS-1 Warrant, Oramed may exercise the CS-1 Warrant in respect of the purchase of up to 4,500,000 (subject to adjustment as provided therein) shares of Common Stock subject to such warrant at any time after the date on which the Merger Agreement has been fully executed by the parties thereto. For purposes of this letter agreement, the “Merger Agreement” means an Agreement and Plan of Merger to be entered into among Denali Capital Acquisitions Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. The Company shall notify Oramed of the date of the Merger Agreement promptly following the execution thereof by the parties thereto, unless such execution is otherwise promptly disclosed publicly by the Company.

(b) Notwithstanding the definition of the “Exercise Eligibility Date” in the CS-2 Warrant, Oramed may exercise the CS-2 Warrant in respect of the purchase of up to 937,500 (subject to adjustment as provided therein) shares of Common Stock subject to such warrant at any time after the date on which the Merger Agreement has been fully executed by the parties thereto. For the avoidance of doubt, the remaining 1,187,500 shares (subject to adjustment as provided therein) of Common Stock subject to the CS-2 Warrant shall only be exercisable on or after the Exercise Eligibility Date as defined therein.

(c) Notwithstanding the definition of the “Vesting Date” in the CS-4 Warrant, the CS-4 Warrant shall fully vest upon the execution of the Merger Agreement. For the avoidance of doubt, the CS-4 Warrant shall only be exercisable on or after the Exercise Eligibility Date as defined therein.

(d) To the extent of any conflict between the terms of the CS-1 Warrant, the CS-2 Warrant or the CS-4 Warrant and the applicable provisions of this letter agreement in respect thereof, this letter agreement shall control.

This letter agreement shall automatically terminate if the Merger Agreement is not fully executed by 11:59 p.m. Pacific Time on the date that is four business days from the date hereof.

This letter agreement may be executed in one or two counterparts, all of which when taken together shall be considered one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

Acknowledged and agreed by:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

(Signature page to Oramed Warrant Side Letter)

Exhibit 99.1

FOR IMMEDIATE RELEASE September 3, 2024

Semnur Pharmaceuticals, Inc., a Wholly Owned Subsidiary of Scilex Holding Company, and Denali Capital Acquisition Corp. (Nasdaq: DECA) Announce Signing of a Merger Agreement for a proposed Business Combination, Providing for a Pre-Transaction Equity Value of Semnur of $2.5 Billion

•

Semnur Pharmaceuticals, Inc. (“Semnur”), a wholly owned subsidiary of Scilex Holding Company (Nasdaq: SCLX, “Scilex”), and Denali Capital Acquisition Corp. (Nasdaq: DECA, the “SPAC”) announce the signing of an agreement and plan of merger for a proposed business combination (the “Business Combination Agreement”), which provides for a pre-transaction equity value of Semnur of $2.5 billion. The Board of Scilex, Semnur, and Denali Capital Acquisition Corp. have approved the proposed transaction.

•

The proposed business combination would create a publicly traded biopharma company and further provide investment into Semnur for the development of a non-opioid product, SP-102 (10 mg injectable dexamethasone sodium phosphate viscous gel), or SEMDEXA™, a Phase 3 novel non-opioid, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status.

•

Based on the independent market research conducted by Syneos Health Consulting in 2020 and 2021, given the potential substantial utilization of SP-102 (SEMDEXA™), by the 5th year of launch, sales of SEMDEXA™ in sciatica are projected to reach $1.5 billion to $2.0 billion annually.

•

Scilex is expected to be the majority holder of the combined company following completion of the proposed business combination, which is expected to close by the first quarter of 2025; the combined company will be led by a management team with proven track record in industry experience.

•

As previously disclosed, the Board of Directors of Scilex approved a resolution to authorize a potential dividend of up to 10% of Scilex’s ownership interest in Semnur in connection with certain transactions, including a merger, subject to the registration of Semnur’s common stock (or such securities, property or other assets into which or for which such stock may be exchanged or converted in such a transaction) with the Securities and Exchange Commission (“SEC”). No record date has been set for such dividend and the Scilex board of directors may determine not to proceed with such dividend.

PALO ALTO, CALIFORNIA – September 3, 2024 (GLOBE NEWSWIRE) - Semnur Pharmaceuticals, Inc. (“Semnur”), a wholly owned subsidiary of Scilex Holding Company (Nasdaq: SCLX, “Scilex”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, and Denali Capital Acquisition Corp., a Cayman Islands exempted company and special purpose acquisition company (Nasdaq: DECA, the “SPAC”), today announced the signing of an agreement and plan of merger for a

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proposed business combination , by and among Semnur, the SPAC and Denali Merger Sub Inc., a Delaware Corporation and wholly owned subsidiary of the SPAC, which provides for a pre-transaction equity value of Semnur at $2.5 billion. Prior to the closing of the transaction, the SPAC will be redomesticated as a Delaware corporation. Upon closing of the transaction, the combined company (the “Combined Company”) will be renamed Semnur Pharmaceuticals, Inc., and its common stock and warrants are expected to be listed on Nasdaq under the ticker symbols “SMNR” and “SMNRW”, respectively. The boards of directors of each of the SPAC, Semnur and Scilex have unanimously approved the proposed transaction. The closing of the transaction, which is expected to occur by the first quarter of 2025, is subject to the approval of the SPAC’s shareholders, any applicable regulatory approval, and the satisfaction or waiver of certain other closing conditions.

Semnur is a clinical-late stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s lead program, SP-102 (SEMDEXA™), is the first non-opioid novel injectable corticosteroid gel formulation for patients with moderate to severe chronic radicular pain/sciatica, containing no preservatives, surfactants, solvents, or particulates. If approved by the FDA, SP-102 (SEMDEXA™) will be available in a pre-filled syringe formulation and will be administered as an epidural injection for the treatment of sciatica. Semnur has completed a Phase 3 trial for SP-102, which met primary and important key secondary endpoints, with SP-102 (SEMDEXA™) treatment decreasing pain intensity for over a month in sciatica patients and resulting in statistically significant and clinically meaningful improvement in the disability index score while maintaining safety comparable to placebo. The Phase 3 topline data result was presented at the American Society of Interventional Pain (ASIPP) conference in Las Vegas in May 2022 in an oral presentation by Dr. Nebojsa Nick Knezevic, M.D., Ph.D., Professor of Anesthesiology and Surgery, College of Medicine, University of Illinois at Chicago, President of the Illinois Society of Interventional Pain Physicians, Director-at-Large of the North American Society of Neuromodulation, Vice-Chair for Research and Education, Advocate Illinois Masonic Medical Center, Department of Anesthesiology and Pain Management. This Phase 3 study represents a potential significant improvement in treatment of adult patients with lumbosacral radicular pain (sciatica), who struggle with the clinical consequences of no currently FDA approved therapies, suboptimal formulations of corticosteroids used off-label and/or excess pain and disability. Download the presentation by clicking here.

The results of the pivotal registration trial of SP-102 (SEMDEXA™) were published in PAIN on June 14, 2024, the official journal of the International Association for the Study of Pain, which features original research on the nature, mechanisms and treatment of pain. Download the publication by clicking here.

“With Semnur on its way to becoming a publicly-traded company, our unique model continues to demonstrate the multiple ways that we can unlock the value of Scilex and enhance our shareholders’ value. I believe this business combination will enable us to advance our growth strategy, which includes gaining access to public markets and exploring potential partnerships and global pharma collaborations for our product candidate, SP-102 (SEMDEXA™). I am proud of the many landmark milestones achieved by the Scilex team since Scilex made its debut on Nasdaq on November 11, 2022, including continuous revenue growth in ZTlido®, successful launch of ELYXYB® in April 2023 as well as the recent launch of Gloperba® in June 2024, and completion of our pivotal Phase 3 study for SP-102 (SEMDEXATM) with a

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highly successful study results in demonstrating robust efficacy and safety in sciatica patients”, said Jaisim Shah, Chief Executive Officer and President of Scilex.

The description of the transaction contained herein is only a summary and is (qualified in its entirety by reference to the Merger Agreement relating to the transaction. A copy of the Merger Agreement and this press release will be filed by Scilex with the Securities and Exchange Commission (the “SEC”) as exhibits to a Current Report on Form 8-K, which can be accessed through the SEC’s website at www.sec.gov. For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

Paul Hastings LLP is serving as legal counsel to Semnur and Winston & Strawn LLP is serving as legal counsel to the SPAC.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

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In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), which is held through Semnur and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

About Semnur Pharmaceuticals, Inc.

Semnur Pharmaceuticals, Inc. (“Semnur”) is a clinical-late stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s lead program, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur Pharmaceuticals, Inc. is headquartered in Palo Alto, California.

About Denali Capital Acquisition Corp.

Denali Capital Acquisition Corp. (Nasdaq: DECA, the “SPAC”) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Important Information and Where to Find It

This press release relates to a proposed transaction between Semnur and the SPAC and does not contain all the information that should be considered concerning the potential business combination and is not intended to form the basis of any investment decision or any other decision in respect of the potential business combination. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, the SPAC will file relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement/prospectus. Investors and security holders of the SPAC are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the transaction that the SPAC files with the SEC when, and if, they become available because they will contain important information about the SPAC, Semnur and the proposed transaction. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction (when and if they become available), and any other documents filed by the SPAC with the SEC, may be obtained free of

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charge at the SEC’s website (www.sec.gov). The documents filed by the SPAC with the SEC also may be obtained free of charge upon written request to:

Denali Capital Acquisition Corp.

437 Madison Avenue, 27th Floor

New York, NY 10022

Participants in the Solicitation

The SPAC and its directors and executive officers may be deemed participants in the solicitation of proxies from the SPAC’s shareholders with respect to the proposed business combination. Information about the SPAC’s directors and executive officers and a description of their interests in the SPAC will be included in the proxy statement/prospectus for the proposed transaction and will be available at the SEC’s website (www.sec.gov). Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed transaction when available.

Semnur and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the SPAC in connection with the proposed business combination. Information about Semnur’s directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement/prospectus for the proposed transaction.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the SPAC, the combined company or Semnur, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries and the SPAC and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the SPAC, Scilex and its subsidiaries, including but not limited to Semnur, statements regarding the proposed business combination between Semnur and the SPAC, including the potential listing of the combined company’s common stock and warrants on Nasdaq, obtaining the approval from the SPAC’s shareholders, the expectation that the SPAC will file a registration statement on Form S-4 with the SEC,

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which would include a proxy statement/prospectus, the estimated or anticipated future results and benefits of the combined company following the proposed business combination, including the ability of the parties to successfully consummate the proposed business combination, the timing of the closing of the proposed business combination, future opportunities for the combined company, Semnur and the combined company’s proposed business strategies, the estimated pre-transaction equity valuation of Semnur, the estimated sales for SP-102, the Company’s outlook, goals and expectations for 2024, and the Company’s development and commercialization plans. Although each of the SPAC and Scilex and its subsidiaries believes that it has a reasonable basis for each forward-looking statement contained in this press release, each of the SPAC and Scilex and its subsidiaries caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the proxy statement/prospectus included in the registration statement on Form S-4 relating to the proposed transaction, which is expected to be filed by the SPAC with the SEC, and described in other documents filed by the SPAC or Scilex from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither the SPAC nor Scilex and its subsidiaries can assure you that the forward-looking statements in this communication will prove to be accurate.

Risks and uncertainties that could cause actual results of Scilex and the SPAC to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: the inability of the parties to consummate any proposed business combination transaction for any reason, including any failure to satisfy or waive any closing conditions; changes in the structure, timing and completion of the proposed transaction between the SPAC and Semnur; the SPAC’s ability to continue its listing on the Nasdaq Capital Market until closing of the proposed transaction; the combined company’s ability to gain approval to list its securities on Nasdaq upon closing of the proposed transaction; the ability of the parties to achieve the benefits of the proposed transaction, including future financial and operating results of the combined company; the ability of the parties to realize the expected synergies from the proposed transaction; risks related to the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed business combination; risks associated with the unpredictability of trading markets; general economic, political and business conditions; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s and the SPAC’s most recent periodic reports filed with the SEC, including their

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Annual Reports on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company and the SPAC have respectively filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex and the SPAC undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

Investors and Media

Denali Capital Acquisition Corp.

437 Madison Avenue, 27th Floor

New York, NY 10022

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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Exhibit 99.2